UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 13, 2018

DD’s Deluxe Rod Holder Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-204518	61-1748028
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3rd Floor, Golden Sunset Community, Wencang Village, Yueping Township, Yan Feng District,

Hengyang City, Hunan Province, China 421000

(Address of principal executive offices)

+86 0734-8476607

(Registrant’s telephone number, including area code)

Room 402, Unit 1, Building 1, No. 1 Huaxing Street,

Zhengxiang District, Hengyang City, Hunan

Province, China 421000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

SPECIAL NOTE REGARDING FORWARD LOOKING STATEMENTS

This report contains forward-looking statements. The forward-looking statements are contained principally in the sections entitled “Business,” “Risk Factors,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations.” These statements involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any historical results and future results, performances or achievements expressed or implied by the forward-looking statements. These risks and uncertainties include, but are not limited to, the factors described in the section captioned “Risk Factors” and the following factors:

●	Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

●	We may continue to incur losses in the future, and may not be able to return to profitability, which may cause the market price of our shares to decline.

●	Our business plan is based on a relatively new model that may not be successful and we may not successfully implement our business strategies.

In some cases, you can identify forward-looking statements by terms such as “anticipates,” “believes,” “could,” “estimates,” “expects,” “intends,” “may,” “plans,” “potential,” “predicts,” “projects,” “should,” “would” and similar expressions intended to identify forward-looking statements. Forward-looking statements reflect our current views with respect to future events and are based on assumptions and subject to risks and uncertainties. Given these uncertainties, you should not place undue reliance on these forward-looking statements. Also, forward-looking statements represent our estimates and assumptions only as of the date of this report. You should read this report and the documents that we reference and filed as exhibits to the report completely and with the understanding that our actual future results may be materially different from what we expect. Except as required by law, we assume no obligation to update any forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in any forward-looking statements, even if new information becomes available in the future.

Use of Certain Defined Terms

In addition, unless the context otherwise requires and for the purposes of this report only, references to:

●	“we,” “us,” “our,” or “our company,” are to the combined business of DD’s Deluxe Rod Holder Inc., a Nevada corporation, and its subsidiaries and other consolidated entities;

●	“GS Group” are to Golden Sunset Group Limited, a Republic of Seychelles company and wholly-owned subsidiary of DD’s Deluxe Rod Holder Inc.;

●	“GS International” are to Golden Sunset International Management Limited, a Republic of Seychelles company and wholly-owned subsidiary of GS Group;

●	“GS Hong Kong” are to Golden Sunset (Hongkong) Lodging Limited, a Hong Kong company and wholly-owned subsidiary of GS International;

●	“GS Shenzhen” are to Xiao De Tian Xia (Shenzhen) Senior Care Service Management Co., Ltd., a PRC company and wholly-owned subsidiary of GS Hong Kong;

●	“GS Technology” are to Shenzhen Golden Sunset Technology Limited, a PRC company and wholly-owned subsidiary of GS Shenzhen;

●	“GS Hunan” are to Hunan Xiao De Tian Xia Senior Care Industry Management Co., Ltd., a PRC company and an variable interest entity;

●	“Hunan Guanzizai” are to Hunan Guanzizai Senior Care Services Co. Ltd., a PRC company and wholly-owned subsidiary of GS Hunan;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“China” and “PRC” refer to the People’s Republic of China;

●	“Renminbi” and “RMB” refer to the legal currency of China;

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●	“U.S. dollars,” “dollars” and “$” refer to the legal currency of the United States;

●	“SEC” are to the U.S. Securities and Exchange Commission;

●	“Exchange Act” are to the Securities Exchange Act of 1934, as amended; and

●	“Securities Act” are to the Securities Act of 1933, as amended.

Market Data and Forecast

Unless otherwise indicated, information in this current report on Form 8-K concerning economic conditions and our industry is based on information from independent industry analysts and publications, as well as our estimates. Except where otherwise noted, our estimates are derived from publicly available information released by third-party sources, as well as data from our internal research, and are based on such data and knowledge of our industry, which we believe to be reasonable. None of the independent industry publications used in this report was prepared on our or our affiliates’ behalf. We acknowledge our responsibility for all disclosures in this report, but caution readers that we have not independently verified the underlying information in such publications and reports.

This report also contains data related to the elderly care industry. These market data include estimates and projections that are based on a number of assumptions. If any one or more of the assumptions underlying the market data turn out to be incorrect, actual results may differ significantly from the projections.

ITEM 1.01	ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

As previously reported in a Current Report on Form 8-K filed, on June 15, 2018, we entered into a share exchange agreement (the “Exchange Agreement”) with GS Group, a Seychelles International Business Company, and shareholders of all outstanding capital stock of GS Group. On November 13, 2018, the same parties entered into Amendment No. 1 to the Exchange Agreement to correct certain typos in Annex A to the Exchange Agreement, which incorrectly stated the number of shares of our common stock that each GS Group shareholder would receive under the Exchange Agreement. Pursuant to terms of the Exchange Agreement, as amended, the shareholders of GS Group, including Ms. Jun Quan, Yingsheng Holdings Limited and Gunda Holdings Limited Company, agreed to transfer all of the shares of GS Group held by them, constituting all of the issued and outstanding stock of GS Group, in exchange for an aggregate of 230,000,000 shares of the Company’s common stock. Our Chairman, CEO and CFO, Jun Quan is the sole director of Yingsheng Holdings Limited and has voting and dispositive power of the securities held by it. The purchase price was determined through arm’s length negotiations among the parties.

ITEM 2.01	COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

On November 13, 2018, we completed the acquisition of GS Group pursuant to the Exchange Agreement, as amended (the “Reverse Merger”). As a result of the transaction, GS Group became our wholly-owned subsidiary and the former shareholders of GS Group became the holders of approximately 98.3% of our issued and outstanding capital stock on a fully-diluted basis. The acquisition was accounted for as a recapitalization effected by a share exchange, wherein GS Group is considered the acquirer for accounting and financial reporting purposes. The assets and liabilities of the acquired entity have been brought forward at their book value and no goodwill has been recognized.

FORM 10 DISCLOSURE

As disclosed elsewhere in this report, on November 13, 2018, we acquired GS Group in the Reverse Merger. Item 2.01(f) of Form 8-K states that if the registrant was a shell company, as we were immediately before the reverse acquisition transaction disclosed under Item 2.01, then the registrant must disclose the information that would be required if the registrant were filing a general form for registration of securities on Form 10.

Accordingly, we are providing below the information that would be included in a Form 10 if we were to file a Form 10. Please note that the information provided below relates to the combined enterprises after our acquisition of GS Group, except that information relating to periods prior to the date of the Reverse Merger only relate to GS Group and its subsidiaries and consolidated entities unless otherwise specifically indicated.

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BUSINESS

Our Corporate History and Background

We were incorporated on September 26, 2014 under the laws of the state of Nevada. We originally intended to build our business by developing, marketing and selling a fishing rod holder for use primarily by ice-fisherman. However, we have conducted limited operations and have had no operating revenues since inception. On April 11, 2018, as a result of a private transaction, our former sole officer and director, Desmond Deschambeault transferred 1,000,000 shares of common stock of the Company, representing 25% of the then issued and outstanding share capital of the Company on a fully-diluted basis, to Liu Ling, for $100,000. In addition, for $122,040.72, Liu Ling acquired 1,200,000 shares of common stock from several non-affiliate shareholders, representing 30% of the issued and outstanding share capital of the Company on a fully-diluted basis. As a result, Liu Ling acquired a total of 55% of the issued and outstanding share capital of the Company on a fully-diluted basis, which caused a change in control of the Company.

Upon the change of control of the Company, which occurred on April 11, 2018, Desmond Deschambeault ceased to be the Company’s President, Treasurer, Secretary and Director. At the same time, Liu Ling became the new President, CEO, CFO, Treasurer, Secretary and Chairman of the Board of Directors of the Company.

On June 15, 2018, we entered into the Exchange Agreement with GS Group and holders of all outstanding capital stock of GS Group, pursuant to which on November 13, 2018, we acquired 100% of the outstanding capital stock of GS Group, and in exchange, we issued to the former shareholders of GS Group an aggregate of 230,000,000 shares of the Company’s common stock. As a result of the Reverse Merger, GS Group became our wholly-owned subsidiary and the former shareholders of GS Group became the holders of approximately 98.3% of our issued and outstanding capital stock on a fully-diluted basis. For accounting purposes, the transaction with GS Group was treated as a reverse acquisition, with GS Group as the acquirer and the Company as the acquired party. Unless the context suggests otherwise, when we refer in this report to business and financial information for periods prior to the consummation of the Reverse Merger, we are referring to the business and financial information of GS Group and its subsidiaries and consolidated entities.

As a result of our acquisition of GS Group, we now own all of the issued and outstanding shares of GS Group, a holding company, which in turn owns all of the equity capital of GS International and its subsidiaries.

GS Group, a Seychelles holding company, was formed on June 28, 2017. Ms. Jun Quan is the sole director of GS Group.

GS International, a Seychelles holding company, was formed on June 28, 2017. Ms. Jun Quan is the sole director of GS International.

GS Hong Kong, a Hong Kong company, was formed on July 18, 2017. The sole director of GS Hong Kong is Ms. Jun Quan.

GS Shenzhen, a PRC company, was formed on November 3, 2017. Its legal representative is Jun Quan.

GS Technology, a PRC company, was formed on January 20, 2016. Its legal representative is Qin Zhang.

GS Hunan, a PRC company, was formed on March 22, 2017. Its legal representative is Xinyou Tang.

Hunan Guanzizai, a PRC company, was formed on September 27, 2017. Its legal representative is Peng Liu.

As described below in more detail, through our PRC VIEs, GS Hunan and Hunan Guanzizai, which have contractual arrangements with GS Shenzhen, we are in the business of elderly care.

Our Corporate Structure

On November 6, 2017, our indirectly wholly-owned Chinese subsidiary, GS Shenzhen, GS Hunan, Hunan Guanzizai and the shareholders of GS Hunan entered into the following commercial arrangements, or collectively, VIE Agreements, pursuant to which we have contractual rights to control and operate the businesses of GS Hunan and Hunan Guanzizai:

●	Pursuant to an exclusive service agreement, or the Service Agreement, GS Shenzhen was irrevocably granted, for a term of 20 years, the exclusive right of management and operation of GS Hunan and Hunan Guanzizai and the rights and responsibilities of shareholders and directors of GS Hunan and Hunan Guanzizai. Among others, GS Shenzhen will be in charge of all aspects of operations of GS Hunan and Hunan Guanzizai and has the right to nominate and replaces directors of GS Hunan and Hunan Guanzizai. In exchange, GS Huan and Hunan Guanzizai agreed to pay GS Shenzhen a management fee including revenue from the operation of senior care organizations and investment income from senior care projects;

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●	Pursuant to a call option agreement, or the Option Agreement, the shareholders of GS Hunan granted to GS Shenzhen the irrevocable call option to purchase any and all of the assets of and equity interests in GS Hunan, at the exercise price equal to the lowest possible price permitted by Chinese laws;

●	Pursuant to a shareholders’ voting rights proxy agreement, or the Voting Rights Agreement, each of the shareholders of GS Hunan irrevocably appointed the representatives designated by GS Shenzhen to exercise its exclusive voting right of shareholders in the general meeting of shareholders of GS Hunan; and

●	Pursuant to an equity pledge agreement, the Pledge Agreement, the shareholders of GS Hunan and GS Hunan pledged all of the equity interests in GS Hunan and Hunan Guanzizai, respectively, and any and all increased capital contribution and equity interest to GS Shenzhen as the security for the performance of the obligations under the Service Agreement, the Option Agreement and Voting Rights Agreement as well as any direct, indirect and consequential losses suffered by GS Shenzhen due to any breach by the shareholders of GS Hunan, GS Hunan or Hunan Guanzizai.

The foregoing description of the VIE Agreements is qualified in its entirety by reference to the text of the VIE Agreements, a copy of each of the VIE Agreements is incorporated by reference as Exhibits 10.1 through 10.4 hereto.

As a result of the above contractual arrangements, or the Contractual Arrangements, we maintain substantial control over the VIEs’ daily operations and financial affairs, election of their senior executives and all matters requiring shareholder approval. Furthermore, as the primary beneficiary of the VIEs, we are entitled to consolidate the financial results of the VIEs in our own consolidated financial statements under Financial Accounting Standards Board Accounting Standard Codification (ASC) Topic 810 and related subtopics related to the consolidation of variable interest entities, or ASC Topic 810.

In the opinion of S&D Partners, our PRC legal counsel:

●	the ownership structures of our wholly-foreign owned enterprise and VIEs in China do not and will not violate any applicable PRC law, regulation, or rule currently in effect; and

●	the Contractual Arrangements between our material wholly-foreign owned enterprise, our material variable interest entity and the variable interest entity equity holders governed by PRC laws are valid, binding and enforceable in accordance with their terms and applicable PRC laws, rules, and regulations currently in effect, and will not violate any applicable PRC law, regulation, or rule currently in effect.

However, we have been further advised by our PRC legal counsel, S&D Partners, that there are substantial uncertainties regarding the interpretation and application of current and future PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities may, in the future, take a view that is contrary to the opinion of our PRC legal counsel. We have been further advised by our PRC legal counsel that if the PRC government finds that the agreements that establish the structure for operating our Internet-based business do not comply with PRC government restrictions on foreign investment in the aforesaid business we engage in, we could be subject to severe penalties including being prohibited from continuing operations. See “Risk Factors — Risks Relating to our Commercial Relationship with VIEs.”

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The chart below presents our corporate structure as of the date of this report:

DD'S DELUXE ROD HOLDER INC.
(Nevada, USA)
100%
GOLDEN SUNSET GROUP LIMITED
(Republic of Seychelles)
100%
GOLDEN SUNSET INTERNATIONAL MANAGEMENT LIMITED
(Republic of Seychelles)
100%
GOLDEN SUNSET (HONGKONG) LODGING LIMITED
(Hong Kong)
100%
XIAO DE TIAN XIA (SHENZHEN) SENIOR CARE SERVICE MANAGEMENT CO., LTD.
(People's Republic of China)
100%
VIE Arrangement
SHENZHEN GOLDEN SUNSET TECHNOLOGY LIMITED
(People's Republic of China)
HUNAN XIAO DE TIAN XIA SENIOR CARE INDUSTRY MANAGEMENT CO., LTD.
(People's Republic of China)
100%
100%
HUNAN GUANZIZAI SENIOR CARE SERVICES CO. LTD.
(People's Republic of China)
HUNAN XIAO DE TIAN XIA SENIOR CARE INDUSTRY MANAGEMENT CO. LTD COMMUNITY SENIOR CARE SERVICE CENTER
(People's Republic of China)

Our principal executive offices are located at 3rd Floor, Golden Sunset Community, Wencang Village, Yueping Township, Yan Feng District, Hengyang City, Hunan Province, China 421000. The telephone number at our principal executive office is +86 0734-8476607.

Our Business

China’s population is rapidly aging. It is widely expected that by 2055, 400 million Chinese — or about a quarter of the country’s population — will be over age 65. The issue of “elder care”, which has received growing attention in recent years in China, was caused by two major factors: modernization which has weakened the traditional function of “family support” for the elderly in Chinese culture, and the inability of traditional institutions to meet the diverse needs of the elderly. Today, growth in China’s elderly care industry is presenting both tremendous opportunities and challenges.

Through our subsidiaries and VIEs, we are in the elderly care business. By collaborating with public institutions, senior living residences, community centers and hotels, we are providing travelling, health care, meditation and smart living services to our customers, which were developed from our innovative operating philosophy to enhance their physical and mental well-being with four holistic elements – cultural, spiritual, physical, and intellectual.

●	“Snowbird” travelling for seniors. At any age, travel can play a crucial role in staying healthy. Dramatically improved life expectancy and rising incomes have afforded these old people a freedom to enjoy life post-retirement in a way that would have been unthinkable for their parents’ generation. With just one child and modern urban lifestyle, elderly people in China often see no point in saving all their money for coming generations. Comparing with young people, many elderly people are retired and as a result, have more relaxation time to spend on travelling. For instance, like in the US and other developed countries, winter migration of the elderly from northern China to warmer places in southern China is growing significantly in recent years. We are currently cooperating with five senior care service providers located at various popular travel destinations, such as Shenzhen, Hainan, Hengshan, Guangxi and Xinjiang, to establish our “snowbird” travelling bases, where we provide senior travelers with all kinds of supportive services, including hosting folk art events, watching art shows, and organizing rural tours. Our trained staff members can also provide 24-hour care and monitoring of the travelers on an as needed basis.

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●	Health care. We have established two health management centers in senior living communities, where we seek to provide rehabilitation, healthy food, health management and health monitoring services to our customers who do not require more acute medical care traditionally given in hospital or nursing homes. For instance, we hired licensed professional rehabilitation therapists to provide rehabilitation care to our customers, including acupuncture and massage. Our customers need to complete an assessment to determine their need and preferences. From these assessments, a care plan is developed for each customer to ensure that we render care meet the specific needs and preferences of each customer where possible. The care plan is also reviewed periodically to determine whether a change in care is needed.

●	Spiritual and intellectual care. It is widely believed that learning can help improve cognitive ability and memory function and can help ward off Alzheimer’s disease and dementia. Through our Golden Sunset Senior Club in Hengyang City, we provide various classes to our customers to create meaningful, healthy, stimulating and positive lifestyles for them. Currently, we offer dancing, music, and Chinese calligraphy classes to both members and non-members of the Club, while members of the Club are receiving additional benefits. We currently have approximately 200 members of the Club.

●	Smart life service. We developed “Xiaode Smart Senior Care Platform V1.0”, which can be used by various nursing homes and senior communities. This software offers operators of facilities a comprehensive set of integrated tools for management of the monitoring and treatment of their residents. We are also in the process of developing “Xiaode Smart Institution Management System” and “Comprehensive Senior Platform” to provide more management solutions to senior living facilities.

Sales and Marketing

We carried out sale and marketing activities solely through our own sales and marketing staff. Our staff visits various nursing homes, senior communities and other senior care facilities on a regular basis to promote awareness of us and our services among residents and their family members, professional referral sources and other key decision makers. Additionally, to develop public awareness of our brand, we frequently advertise on various television channels, print publications and social media sites. We also solidify our market presence through various types of marketing campaigns, such as participating in exhibitions, trade shows, seminars and promotional events. We believe a large scale marketing campaign that increases exposure to Golden Sunset could result in a significant increase in our revenue.

Our Customers

Our current and future customers mainly include elderly people and senior care providers. We do not believe that we are dependent on a single customer, or a few customers, and the loss of any of them would have a material adverse effect on our business operations.

Our Competition

The elderly care industry in China is highly fragmented and competitive. Our main competitors are state-owned or government-sponsored elderly care service providers, which are often significantly larger than us and have, or may obtain, greater financial resources than those currently available to us. However, we do not anticipate having difficulties retaining and developing customers. Our senior management team has extensive experience in operating and managing a broad range of elderly care business and has the ability to adapt to a rapidly changing business climate, providing a distinct competitive advantage in navigating the evolving elderly care industry in China. In addition, we have a broad customer base that spans ages and geographies and as a result, we do not rely on one single customer or a few customers. More importantly, our whole-industry-chain business approach not only enhances elderly people’s physical and mental well-being, with four holistic elements, cultural, spiritual, physical, and intellectual, but also differentiates us from our competitors. We believe that we are one of the few companies in the elderly care industry in China with this capability.

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Our Intellectual Property

We rely on a combination of intellectual property rights, including trade secrets, patents, copyrights, trademarks and domain names, as well as contractual restrictions to protect intellectual property and proprietary technology owned or used by us.

All of our employees have entered into standard employment agreements requiring them to keep confidential all information relating to our customers, methods, business and trade secrets during their terms of employment with us and thereafter and to assign to us their inventions, technologies and designs they develop during their term of employment with us.

We currently own two design patents of our company brand mascots, “Xiao Baobao” and “De Baobao”. Both patents expire on May 27, 2028.

We also developed software “Xiaode Smart Senior Care Platform V1.0”, of which we own the copyright. This software is mainly used in nursing homes and communities of senior people, which offers operators of these facilities a comprehensive set of integrated tools for management of the monitoring and treatment of their residents. Key functions of Xiaode Smart Senior Care Platform include admission and discharge management, care records, social event tracking, billing and collection.

We regard our patents and software copyrights important to our success and our competitive position.

For the years ended December 31, 2016 and 2015, we did not incur any research and development expenses.

Regulation

Because all of our operating entities are located in the PRC, we are regulated by the national and local laws of the PRC. This section summarizes the major PRC regulations relating to our business.

Business license

Any company that conducts business in the PRC must have a business license that covers a particular type of work. Other than regular business licenses that we have already obtained, there is no special license or permit required for us to engage in the current businesses under PRC laws and regulations.

Foreign Currency Exchange

Under the Foreign Currency Administration Rules promulgated in 1996 and revised in 1997, and various regulations issued by SAFE and other relevant PRC government authorities, RMB is convertible into other currencies without prior approval from SAFE only to the extent of current account items, such as trade related receipts and payments, interest and dividends and after complying with certain procedural requirements. The conversion of RMB into other currencies and remittance of the converted foreign currency outside PRC for the purpose of capital account items, such as direct equity investments, loans and repatriation of investment, requires the prior approval from SAFE or its local office. Payments for transactions that take place within China must be made in RMB. Unless otherwise approved, PRC companies must repatriate foreign currency payments received from abroad. Foreign-invested enterprises may retain foreign exchange in accounts with designated foreign exchange banks subject to a cap set by SAFE or its local office. Unless otherwise approved, domestic enterprises must convert all of their foreign currency proceeds into RMB.

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On October 21, 2005, SAFE issued the Notice on Issues Relating to the Administration of Foreign Exchange in Fund-raising and Reverse Investment Activities of Domestic Residents Conducted via Offshore Special Purpose Companies, which became effective as of November 1, 2005. According to the notice, a special purpose company, or SPV, refers to an offshore company established or indirectly controlled by PRC residents for the special purpose of carrying out financing of their assets or equity interest in PRC domestic enterprises. Prior to establishing or assuming control of an SPV, each PRC resident, whether a natural or legal person, must complete the overseas investment foreign exchange registration procedures with the relevant local SAFE branch. The notice applies retroactively. As a result, PRC residents who have established or acquired control of these SPVs that previously made onshore investments in China were required to complete the relevant overseas investment foreign exchange registration procedures by March 31, 2006. These PRC residents must also amend the registration with the relevant SAFE branch in the following circumstances: (i) the PRC residents have completed the injection of equity investment or assets of a domestic company into the SPV; (ii) the overseas funding of the SPV has been completed; (iii) there is a material change in the capital of the SPV. Under the rules, failure to comply with the foreign exchange registration procedures may result in restrictions being imposed on the foreign exchange activities of the violator, including restrictions on the payment of dividends and other distributions to its offshore parent company, and may also subject the violators to penalties under the PRC foreign exchange administration regulations.

On August 29, 2008, SAFE promulgated Circular 142 which regulates the conversion by a foreign-funded enterprise of foreign currency into RMB by restricting how the converted RMB may be used. In addition, SAFE promulgated Circular 45 on November 9, 2011 in order to clarify the application of Circular 142. Under Circular 142 and Circular 45, the RMB capital converted from foreign currency registered capital of a foreign-invested enterprise may only be used for purposes within the business scope approved by the applicable government authority and may not be used for equity investments within the PRC. In addition, SAFE strengthened its oversight of the flow and use of the RMB capital converted from foreign currency registered capital of foreign-invested enterprises. The use of such RMB capital may not be changed without SAFE’s approval, and such RMB capital may not in any case be used to repay RMB loans if the proceeds of such loans have not been used. Violations of Circular 142 and Circular 45 could result in severe penalties, such as heavy fines as set out in the relevant foreign exchange control regulations. On July 4, 2014, SAFE promulgated SAFE Circular 36, which launched a pilot reform of the administration of the settlement of the foreign exchange capitals of foreign-invested enterprises in certain designated areas from August 4, 2014. However, SAFE Circular 36 continues to prohibit foreign-invested enterprises from directly or indirectly using the Renminbi converted from their foreign exchange capitals for purposes beyond its business scope. On March 30, 2015, SAFE promulgated Circular 19, to expand the reform nationwide. Circular 19 will come into force and replace both Circular 142 and Circular 36 on June 1, 2015. Circular 36 allows enterprises established within the pilot areas to use their foreign exchange capitals to make equity investment and removes certain other restrictions provided under Circular 142 for these enterprises. Circular 19 will remove those restrictions for all foreign-invested enterprises established in the PRC. However, both Circular 36 and Circular 19 continue to prohibit foreign-invested enterprises from, among other things, using the Renminbi fund converted from its foreign exchange capitals for expenditure beyond its business scope, providing entrusted loans or repaying loans between non-financial enterprises.

Dividend Distributions

Under applicable PRC regulations, FIEs in China may pay dividends only out of their accumulated profits, if any, determined in accordance with PRC accounting standards and regulations. In addition, a FIE in China is required to set aside at least 10% of its after-tax profit based on PRC accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50% of its registered capital. These reserves are not distributable as cash dividends. The board of directors of a FIE has the discretion to allocate a portion of its after-tax profits to staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation.

After-tax profits/losses with respect to the payment of dividends out of accumulated profits and the annual appropriation of after-tax profits as calculated pursuant to PRC accounting standards and regulations do not result in significant differences as compared to after-tax earnings as presented in our financial statements. However, there are certain differences between PRC accounting standards and regulations and U.S. generally accepted accounting principles, arising from different treatment of items such as amortization of intangible assets and change in fair value of contingent consideration rising from business combinations.

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In addition, under the EIT Law, the Notice of the State Administration of Taxation on Negotiated Reduction of Dividends and Interest Rates, which was issued on January 29, 2008, the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion, which became effective on December 8, 2006, and the Notice of the State Administration of Taxation Regarding Interpretation and Recognition of Beneficial Owners under Tax Treaties, which became effective on October 27, 2009, dividends from our PRC operating subsidiaries paid to us through our Hong Kong subsidiary may be subject to a withholding tax at a rate of 10%, or at a rate of 5% if our Hong Kong subsidiary is considered a “beneficial owner” that is generally engaged in substantial business activities and entitled to treaty benefits under the Arrangement between the PRC and the Hong Kong Special Administrative Region on the Avoidance of Double Taxation and Prevention of Fiscal Evasion.

Laws and Regulations Related to Employment and Labor Protection

On June 29, 2007, the National People’s Congress promulgated the Employment Contract Law of PRC (“Employment Contract Law”), which became effective as of January 1, 2008 and amended on December 28, 2012. The Employment Contract Law requires employers to provide written contracts to their employees, restricts the use of temporary workers and aims to give employees long-term job security.

Pursuant to the Employment Contract Law, employment contracts lawfully concluded prior to the implementation of the Employment Contract Law and continuing as of the date of its implementation shall continue to be performed. Where an employment relationship was established prior to the implementation of the Employment Contract Law but no written employment contract was concluded, a contract must be concluded within one month after its implementation.

On September 18, 2008, the State Council promulgated the Implementing Regulations for the PRC Employment Contract Law which came into effect immediately. These regulations interpret and supplement the provisions of the Employment Contract Law.

Our standard employment contract complies with the requirements of the Employment Contract Law and its implementing regulations. We have entered into written employment contracts with all of our employees.

Employees

Currently we have a total of 45 employees, 38 of whom are full-time employees. The following table sets forth the number of our full-time employees by function.

Function	Number of Employees
Finance	6
Sales and Marketing	17
Research and Development	4
General and Administrative	18
Total	45

None of our employees belong to a union or are a party to any collective bargaining or similar agreement. We consider our relationships with our employees to be good.

RISK FACTORS

An investment in our common stock involves a high degree of risk. You should carefully consider the risks described below, together with all of the other information included in this report, before making an investment decision. If any of the following risks actually occurs, our business, financial condition or results of operations could suffer. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment. You should read the section entitled “Special Notes Regarding Forward-Looking Statements” above for a discussion of what types of statements are forward-looking statements, as well as the significance of such statements in the context of this report.

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Risks Related to Our Business

Our independent registered auditors have expressed substantial doubt about our ability to continue as a going concern.

Our audited consolidated financial statements included in this report include a paragraph that indicates that they were prepared assuming that we would continue as a going concern. As of June 30, 2018, although our working capital was $3,111,341, we had incurred a comprehensive loss of $1,551,845 and incurred a negative operating cash flow of $3,149,942. These conditions raise substantial doubt about the ability of the Company to continue as a going concern. The ability to continue as a going concern is dependent upon generating profitable operations in the future and/or obtaining the necessary financing to meet our obligations and repay our liabilities arising from normal business operations when they become due. Management plans to obtain additional funding and implement its strategic plan to allow the opportunity for the Company to continue as a going concern; however, there can be no assurance that we will be successful in these plans or in attracting equity or alternative financing on acceptable terms, or if at all.

We may continue to incur losses in the future, and may not be able to return to profitability, which may cause the market price of our shares to decline.

GS Group incurred a net loss of $1,562,342 during the six months ended June 30, 2018 and $888,882 during the period from its inception on June 28, 2017 to December 31, 2017. We have generated very limited revenue. Our current operations are small with a short history. We may be unable to achieve our performance targets, which will impact the Company’s operating results. Our ability to achieve profitability depends on the competitiveness of our products and services as well as our ability to control costs and to provide new products and services to meet the market demands and attract new customers. Due to the numerous risks and uncertainties associated with the development of our business, we cannot guarantee that we may be able to achieve profitability in the short-term or long-term.

Our business plan is based on a relatively new model that may not be successful and we may not successfully implement our business strategies.

Our business plan has not been examined or tested by the market. Our products and services are targeted at an emerging market and any potential increase in our revenues depends on the achievement by our current and future clients, which is a new market in the region. In addition, we cannot guarantee the full and successful implementation of our business strategies. To ensure the successful reception of our products by a large number of construction entities in China, great efforts must to be made in promotion and business partner development. However, we cannot guarantee successful promotion of our products and we may not be able to realize our business goals.

We have a limited operating history and face many of the risks and difficulties frequently encountered by development stage companies.

We are a development stage company and, to date, our development efforts have been focused primarily on the development and marketing of our business model and services. We have a limited operating history for investors to evaluate the potential of our business development. In addition, we face many of the risks and difficulties inherent in gaining market share as a new company.

Our industry is highly fragmented and competitive, and increased competition could reduce our operating income.

The elderly care industry is highly competitive, and we expect that all segments of the industry will become increasingly competitive in the future. We compete with other companies providing travelling services for senior people, nursing care, home health care and other similar services and care alternatives. Although we believe there is a need for services that we currently provide, we expect that competition will increase from existing competitors and new market entrants. In addition, some of our major competitors are either state-owned or government-sponsored, which we believe often have substantially greater financial resources than us. We cannot be sure that we will be able to attract a sufficient number of customers that will generate acceptable returns or that we will be able to attract employees and keep wages and other employee benefits, insurance costs and other operating expenses at levels which will allow us to compete successfully and operate profitably. Increased competition could force us to lower our prices or offer services at a higher cost to us, which could reduce our margins and operating income.

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We depend heavily on key personnel, and turnover of key employees and senior management could harm our business.

Our future business and results of operations depend in significant part upon the continued contributions of our management, marketing and technical personnel. They also depend in significant part upon our ability to attract and retain additional qualified management, technical, marketing and sales and support personnel for our operations. As China is building its powerful technology industry and enhancing its market-oriented economic system, competition for talents becomes increasingly fierce. Many of our potential competitors have greater financial, personnel, technical, manufacturing, marketing, sales and other resources than we do. If we lose a key employee or if a key employee fails to perform in his or her current position, or if we are not able to attract and retain skilled employees as needed, our business could suffer. We depend on the skills and abilities of these key employees in managing the technical, marketing and sales aspects of our business, any part of which could be harmed by further turnover.

We may not be able to manage our expansion of operations effectively.

We are in the process of developing our business in order to meet the potentially increasing demand for our future products, as well as capture new market opportunities. Our current business operations are small with a short history. We may be unable to achieve our performance targets, which will impact the Company’s operating results. As we continue to grow, we must continue to improve our operational and financial systems, procedures and controls, increase service capacity and output, and expand, train and manage our growing employee base. In order to fund our on-going operations and our future growth, we need to have sufficient internal sources of liquidity or access to additional financing from external sources. Furthermore, our management will be required to maintain and strengthen our relationships with our customers and other third parties. Currently, we only have six employees. As a result, our continued expansion has placed, and will continue to place, significant strains on our management personnel, systems and resources. We also will need to further strengthen our internal control and compliance functions to ensure that we will be able to comply with our legal and contractual obligations and minimize our operational and compliance risks. Our current and planned operations, personnel, systems, internal procedures and controls may not be adequate to support our future growth. If we are unable to manage our growth effectively, we may not be able to take advantage of market opportunities, execute our business strategies or respond to competitive pressures.

Our holding company structure may limit the payment of dividends.

We have no direct business operations, other than our ownership of our subsidiaries. While we have no current intention of paying dividends, should we decide in the future to do so, as a holding company, our ability to pay dividends and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiaries and other holdings and investment. In addition, our operating subsidiaries, from time to time, may be subject to restrictions on their ability to make distributions to us, including as a result of restrictive covenants in loan agreements, restrictions on the conversion of local currency into U.S. dollars or other hard currency and other regulatory restrictions as discussed below. If future dividends are paid in RMB, fluctuations in the exchange rate for the conversion of RMB into U.S. dollars may reduce the amount received by U.S. stockholders upon conversion of the dividend payment into U.S. dollars.

Chinese regulations currently permit the payment of dividends only out of accumulated profits as determined in accordance with Chinese accounting standards and regulations. Our subsidiaries in China are also required to set aside a portion of their after tax profits according to Chinese accounting standards and regulations to fund certain reserve funds. Currently, our subsidiaries in China are the only sources of revenues or investment holdings for the payment of dividends. If they do not accumulate sufficient profits under Chinese accounting standards and regulations to first fund certain reserve funds as required by Chinese accounting standards, we will be unable to pay any dividends.

After-tax profits/losses with respect to the payment of dividends out of accumulated profits and the annual appropriation of after-tax profits as calculated pursuant to PRC accounting standards and regulations do not result in significant differences as compared to after-tax earnings as presented in our financial statements.

However, there are certain differences between PRC accounting standards and regulations and U.S. GAAP, arising from different treatment of items such as amortization of intangible assets and change in fair value of contingent consideration rising from business combinations.

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Risks Relating to our Commercial Relationship with VIEs

PRC laws and regulations governing our businesses and the validity of certain of our Contractual Arrangements are uncertain. If we are found to be in violation of such PRC laws and regulations, our business may be negatively affected and we may be forced to relinquish our interests in those operations.

PRC laws and regulations prohibit or restrict foreign ownership of companies that operate Internet information and content, Internet access, online games, mobile, value added telecommunications and certain other businesses in which we are engaged or could be deemed to be engaged. Consequently, we conduct certain of our operations and businesses in the PRC through our VIEs. The Contractual Arrangements give us effective control over GS Hunan and its wholly owned subsidiaries and enable us to obtain substantially all of the economic benefits arising from it as well as consolidate their financial results in our results of operations. Although the structure we have adopted is s commonly adopted by comparable companies in China, the PRC government may not agree that these arrangements comply with PRC licensing, registration or other regulatory requirements, with existing policies or with requirements or policies that may be adopted in the future.

In the opinion of S&D Partners, our PRC counsel, the ownership structures of our wholly-foreign owned enterprise and our VIEs in China do not and will not violate any applicable PRC law, regulation or rule currently in effect; and the contractual arrangements between our material wholly-foreign owned enterprise, our material variable interest entity and their respective equity holders governed by PRC law are valid, binding and enforceable in accordance with their terms and applicable PRC laws and regulations currently in effect and will not violate any applicable PRC law, rule or regulation currently in effect. However, S&D Partners has also advised us that there are substantial uncertainties regarding the interpretation and application of current PRC laws, rules and regulations. Accordingly, the PRC regulatory authorities and PRC courts may in the future take a view that is contrary to the opinion of our PRC legal counsel.

DD’s Deluxe Rod Holder Inc., GS Group, GS International and GS Hong Kong are considered foreign investors or foreign invested enterprises under PRC law. As a result, DD’s Deluxe Rod Holder Inc., GS Group, GS International and GS Hong Kong are subject to certain limitations under PRC law on foreign ownership of Chinese companies. These laws and regulations are relatively new and may be subject to change, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness of newly enacted laws, regulations or amendments may be delayed, resulting in detrimental reliance by foreign investors. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively.

The PRC government has broad discretion in dealing with violations of laws and regulations, including levying fines, revoking business and other licenses and requiring actions necessary for compliance. In particular, licenses and permits issued or granted to us by relevant governmental bodies may be revoked at a later time by higher regulatory bodies. We cannot predict the effect of the interpretation of existing or new PRC laws or regulations on our businesses. We cannot assure you that our current ownership and operating structure would not be found in violation of any current or future PRC laws or regulations. As a result, we may be subject to sanctions, including fines, and could be required to restructure our operations or cease to provide certain services. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. If the imposition of any of these government actions causes us to lose our right to direct the activities of any of our VIEs or otherwise separate from them and if we are not able to restructure our ownership structure and operations in a satisfactory manner, we would no longer be able to consolidate the financial results of our VIEs in our consolidated financial statements. Any of these or similar actions could significantly disrupt our business operations or restrict us from conducting a substantial portion of our business operations, which could materially and adversely affect our business, financial condition and results of operations.

Our arrangements with the VIEs and their shareholders may be subject to scrutiny by the PRC tax authorities. Any adjustment of related party transaction pricing could lead to additional taxes, and therefore which could have an adverse effect on our income and expenses.

The tax regime in China is rapidly evolving and there is significant uncertainty for taxpayers in China as PRC tax laws may be interpreted in significantly different ways. The PRC tax authorities may assert that we or our subsidiaries or VIEs or their equity holders owe and/or are required to pay additional taxes on previous or future revenue or income. In particular, under applicable PRC laws, rules and regulations, arrangements and transactions among related parties, such as the contractual arrangements with our VIEs, may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that our agreements with the VIEs and their shareholders were not entered into based on arm’s length negotiations. As a result, they may adjust our income and expenses for PRC tax purposes in the form of a transfer pricing adjustment. Such an adjustment may require that we pay additional PRC taxes plus applicable penalties and interest, if any.

Substantial uncertainties exist with respect to the enactment timetable, interpretation and implementation of draft PRC Foreign Investment Law.

The Ministry of Commerce in China (“MOFCOM”) published a discussion draft of the proposed Foreign Investment Law in January 2015 aiming to, upon its enactment, replace the major existing laws and regulations governing foreign investment in China. While the MOFCOM solicited comments on this draft, substantial uncertainties exist with respect to its enactment timetable, interpretation and implementation. The draft Foreign Investment Law, if enacted as proposed, may materially impact the entire legal framework regulating foreign investments in China.

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Among other things, the draft Foreign Investment Law purports to introduce the principle of “actual control” in determining whether a company is considered a foreign invested enterprise, or an FIE. The draft Foreign Investment Law specifically provides that entities established in China but “controlled” by foreign investors will be treated as FIEs, whereas an entity organized in a foreign jurisdiction, but cleared by the MOFCOM as “controlled” by PRC entities and/or citizens, would nonetheless be treated as a PRC domestic entity for investment in the “restriction category” on the “negative list.” In this connection, “control” is broadly defined in the draft law to cover any of the following summarized categories:

●	holding 50% or more of the voting rights or similar equity interest of the subject entity;
●	holding less than 50% of the voting rights or similar equity interest of the subject entity but having the power to directly or indirectly appoint or otherwise secure at least 50% of the seats on the board or other equivalent decision making bodies, or having the voting power to materially influence the board, the shareholders’ meeting or other equivalent decision making bodies; or
●	having the power to exert decisive influence, via contractual or trust arrangements, over the subject entity’s operations, financial, staffing and technology matters.

Once an entity is determined to be an FIE, and its investment amount exceeds certain thresholds or its business operation falls within a “negative list” purported to be separately issued by the State Council in the future, market entry clearance by the MOFCOM or its local counterparts would be required.

The “variable interest entity” structure, or VIE structure, has been adopted by many PRC-based companies, including us, to obtain necessary licenses and permits in the industries that are currently subject to foreign investment restrictions in China. Under the draft Foreign Investment Law, variable interest entities that are controlled via contractual arrangements would also be deemed as FIEs, if they are ultimately “controlled” by foreign investors. For any companies with a VIE structure in an industry category that is in the “restriction category” on the “negative list,” the existing VIE structure may be deemed legitimate only if the ultimate controlling person(s) is/are of PRC nationality (either PRC state owned enterprises or agencies, or PRC citizens). Conversely, if the actual controlling person(s) is/are of foreign nationalities, then the variable interest entities will be treated as FIEs and any operation in the industry category on the “negative list” without market entry clearance may be considered as illegal.

Based on the definition of “control” in the draft Foreign Investment Law as currently proposed, we believe that there are strong basis for a determination that we and our VIEs is ultimately controlled by PRC citizens for the following reasons:

●	After the Reverse Merger is consummated, the shareholders of GS Group own approximately 98.3% of our company;

●	One of the shareholders of GS Group is a PRC citizen and the remaining two shareholders of GS Group are companies formed in the Republic of Seychelles, however, their shareholders are also PRC citizens;

●	Because GS Group indirectly controls GS Shenzhen which, in turn, via a series of VIE Agreements, has the right to appoint the executive officers and directors of GS Hunan and its subsidiaries, GS Shenzhen effectively controls the board and all management decisions of GS Hunan. Effectively, GS Shenzhen also has the power to exert decisive influence over the operations, financial, staffing and technology matters of GS Hunan and its wholly-owned subsidiaries.

However, there are significant uncertainties as to how the control status of our company, our VIEs and our equity investees with a VIE structure would be determined under the enacted version of the Foreign Investment Law. In addition, it is uncertain whether any of the businesses that we currently operate or plan to operate in the future through our consolidated entities and the businesses operated by our equity investees with a VIE structure would be on the to-be-issued “negative list” and therefore be subject to any foreign investment restrictions or prohibitions. We also face uncertainties as to whether the enacted version of the Foreign Investment Law and the final “negative list” would mandate further actions, such as MOFCOM market entry clearance, to be completed by companies with existing VIE structure and whether such clearance can be timely obtained, or at all. If we or our equity investees with a VIE structure were not considered as ultimately controlled by PRC domestic investors under the enacted version of the Foreign Investment Law, further actions required to be taken by us or such equity investees under the enacted Foreign Investment Law may materially and adversely affect our business and financial condition.

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In addition, our corporate governance practice may be materially impacted and our compliance costs could increase if we were not considered as ultimately controlled by PRC domestic investors under the enacted version of the Foreign Investment Law. For instance, the draft Foreign Investment Law as proposed purports to impose stringent ad hoc and periodic information reporting requirements on foreign investors and the applicable FIEs. Aside from investment implementation report and investment amendment report that would be required for each investment and alteration of investment specifics, a prospectus would be mandatory, and large foreign investors meeting certain criteria would be required to report on a quarterly basis. Any company found to be non-compliant with these information reporting obligations could potentially be subject to fines and/or administrative or criminal liabilities, and the persons directly responsible could be subject to criminal liabilities.

Our contractual arrangements may not be as effective in providing control over the variable interest entities as direct ownership.

We rely on contractual arrangements with our VIEs to operate our electronic platform in China and other businesses in which foreign investment is restricted or prohibited. These contractual arrangements may not be as effective as direct ownership in providing us with control over our VIEs.

If we had direct ownership of the VIEs, we would be able to exercise our rights as an equity holder directly to effect changes in the boards of directors of the entity, which could effect changes at the management and operational level. Under our contractual arrangements, we would be able to change the members of the boards of directors of the entity only by exclusively exercising the equity holders’ voting rights and would have to rely on the variable interest entity and the variable interest entity equity holders to perform their obligations in the contractual arrangements in order to exercise our control over the variable interest entity. The variable interest entity equity holders may have conflicts of interest with us or our shareholders, and they may not act in the best interests of our company or may not perform their obligations under these contracts. For example, our VIEs and their equity holders could breach their contractual arrangements with us by, among other things, failing to conduct their operations, including maintaining our website and using our domain names and trademarks which the relevant variable interest entity has exclusive rights to use, in an acceptable manner or taking other actions that are detrimental to our interests. Pursuant to the call option, we may replace the equity holders of the VIEs at any time pursuant to the contractual arrangements. However, if any equity holder is uncooperative and any dispute relating to these contracts or the replacement of the equity holders remains unresolved, we will have to enforce our rights under the contractual arrangements through the operations of PRC law and arbitral or judicial agencies, which may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. See “Any failure by our VIEs or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.” Consequently, the contractual arrangements may not be as effective in ensuring our control over the relevant portion of our business operations as direct ownership.

Any failure by our VIEs or their equity holders to perform their obligations under the contractual arrangements would have a material adverse effect on our business, financial condition and results of operations.

If our VIEs or their equity holders fail to perform their respective obligations under the contractual arrangements, we may have to incur substantial costs and expend additional resources to enforce such arrangements. Although we have entered into an option agreement in relation to our variable interest entity, which provides that we may exercise an option to acquire, or nominate a person to acquire, ownership of the equity in that entity or, in some cases, its assets, to the extent permitted by applicable PRC laws, rules and regulations, the exercise of the option is subject to the review and approval of the relevant PRC governmental authorities. We have also entered into an equity interest pledge agreement with respect to the variable interest entity to secure certain obligations of such VIES or their equity holders to us under the contractual arrangements. However, the enforcement of such agreement through arbitral or judicial agencies may be costly and time-consuming and will be subject to uncertainties in the PRC legal system. Moreover, our remedies under the equity pledge agreement are primarily intended to help us collect debts owed to us by the variable interest entity equity holders under the contractual arrangements and may not help us in acquiring the assets or equity of the variable interest entity.

The contractual arrangements are governed by PRC law and provide for the resolution of disputes through arbitration or court proceedings in China. Accordingly, these contracts would be interpreted in accordance with PRC law and any disputes would be resolved in accordance with PRC legal procedures. The legal system in the PRC is not as developed as in some other jurisdictions, such as the United States. Moreover, there are very few precedents and little formal guidance as to how contractual arrangements in the context of a variable interest entity should be interpreted or enforced under PRC law, and as a result it may be difficult to predict how an arbitration panel or court would view such contractual arrangements. As a result, uncertainties in the PRC legal system could limit our ability to enforce the contractual arrangements. Under PRC law, if the losing parties fail to carry out the arbitration awards or court judgments within a prescribed time limit, the prevailing parties may only enforce the arbitration awards or court judgments in PRC courts, which would require additional expense and delay. In the event we are unable to enforce the contractual arrangements, we may not be able to exert effective control over the variable interest entities, and our ability to conduct our business, as well as our financial condition and results of operations, may be materially and adversely affected.

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Risk Related to Doing Business in China

Changes in the economic and political policies of the PRC government could have a material and adverse effect on our business and operations.

We conduct substantially all our business operations in China. Accordingly, our results of operations, financial condition and prospects are significantly dependent on economic and political developments in China. China’s economy differs from the economies of developed countries in many aspects, including the level of development, growth rate and degree of government control over foreign exchange and allocation of resources. While China’s economy has experienced significant growth in the past 30 years, the growth has been uneven across different regions and periods and among various economic sectors in China. We cannot assure you that China’s economy will continue to grow, or that if there is growth, such growth will be steady and uniform, or that if there is a slowdown, such slowdown will not have a negative effect on its business and results of operations.

The PRC government exercises significant control over China. Accordingly, our results of operations, financial condition and prospects are significantly dependent on economic and political developments in China. Certain measures adopted by the PRC government may restrict loans to certain industries, such as changes in the statutory deposit reserve ratio and lending guidelines for commercial banks by the People’s Bank of China. These current and future government actions could materially affect our liquidity, access to capital, and ability to operate our business.

The global financial markets experienced significant disruptions in 2008 and the United States, Europe and other economies went into recession. Since 2012, growth of the Chinese economy has slowed down. The PRC government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures may benefit the overall PRC economy but may also have a negative effect on us. Our financial condition and results of operation could be materially and adversely affected by government control over capital investments or changes in tax regulations that are applicable to us. In addition, any stimulus measures designed to boost the Chinese economy, may contribute to higher inflation, which could adversely affect our results of operations and financial condition. See “—Future inflation in China may inhibit our ability to conduct business in China.”

Uncertainties with respect to the PRC legal system could limit the legal protections available to you and us.

We conduct substantially all of our business through our operating subsidiaries in the PRC. Our operating subsidiaries are generally subject to laws and regulations applicable to foreign investments in China and, in particular, laws applicable to FIEs. The PRC legal system is based on written statutes, and prior court decisions may be cited for reference but have limited precedential value. Since 1979, a series of new PRC laws and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since the PRC legal system continues to evolve rapidly, the interpretations of many laws, regulations, and rules are not always uniform, and enforcement of these laws, regulations, and rules involve uncertainties, which may limit legal protections available to you and us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention. In addition, all of our executive officers and directors are residents of China and not of the United States, and substantially all the assets of these persons are located outside the United States. As a result, it could be difficult for investors to affect service of process in the United States or to enforce a judgment obtained in the United States against our Chinese operations and subsidiaries.

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You may have difficulty enforcing judgments against us.

Most of our assets are located outside of the United States and most of our current operations are conducted in the PRC. In addition, all of our directors and officers are nationals and residents of countries other than the United States. A substantial portion of the assets of these persons is located outside the United States. As a result, it may be difficult for you to effect service of process within the United States upon these persons. It may also be difficult for you to enforce in U.S. courts judgments on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors, most of whom are not residents in the United States and the substantial majority of whose assets are located outside of the United States. In addition, there is uncertainty as to whether the courts of the PRC would recognize or enforce judgments of U.S. courts. Our counsel as to PRC law has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedures Law. Courts in China may recognize and enforce foreign judgments in accordance with the requirements of the PRC Civil Procedures Law based on treaties between China and the country where the judgment is made or on reciprocity between jurisdictions. China does not have any treaties or other arrangements that provide for the reciprocal recognition and enforcement of foreign judgments with the United States. In addition, according to the PRC Civil Procedures Law, courts in the PRC will not enforce a foreign judgment against us or our directors and officers if they decide that the judgment violates basic principles of PRC law or national sovereignty, security, or the public interest. So, it is uncertain whether a PRC court would enforce a judgment rendered by a court in the United States.

The PRC government exerts substantial influence over the manner in which we must conduct our business activities.

The PRC government has exercised and continues to exercise substantial control over virtually every sector of the Chinese economy through regulation and state ownership. Our ability to operate in China may be harmed by changes in its laws and regulations, including those relating to taxation, import and export tariffs, environmental regulations, land use rights, property, and other matters. We believe that our operations in China are in material compliance with all applicable legal and regulatory requirements. However, the central or local governments of the jurisdictions in which we operate may impose new, stricter regulations or interpretations of existing regulations that would require additional expenditures and efforts on our part to ensure our compliance with such regulations or interpretations.

Accordingly, government actions in the future, including any decision not to continue to support recent economic reforms and to return to a more centrally planned economy or regional or local variations in the implementation of economic policies, could have a significant effect on economic conditions in China or particular regions thereof and could require us to divest ourselves of any interest we then hold in Chinese properties or joint ventures.

The enforcement of the PRC labor contract law may materially increase our costs and decrease our net income.

China adopted a new Labor Contract Law, effective on January 1, 2008, and issued its implementation rules, effective on September 18, 2008. The Labor Contract Law and related rules and regulations impose more stringent requirements on employers with regard to, among others, minimum wages, severance payment and non-fixed-term employment contracts, time limits for probation periods, as well as the duration and the times that an employee can be placed on a fixed-term employment contract. Due to the limited period of effectiveness of the Labor Contract Law and its implementation rules and regulations, and the lack of clarity with respect to their implementation and potential penalties and fines, it is uncertain how they will impact our current employment policies and practices. In particular, compliance with the Labor Contract Law and its implementation rules and regulations may increase our operating expenses. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the Labor Contract Law and its implementation rules and regulations may also limit our ability to effect those changes in a manner that we believe to be cost-effective or desirable, and could result in a material decrease in our profitability.

Future inflation in China may inhibit our ability to conduct business in China.

In recent years, the Chinese economy has experienced periods of rapid expansion and highly fluctuating rates of inflation. During the past ten years, the rate of inflation in China has been as high as 5.9% and as low as -0.8%. These factors have led to the adoption by the Chinese government, from time to time, of various corrective measures designed to restrict the availability of credit or regulate growth and contain inflation. High inflation may in the future cause the Chinese government to impose controls on credit and/or prices, or to take other action, which could inhibit economic activity in China, and thereby harm the market for our products and our company.

Restrictions on currency exchange may limit our ability to receive and use our sales effectively.

Currently, all of our revenues are settled in RMB, and any future restrictions on currency exchanges may limit our ability to use revenue generated in RMB to fund any future business activities outside China or to make dividend or other payments in U.S. dollars. Although the Chinese government introduced regulations in 1996 to allow greater convertibility of the RMB for current account transactions, significant restrictions still remain, including primarily the restriction that FIEs may only buy, sell or remit foreign currencies after providing valid commercial documents, at those banks in China authorized to conduct foreign exchange business. In addition, conversion of RMB for capital account items, including direct investment and loans, is subject to governmental approval in China, and companies are required to open and maintain separate foreign exchange accounts for capital account items. We cannot be certain that the Chinese regulatory authorities will not impose more stringent restrictions on the convertibility of the RMB.

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Fluctuations in exchange rates could adversely affect our business and the value of our securities.

The value of our ordinary shares will be indirectly affected by the foreign exchange rate between the U.S. dollar and RMB and between those currencies and other currencies in which our sales may be denominated. Appreciation or depreciation in the value of the RMB relative to the U.S. dollar would affect our financial results reported in U.S. dollar terms without giving effect to any underlying change in our business or results of operations. Fluctuations in the exchange rate will also affect the relative value of any dividend we issue that will be exchanged into U.S. dollars, as well as earnings from, and the value of, any U.S. dollar-denominated investments we make in the future.

Since July 2005, the RMB has no longer been pegged to the U.S. dollar. Although the People’s Bank of China regularly intervenes in the foreign exchange market to prevent significant short-term fluctuations in the exchange rate, the RMB may appreciate or depreciate significantly in value against the U.S. dollar in the medium to long term. Moreover, it is possible that in the future PRC authorities may lift restrictions on fluctuations in the RMB exchange rate and lessen intervention in the foreign exchange market.

Very limited hedging transactions are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions. While we may enter into hedging transactions in the future, the availability and effectiveness of these transactions may be limited, and we may not be able to successfully hedge our exposure at all. In addition, our foreign currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert RMB into foreign currencies.

Restrictions under PRC law on our PRC subsidiaries’ ability to make dividends and other distributions could materially and adversely affect our ability to grow, make investments or acquisitions that could benefit our business, pay dividends to you, and otherwise fund and conduct our business.

Substantially all of our sales are earned by our PRC subsidiaries. However, PRC regulations restrict the ability of our PRC subsidiaries to make dividends and other payments to their offshore parent companies. PRC legal restrictions permit payments of dividends by our PRC subsidiaries only out of their accumulated after-tax profits, if any, determined in accordance with PRC accounting standards and regulations. Our PRC subsidiaries are also required under PRC laws and regulations to allocate at least 10% of their annual after-tax profits determined in accordance with PRC generally accepted accounting principles to a statutory general reserve fund until the amounts in said fund reaches 50% of their registered capital. Allocations to these statutory reserve funds can only be used for specific purposes and are not transferable to us in the form of loans, advances, or cash dividends. Any limitations on the ability of our PRC subsidiaries to transfer funds to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends and otherwise fund and conduct our business.

Failure to make adequate contributions to various employee benefit plans as required by PRC regulations may subject us to penalties.

We are required under PRC laws and regulations to participate in various government sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations, and contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, of our employees up to a maximum amount specified by the local government from time to time at locations where we operate our businesses. The requirement of employee benefit plans has not been implemented consistently by the local governments in China given the different levels of economic development in different locations. Although we have made contributions to some employee benefit plans, such as social security plans, we may have not made adequate employee benefit payments required by PRC regulations. We may be required to make up the contributions for these plans as well as pay late fees and fines. If we are subject to late fees or fines in relation to the underpaid employee benefits, our financial condition and results of operations may be adversely affected.

Under the Enterprise Income Tax Law, we may be classified as a “resident enterprise” of China. Such classification will likely result in unfavorable tax consequences to us and our non-PRC stockholders.

On March 16, 2007, the National People’s Congress of China passed the EIT Law, and on November 28, 2007, the State Council of China passed its implementing rules, which took effect on January 1, 2008. Under the EIT Law, an enterprise established outside of China with “de facto management bodies” within China is considered a “resident enterprise,” meaning that it can be treated in a manner similar to a Chinese enterprise for enterprise income tax purposes. The implementing rules of the EIT Law define de facto management as “substantial and overall management and control over the production and operations, personnel, accounting, and properties” of the enterprise.

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On April 22, 2009, the State Administration of Taxation issued the Notice Concerning Relevant Issues Regarding Cognizance of Chinese Investment Controlled Enterprises Incorporated Offshore as Resident Enterprises pursuant to Criteria of de facto Management Bodies, or the Notice, further interpreting the application of the EIT Law and its implementation non-Chinese enterprise or group controlled offshore entities. Pursuant to the Notice, an enterprise incorporated in an offshore jurisdiction and controlled by a Chinese enterprise or group will be classified as a “non-domestically incorporated resident enterprise” if (i) its senior management in charge of daily operations reside or perform their duties mainly in China; (ii) its financial or personnel decisions are made or approved by bodies or persons in China; (iii) its substantial assets and properties, accounting books, corporate chops, board and shareholder minutes are kept in China; and (iv) at least half of its directors with voting rights or senior management often resident in China. A resident enterprise would be subject to an enterprise income tax rate of 25% on its worldwide income and must pay a withholding tax at a rate of 10% when paying dividends to its non-PRC shareholders. However, it remains unclear as to whether the Notice is applicable to an offshore enterprise incorporated by a Chinese natural person. Nor are detailed measures on imposition of tax from non-domestically incorporated resident enterprises are available. Therefore, it is unclear how tax authorities will determine tax residency based on the facts of each case.

We may be deemed to be a resident enterprise by Chinese tax authorities. If the PRC tax authorities determine that we are a “resident enterprise” for PRC enterprise income tax purposes, a number of unfavorable PRC tax consequences could follow. First, we may be subject to the enterprise income tax at a rate of 25% on our worldwide taxable income as well as PRC enterprise income tax reporting obligations. In our case, this would mean that income such as interest on financing proceeds and non-China source income would be subject to PRC enterprise income tax at a rate of 25%. Second, although under the EIT Law and its implementing rules dividends paid to us from our PRC subsidiaries would qualify as “tax-exempt income,” we cannot guarantee that such dividends will not be subject to a 10% withholding tax, as the PRC foreign exchange control authorities, which enforce the withholding tax, have not yet issued guidance with respect to the processing of outbound remittances to entities that are treated as resident enterprises for PRC enterprise income tax purposes. Finally, it is possible that future guidance issued with respect to the new “resident enterprise” classification could result in a situation in which a 10% withholding tax is imposed on dividends we pay to our non-PRC stockholders and with respect to gains derived by our non-PRC stockholders from transferring our shares.

If we were treated as a “resident enterprise” by PRC tax authorities, we would be subject to taxation in both the U.S. and China, and our PRC tax may not be creditable against our U.S. tax.

Heightened scrutiny of acquisition transactions by PRC tax authorities may have a negative impact on Chinese company’s business operations and its acquisition strategy.

Pursuant to the Notice on Strengthening Administration of Enterprise Income Tax for Share Transfers by Non-PRC Resident Enterprises, or SAT Circular 698, effective on January 1, 2008, and the Announcement on Several Issues Related to Enterprise Income Tax for Indirect Asset Transfer by Non-PRC Resident Enterprises, or SAT Announcement 7, effective on February 3, 2015, issued by the State Administration of Taxation (“SAT”), if a non-resident enterprise transfers the equity interests of or similar rights or interests in overseas companies which directly or indirectly own PRC taxable assets through an arrangement without a reasonable commercial purpose, but rather to avoid PRC corporate income tax, the transaction will be re-characterized and treated as a direct transfer of PRC taxable assets subject to PRC corporate income tax. SAT Announcement 7 specifies certain factors that should be considered in determining whether an indirect transfer has a reasonable commercial purpose. However, as SAT Announcement 7 is newly issued, there is uncertainty as to the application of SAT Announcement 7 and the interpretation of the term “reasonable commercial purpose.”

Under SAT Announcement 7, the entity which has the obligation to pay the consideration for the transfer to the transferring shareholders has the obligation to withhold any PRC corporate income tax that is due. If the transferring shareholders do not pay corporate income tax that is due for a transfer and the entity which has the obligation to pay the consideration does not withhold the tax due, the PRC tax authorities may impose a penalty on the entity that so fails to withhold, which may be relieved or exempted from the withholding obligation and any resulting penalty under certain circumstances if it reports such transfer to the PRC tax authorities.

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Although SAT Announcement 7 is generally effective as of February 3, 2015, it also applies to cases where the PRC tax treatment of a transaction that took place prior to its effectiveness has not yet been finally settled. As a result, SAT Announcement 7 could be determined by PRC tax authorities to be applicable to the historical reorganization, and it is possible that these transactions could be determined by PRC tax authorities to lack a reasonable commercial purpose. As a result, the transfer of shares by certain shareholders to other parties could be subject to corporate income tax of up to 10% on capital gains generated from such transfers, and PRC tax authorities could impose tax obligations on the transferring shareholders or subject us to penalty if the transferring shareholders do not pay such obligations and withhold such tax.

SAT Announcement 7 and its interpretation by relevant PRC authorities clarify that an exemption provided by SAT Circular 698 for transfers of shares in a publicly-traded entity that is listed overseas is available if the purchase of the shares and the sale of the shares both take place in open-market transactions. However, if a shareholder of an entity that is listed overseas purchases shares in the open market and sells them in a private transaction, or vice-versa, PRC tax authorities might deem such a transfer to be subject to SAT Circular 698 and SAT Announcement 7, which could subject such shareholder to additional reporting obligations or tax burdens. Accordingly, if a holder of the Company’s ordinary shares purchases such ordinary shares in the open market and sells them in a private transaction, or vice-versa, and fails to comply with SAT Circular 698 or SAT Announcement 7, the PRC tax authorities may take actions, including requesting to provide assistance for their investigation or impose a penalty on it, which could have a negative impact on the company’s business operations.

We may be exposed to liabilities under the Foreign Corrupt Practices Act and Chinese anti-corruption laws, and any determination that we violated these laws could have a material adverse effect on our business.

We are subject to the Foreign Corrupt Practice Act, or FCPA, and other laws that prohibit improper payments or offers of payments to foreign governments and their officials and political parties by U.S. persons and issuers as defined by the statute, for the purpose of obtaining or retaining business. We have operations, agreements with third parties, and make most of our sales in China. The PRC also strictly prohibits bribery of government officials. Our activities in China create the risk of unauthorized payments or offers of payments by the employees, consultants, sales agents, or distributors of our Company, even though they may not always be subject to our control. It is our policy to implement safeguards to discourage these practices by our employees. However, our existing safeguards and any future improvements may prove to be less than effective, and the employees, consultants, sales agents, or distributors of our Company may engage in conduct for which we might be held responsible. Violations of the FCPA or Chinese anti-corruption laws may result in severe criminal or civil sanctions, and we may be subject to other liabilities, which could negatively affect our business, operating results and financial condition. In addition, the U.S. government may seek to hold our Company liable for successor liability FCPA violations committed by companies in which we invest or that we acquire.

If we become directly subject to the recent scrutiny, criticism and negative publicity involving U.S.-listed Chinese companies, we may have to expend significant resources to investigate and resolve the matter which could harm our business operations, stock price and reputation and could result in a loss of your investment in our stock, especially if such matter cannot be addressed and resolved favorably.

Recently, U.S. public companies that have substantially all of their operations in China, particularly companies like us which have completed so-called reverse merger transactions, have been the subject of intense scrutiny, criticism and negative publicity by investors, financial commentators and regulatory agencies, such as the SEC. Much of the scrutiny, criticism and negative publicity has centered around financial and accounting irregularities and mistakes, a lack of effective internal controls over financial accounting, inadequate corporate governance policies or a lack of adherence thereto and, in many cases, allegations of fraud. As a result of the scrutiny, criticism and negative publicity, the publicly traded stock of many U.S. listed Chinese companies has sharply decreased in value and, in some cases, has become virtually worthless. Many of these companies are now subject to shareholder lawsuits and SEC enforcement actions and are conducting internal and external investigations into the allegations. It is not clear what effect this sector-wide scrutiny, criticism and negative publicity will have on our Company, our business and our stock price. If we become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we will have to expend significant resources to investigate such allegations and/or defend our company. This situation will be costly and time consuming and distract our management from growing our company.

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The disclosures in our reports and other filings with the SEC and our other public pronouncements are not subject to the scrutiny of any regulatory bodies in the PRC. Accordingly, our public disclosure should be reviewed in light of the fact that no governmental agency that is located in China where substantially all of our operations and business are located have conducted any due diligence on our operations or reviewed or cleared any of our disclosure.

We are regulated by the SEC and our reports and other filings with the SEC are subject to SEC review in accordance with the rules and regulations promulgated by the SEC under the Securities Act and the Exchange Act. Unlike public reporting companies whose operations are located primarily in the United States, however, substantially all of our operations are located in China. Since substantially all of our operations and business takes place in China, it may be more difficult for the staff of the SEC to overcome the geographic and cultural obstacles that are present when reviewing our disclosure. These same obstacles are not present for similar companies whose operations or business take place entirely or primarily in the United States. Furthermore, our SEC reports and other disclosure and public pronouncements are not subject to the review or scrutiny of any PRC regulatory authority. For example, the disclosure in our SEC reports and other filings are not subject to the review of the China Securities Regulatory Commission, a PRC regulator that is tasked with oversight of the capital markets in China. Accordingly, you should review our SEC reports, filings and our other public pronouncements with the understanding that no local regulator has done any due diligence on our company and with the understanding that none of our SEC reports, other filings or any of our other public pronouncements has been reviewed or otherwise been scrutinized by any local regulator.

Risks Related to the Market for our Common Stock

Our common stock is quoted on the OTC market, which may have an unfavorable impact on our stock price and liquidity.

Our common stock is quoted on the OTC market. The OTC market is a significantly more limited market than the New York Stock Exchange or NASDAQ. The quotation of our shares on the OTC market may result in a less liquid market available for existing and potential stockholders to trade shares of our common stock, could depress the trading price of our common stock and could have a long-term adverse impact on our ability to raise capital in the future. We plan to list our common stock as soon as practicable. However, we cannot assure you that we will be able to meet the initial listing standards of any stock exchange, or that we will be able to maintain any such listing.

We are subject to penny stock regulations and restrictions and you may have difficulty selling shares of our common stock.

The SEC has adopted regulations which generally define so-called “penny stocks” to be an equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. Our common stock is a “penny stock” and is subject to Rule 15g-9 under the Exchange Act, or the Penny Stock Rule. This rule imposes additional sales practice requirements on broker-dealers that sell such securities to persons other than established customers and “accredited investors” (generally, individuals with a net worth in excess of $1,000,000 or annual incomes exceeding $200,000, or $300,000 together with their spouses). For transactions covered by Rule 15g-9, a broker-dealer must make a special suitability determination for the purchaser and have received the purchaser’s written consent to the transaction prior to sale. As a result, this rule may affect the ability of broker-dealers to sell our securities and may affect the ability of purchasers to sell any of our securities in the secondary market, thus possibly making it more difficult for us to raise additional capital.

For any transaction involving a penny stock, unless exempt, the rules require delivery, prior to any transaction in penny stock, of a disclosure schedule prepared by the SEC relating to the penny stock market. Disclosure is also required to be made about sales commissions payable to both the broker-dealer and the registered representative and current quotations for the securities. Finally, monthly statements are required to be sent disclosing recent price information for the penny stock held in the account and information on the limited market in penny stock.

There can be no assurance that our common stock will qualify for exemption from the Penny Stock Rule. In any event, even if our common stock were exempt from the Penny Stock Rule, we would remain subject to Section 15(b)(6) of the Exchange Act, which gives the SEC the authority to restrict any person from participating in a distribution of penny stock, if the SEC finds that such a restriction would be in the public interest.

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We are an “emerging growth company,” and we cannot be certain if the reduced reporting requirements applicable to “emerging growth companies” will make our common shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For as long as we continue to be an “emerging growth company,” we may take advantage of exemptions from various reporting requirements that are applicable to other public companies that are not “emerging growth companies,” including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We could be an “emerging growth company” until 2020, although circumstances could cause us to lose that status earlier, including if we become a large accelerated filer or if we have issued an aggregate of $1 billion in non-convertible debt during the preceding 3 years. We cannot predict if investors will find our common stock less attractive because we may rely on these exemptions. If some investors find our common stock less attractive as a result, there may be a less active trading market for our common stock and the price of our common stock may be more volatile.

We do not intend to pay dividends for the foreseeable future.

For the foreseeable future, we intend to retain any earnings to finance the development and expansion of our business, and we do not anticipate paying any cash dividends on our common stock. Accordingly, investors must be prepared to rely on sales of their common stock after price appreciation to earn an investment return, which may never occur. Investors seeking cash dividends should not purchase our common stock. Any determination to pay dividends in the future will be made at the discretion of our board of directors and will depend on our results of operations, financial condition, contractual restrictions, restrictions imposed by applicable law and other factors our board deems relevant.

Our largest stockholder holds a significant percentage of our outstanding voting securities and may be able to control our management and affairs.

Ms. Jun Quan, our largest stockholder, is the beneficial owner of approximately 51.3% of our outstanding voting securities. As a result, she possesses significant influence, and can elect a majority of our board of directors and authorize or prevent proposed significant corporate transactions. Her ownership and control may also have the effect of delaying or preventing a future change in control, impeding a merger, consolidation, takeover, or other business combination, or discourage a potential acquirer from making a tender offer.

Fulfilling our obligations incident to being a public company, including with respect to the requirements of and related rules under the Sarbanes-Oxley Act of 2002, is expensive and time-consuming, and any delays or difficulties in satisfying these obligations could have a material adverse effect on our future results of operations and our stock price.

As a public company, the Sarbanes-Oxley Act of 2002 and the related rules and regulations of the SEC require us to implement various corporate governance practices and adhere to a variety of reporting requirements and complex accounting rules. Compliance with these public company obligations requires us to devote significant time and resources and places significant additional demands on our finance and accounting staff and on our financial accounting and information systems. We plan to hire additional accounting and financial staff with appropriate public company reporting experience and technical accounting knowledge. Other expenses associated with being a public company include increased auditing, accounting and legal fees and expenses, investor relations expenses, increased directors’ fees and director and officer liability insurance costs, registrar and transfer agent fees and listing fees, as well as other expenses.

We are required under the Sarbanes-Oxley Act of 2002 to document and test the effectiveness of our internal control over financial reporting. In addition, we are required under the Exchange Act to maintain disclosure controls and procedures and internal control over financial reporting. Any failure to maintain effective controls or implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. If we are unable to conclude that we have effective internal control over financial reporting, investors could lose confidence in the reliability of our financial statements. This could result in a decrease in the value of our common stock. Failure to comply with the Sarbanes-Oxley Act of 2002 could potentially subject us to sanctions or investigations by the SEC or other regulatory authorities.

Compliance with changing regulation of corporate governance and public disclosure will result in additional expenses.

Changing laws, regulations and standards relating to corporate governance and public disclosure, including SOX and related SEC regulations, have created uncertainty for public companies and significantly increased the costs and risks associated with accessing the public markets and public reporting. Our management team will need to invest significant management time and financial resources to comply with both existing and evolving standards for public companies, which will lead to increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

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Provisions in our charter documents and under Nevada law could discourage a takeover that stockholders may consider favorable.

Provisions in our articles of incorporation and bylaws may have the effect of delaying or preventing a change of control or changes in our management. Our board of directors has the right to determine the authorized number of directors and to elect directors to fill a vacancy created by the expansion of the board of directors or the resignation, death or removal of a director, which prevents stockholders from being able to control the size of or fill vacancies on our board of directors. In addition, we are authorized to issue up to 20,000,000 shares of preferred stock, in one or more classes or series as may be determined by our board of directors. The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

The audit report included in this Current Report was prepared by auditors who are not inspected by the Public Company Accounting Oversight Board and, as a result, investors are deprived of the benefits of such inspection.

The independent registered public accounting firm that issues the audit report included in this Current Report, as auditors of companies that are traded publicly in the United States and a firm registered with the Public Company Accounting Oversight Board (United States), or the “PCAOB”, is required by the laws of the United States to undergo regular inspections by the PCAOB to assess its compliance with the laws of the United States and professional standards. Because our auditors are located in China, a jurisdiction where the PCAOB is currently unable to conduct inspections without the approval of Chinese authorities, our auditors are not currently inspected by the PCAOB.

Inspections of other firms that the PCAOB has conducted outside China have identified deficiencies in those firms’ audit procedures and quality control procedures, which may be addressed as part of the inspection process to improve future audit quality. The inability of the PCAOB to conduct inspections in China prevents the PCAOB from regularly evaluating our auditor’s statements, audits and quality control procedures. As a result, investors may be deprived of the benefits of PCAOB inspections.

The inability of the PCAOB to conduct inspections of auditors in China makes it more difficult to evaluate the effectiveness of our auditor’s quality control and audit procedures as compared to auditors outside of China that are subject to PCAOB inspections. Investors may lose confidence in our reported financial information and procedures and the quality of our financial statements.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
AND RESULTS OF OPERATIONS

Overview

Golden Sunset Group Limited (“GS Group”) is an international business company formed under the laws of Republic of Seychelles (“Seychelles”) on June 28, 2017 as a holding company for Golden Sunset International Management Limited (“GS International”), a Seychelles International Business company formed on the same day. GS International is a wholly-owned subsidiary of GS Group.

Golden Sunset (Hongkong) Lodging Limited (“GS Hong Kong”), a holding company incorporated under the laws of Hong Kong Special Administrative Region on July 18, 2017. It was wholly owned by Ms. Quan, Jun until March 9, 2018 on which the entire equity interests was transferred to GS International.

GS Hong Kong owns 100% of the issued and outstanding equity interest in Xiao De Tian Xia (Shenzhen) Senior Care Management Services Limited, a People’s Republic of China company (“GS WFOE”) incorporated on November 3, 2017. On March 13, 2018, GS WFOE acquired 100% ownership interest of Shenzhen Golden Sunset Technology Limited (“GS Technology”), a PRC company incorporated on January 20, 2016. On November 6, 2017, GS WFOE also contractually controlled and managed an operating company, Hunan Xiao De Tian Xia Senior Care Industry Management Limited., a People’s Republic of China company (“Hunan Xiao De Tian Xia”), which provides senior care management services.

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Hunan Xiao De Tian Xia was incorporated in the People’s Republic of China on March 22, 2017. Its principal office is located in Yueping Retirement Home (Red Sunset Apartments), Yueping Town, Yangfeng District, Hengyang City. Hunan Xiao De Tian Xia provides a variety of services which include, but not limited to, service management, lodging management, training management and property management. It provides senior community care services such as preventive health check, rehabilitation support, transportation, housekeeping, laundry, wellness program, interactive classes and recreational activities through its branch, Hunan Xia De Tian Xia Senior Care Industry Management Co. Ltd Community Senior Care Service Center (“the Branch”). The Branch was formed on December 20, 2017.

Hunan Guanzizai Senior Care Services Co. Ltd. (“Hunan Guanzizai”) was formed in the People’s Republic of China on September 27, 2017 and is a wholly-owned subsidiary of Hunan Xiao De Tian Xia. This entity operates senior care personal services and recreational activities for the elderly communities in Hengyang City in Hunan Province, China.

We refer to GS Group, its consolidated subsidiaries and variable interest entity collectively as “we”, “us” and “our”.

Significant Accounting Policies

Basis of Presentation

The financial statements included in this report have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. GS Group’s financial statements are expressed in U.S. dollars.

Principles of Consolidation

Our consolidated combined financial statements include the accounts of GS Group, its subsidiaries and its Variable Interest Entities (VIEs). All significant intercompany transactions balances between GS Group, its subsidiaries and its VIEs are eliminated upon consolidation. Since GS Group, GS WFOE and its VIEs are under common control, the contractual arrangements among GS Group, GS WFOE, its VIEs and their shareholders have been accounted for as a reorganization of entities, and the consolidation of its VIEs through the contractual arrangements has been accounted for at historical cost and prepared on the basis as if these agreements became effective as of the beginning of the first period presented in our consolidated financial statements.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates for the six-month periods ended June 30, 2018 and 2017 and the period ended December 31, 2017 include the collectability of receivables, the useful lives of long-lived assets and intangibles, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

Going Concern Consideration

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets and business developments. As of June 30, 2018, although the working capital of the Company was $3,111,341, the Company has incurred a comprehensive loss of $1,551,845 and incurred a negative operating cash flow of $3,149,942. As of December 31, 2017, the Company also incurred a comprehensive loss of $883,314 and a negative cash flow from its operating activities, $524,895. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In an effort to continue as a going concern, its VIE entities had entered into a service and operation agreement with Hunan Chun-yi Management and Consulting Co. Ltd (“Hunan Chun-yi”) on April 16, 2018. The agreement provides that Hunan Chun-yi assists in providing managerial and operational services and supports to the senior care and recreational centers currently operated and to be operated under Hunan Guanzizai and the Branch. The purpose of the co-operation between Hunan Chun-yi and the Company’s subsidiaries is to expand the market share of social, educational, personal and recreational activities for the elderly communities in the vicinity of Hengyang City and revenue size. As of June 30, 2018, the Company had raised approximately $4.5 million and may also continue to raise fund through private placement or issuance of stock to support the operational needs.

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To expand the market share of senior care services, Hunan Xiao De Tian Xia established a subsidiary in Beijing in July 2018 which tends to promote and expand senior care services in vicinity of Beijing. On June 11, 2018, GS Technology Limited signed a cooperation agreement with Shenzhen City Ning Meng Zhi Hui Internet Consulting Limited (“Ning Meng Zhi Hui”), and a supplementary agreement on July 27, 2018. GS Technology and Ning Meng Zhi Hui agreed to be cooperatively responsible for the planning, development and operation of the Xiao De Tian Xia Internet Senior Care Platform (“The Platform”). The development of the platform is planned to be completed within 7 months.

In addition, as of December 31, 2017, the shareholder had raised approximately $2.6 million. Subsequently in the first and second quarters of 2018, the Company had received additional capital funding approximately $1.9 million. The Company may continue to raise fund through private placement or issuance of stock to support the operational needs. Management believes that the foregoing actions would enable the Company to continue as a going concern.

Foreign Currency Translation

The reporting currency of GS Group is the U.S. dollar. Our subsidiaries in the PRC and Hong Kong use the local currencies, Renminbi (RMB) and Hong Kong Dollars (HKD) as their functional currencies as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by the U.S. Federal Reserve at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive income amounted to $16,065 and $5,568 as of June 30, 3018 and December 31, 2017, respectively. Translation adjustments included in accumulated other comprehensive gain amounted to $5,568 as of December 31, 2017.

Below is a table with foreign exchange rates used for translation for the periods indicated:

For the six-month period ended June 30, 2018 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.8381	6.3655

As of June 30, 2018 (Closing Rate)
United States dollar ($1)	7.8463	6.6170

For the six-month period ended June 30, 2017 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.7740	6.8716

As of June 30, 2017 (Closing Rate)
United States dollar ($1)	7.8055	6.7793

For the period ended December 31, 2017 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.7926	6.7569

As of December 31, 2017 (Closing Rate)
United States dollar ($1)	7.8128	6.5063

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Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its deposits in financial institutions in the PRC and Hong Kong. Deposit accounts at insured banks and financial institutions in Hong Kong will be covered up to a limit of HKD500,000 (approximately US$ 63,724) by Hong Kong Deposit Protection Board in an event of bank failure. As of June 30, 2018, cash balances, $508,613 and $1,831,405 held in Hong Kong banks and PRC banks are uninsured. As of December 31, 2017, cash balances, $2,481,392 held in the PRC banks are uninsured. Our subsidiaries in Hong Kong and PRC have not experienced any losses in bank accounts and believe they are not exposed to any risks on our cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Repairs and maintenance are expensed as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Furniture & Fixtures	5 years
Computer Equipment	3-5 years
Office Equipment	3-5 years
Computer Software	5 years
Health Care Equipment	10 years

Capitalization of Software Costs

For costs incurred in the acquisition of internal use software, the Company capitalizes costs incurred upon purchase. Internal use software is amortized on a straight-line basis over its estimated useful life.

Impairment of Long-lived Assets

Long-lived assets, including buildings and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When the Company identifies an impairment, it reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of the six-month periods ended June 30, 2018 and 2017, management determined that there was no impairment. As of the period ended December 31, 2017, management determined that there was no impairment.

Fair Values of Financial Instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

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The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company considers the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Revenue Recognition

GP Group, its subsidiaries and its VIE entities adopted FASB ASC Topic 606, Revenue from Contracts with Customers, or ASC Topic 606, under the full retrospective approach applied to its contracts entered since its inception date in March 2017. Since the Company adopted ASC Topic 606 since its inception date, the adoption of ASC 606 did not have a material impact on the measurement nor on the recognition of contracts as if it would have adopted ASC Topic 605 prior to January 1, 2018. The early adoption did not result in an adjustment to our retained earnings.

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with customers, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Service management revenue – Service management relates to a service management agreement between Hunan Xiao De Tian Xia and Red Sunset Apartment. Pursuant to the agreement, Hunan Xiao De Tian Xia provides advisory and administrative services to Hengyang City Yueping Retirement Home (Red Sunset Apartment).

Leasing revenue – This portion of our revenue relates to contracts with residents for leasing services at Red Sunset Apartment that are generally short term in nature with approximately from three months through one year and fall under FASB ASC Topic 842, Leases, which are specifically accounted outside the scope of ASC Topic 606.

Lodging management revenue – We provide referral service of senior residents of Hengyang City Yueping Retirement Home (Red Sunset Apartment) and lodging management to Red Sunset Tourism Development Co. Ltd.

Community care revenue – Our branch, Hunan Xia De Tian Xia Senior Care Industry Management Co. Ltd Community Senior Care Service Center provides senior community care services such as preventive health check, rehabilitation support, transportation, housekeeping, laundry, wellness program, interactive classes and recreational activities. We charge the senior residents after we have provided such services. Starting 2018, we are designing prepayment options for those services.

Operating revenue of the Company represents the selling price of services provided on invoice, net of a value-added tax (“VAT”).

Leases

On the inception date of a lease and upon any relevant amendments to such lease, we test the classification of such lease as either a direct financing lease or an operating lease. None of our leases have met any of the criteria to be classified as a direct financing lease under FASB ASC Topic 842, Leases, and, therefore, we have accounted for all of our leases as operating leases and recognized a right-of-use (ROU) in non-current assets and an operating lease liability in current and non-current liabilities on the consolidated balance sheet. ASC Topic 842 provides a practical expedient election that unless a practical expedient is available and elected, utilities reflect a nonlease component that both lessor and lessee must separate from the lease components and to which consideration in the contract must be allocated. We did not elect the practical expedient and accounted for utilities as a nonlease component.

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Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company applies ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Recent Accounting Pronouncement

Management’s discussion and analysis of our financial condition and results of operations are based upon our financial statements, which have been prepared in accordance with U.S. GAAP. Our financial statements reflect the selection and application of accounting policies which require management to make significant estimates and judgments. The discussion of our critical accounting policies contained in Note 2 to our financial statements, “Summary of Significant Accounting Policies”, is incorporated herein by reference.

Results of Operations of Golden Sunset Group Limited and Its Subsidiaries

Period Ended December 31, 2017

The following discussion and analysis of the results of our operations should be read in conjunction with the consolidated financial statements of GS Group for the period ended December 31, 2017 as well as the related notes to financial statements that are included elsewhere in this report.

Revenue

For the period ended December 31, 2017, we have recognized $119,647 revenue which mainly consisted of service management revenue, $95,913, leasing revenue, $15,700, training management, $5,809 and lodging management revenue, $2,225.

Cost of Revenue

For the period ended December 31, 2017, our cost of revenue totaled $37,102 which comprised of cost of service management, $26,058, cost of leasing, $741, cost of training management, $4,742, cost of community care management, $803, and cost of lodging management, $4,758.

Operating Expenses

The operating expenses, $965,093, mainly consist of general and administrative and selling expenses for the period ended December 31, 2017.

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Our general and administrative and selling expenses for the period ended December 31, 2017 comprised of the following:

Period Ended December 31, 2017
(Audited)
Advertising	$56
Business development	153,695
Entertainment	9,854
Depreciation and amortization	126
Legal and professional fees	498,236
Office expense	7,145
Rental	85,091
Stock-based compensation	100,000
Salary and employee benefits	62,916
Utilities, repair and maintenance	7,315
Travel	25,401
Taxes and duties	2,645
Others	12,613
Total	$965,093

Advertising expense – Our advertising expense correlated to the equipment rental for festival gala, promotional materials and filming of our senior care management services.

Business development expense– Business development expense was comprised of the listing fee and public relations. We engaged Asia & America Consultant (Shenzhen) Co., Ltd, an affiliate of Asia Equity Exchange Group (AEEx) in Shenzhen, PRC, for listing the Company on the official website portal of American Exchange Equity Group (https://www.asiaotcmarkets.com/en/publishinfo/infopublish.html?tab=3), brand promotion for listing in the United States as well as business assessment. The amount represented the amortization of the listing fee, $26,132, brand promotion, $43,227 and business assessment, $84,335, paid to Asia & America Consultant (Shenzhen) Co. Ltd.

Entertainment – We had held several receptions and functions for our guests and employees in Hengyang City from September 2017 through December 2017. The cost included meals and accommodations for our guests and employees.

Depreciation and amortization – We depreciated our furniture & fixtures, office and computer equipment and health care equipment on a straight-line basis based on their estimated useful lives. We also amortized acquired computer software for internal use for five years on a straight-line basis.

Legal and professional fees- We engaged local legal services in Hengyang City, Hunan Province, PRC for our business contracts and operations in the PRC as well as Asia & America Consultant (Shenzhen) Co., Ltd for business structure, fund raising, acquisitions, legal counsel services in the United States, shares transfer, investor relations, financial audits and financial reporting in relation to going public in the United States.

Office expense –Hunan Xiao De Tian Xia and Xiao De Tian Xia incurred office setup expense such as company’s stamps, drinking water, office stationery and office supplies upon their organizations.

Rental – We entered into leasing agreements with various lessors for our offices in Hengyang City, Hunan Province and Shenzhen, Guangdong Province in the PRC. The leasing agreements are classified as operating leases in accordance with ASC 842.

Stock-based compensation –In June 2017, we entered into a management service agreement with Ms. Jun Quan, Yingsheng Holdings Limited and Gunda Holdings Limited and issued a total 400,000,000 shares of its common stock to these parties as a compensation for organizational and managerial services rendered. The Company recognized the cost of the appropriate number of the 400,000,000 shares at the current par value as of June 28, 2017, the date the common stock was issued. The stock-based compensation related to this agreement was $100,000, which was based on the par value of the share price at $0.00025, and was recognized in the fiscal year ended December 31, 2017.

Salary and employee benefits – Employee salary and benefits included labor union, $371, staff recruitment, $574, salary and wages of administrative, accounting staff and executives, $37,834, staff social insurance, $2,126, staff training and education, $12,432 and staff welfare, $9,579.

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Utilities, repair and maintenance – For the period ended December 31, 2017, we had incurred utilities, $947 for our office in Hengyang City, telecommunication, $399 and repair and maintenance fee, $5,969 for our office in Shenzhen PRC.

Travel – Hunan Xiao De Tian Xia incurred travel expense related to the bullet train tickets reimbursed to employees who attended training and education at Asia & American Consultant (Shenzhen) with respect to the acquisitions, flight ticket for executives who attended seminars or conference related to senior care management in Sweden and travel expense related to site visit in Beijing, Xianan and Shenzhen incurred by executives.

Taxes and duties – Our VIE entities in the PRC are subject to indirect taxes and duties. Indirect taxes and duties consisted of city construction tax at 7%, VAT at 3%, stamp duty at 5%, and property tax on property rental.

Others- Other expenses predominately included business registration fees for our entities in Hong Kong, Shenzhen and Hunan Xiao De Tian Xia.

Loss from Operations

As a result of the factors discussed above, we incurred a loss from operation of $882,548 for the period ended December 31, 2017.

Other Income (Expenses)

The Company’s other income for the period ended December 31, 2017 included the following:

Interest Income:

Interest income for the period ended December 31, 2017 was $922.

Other Expenses, Net:

We have recognized $7,206 of other expenses, net for the period ended December 31, 2017. Out of this total amount, $520 related to bank charges and finance expense and $6,686 related to foreign currency transaction loss.

Provision for Income Taxes

We are subject to enterprise income taxation and profits taxation in the PRC and Hong Kong, where all of our business is conducted. Our effective tax rates differ from the statutory rate primarily due to book and taxable losses incurred. For the period ended December 31, 2017, the provision for income tax was $50, attributed to Hunan Xiao De Tian Xia.

As of December 31, 2017, we had approximately $106,198 net operating loss carryforwards (“NOLs”) which was generated by GS Hong Kong , GS WFOE and our VIE entities in an amount of $3,931, $67,849 and $34,418, respectively. The NOLs were available to offset future taxable income, if any. The NOLs incurred by GS Hong Kong will be carried forward indefinitely. The NOLs incurred by GS WFOE and our VIE entities will be carried forward for 5 years after the year the NOLs are incurred, which will expire in varying amounts beginning in 2022, if unutilized. Management believes that it is more likely than not that our GS WFOE and VIE entities may not generate sufficient future taxable income or deferred tax liabilities to offset their deferred tax assets and utilize NOLs before its expiration. Moreover, GS Hong Kong is a holding company and we do not expect it will generate book or taxable income to utilize its NOLs or deferred tax assets. Accordingly, we provided a full allowance against our deferred tax assets as well as NOLs.

The effective tax rate for the period ended December 31, 2017 was (0.01)%.

Net Loss

As a result of the factors discussed above, for the period ended December 31, 2017, net loss amounted to $888,882.

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Foreign currency translation gain

The functional currencies of our operations in the PRC and Hong Kong are the Chinese Yuan or Renminbi (“RMB”) and Hong Kong Dollars (“HKD”). The financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. Transaction gains and or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. As a result of foreign currency translations, which are a noncash adjustment, we reported a foreign currency translation gain of $5,568 for the period ended December 31, 2017. This non-cash gain had the effect of decreasing our reported comprehensive loss.

Comprehensive loss

As a result of our net loss, we had comprehensive loss for the period ended December 31, 2017 of $883,314.

For the six-month periods ended June 30, 2018 and 2017

The following discussion and analysis of the results of our operations should be read in conjunction with the unaudited consolidated financial statements of GS Group for the six-month periods ended June 30, 2018 and 2017 as well as the related notes to financial statements that are included elsewhere in this report.

Revenue

For the six-month period ended June 30, 2018, we have recognized $99,246 revenue which mainly consisted of service management revenue, $83,653, leasing revenue, $11,440, community care management revenue, $2,127 and lodging management revenue, $2,026. For the six-month period ended June 30, 2017, we did not recognize any revenue as our operation did not start until July 2017.

Cost of Revenue

For the six-month period ended June 30, 2018, our cost of revenue totaled $43,186 which comprised of cost of service management, $22,821, cost of property maintenance, $917, cost of community care management, $10,344, and cost of lodging management, $9,104. For the six-month period ended June 30, 2017, we did not recognize any cost of revenue as our operation did not start until July 2017.

Operating Expenses

The operating expenses of the Company, $1,551,101, mainly consists of general and administrative and selling expenses for the six-month period ended June 30, 2018. For the same period in 2017, the operating expenses were nil as our operation commenced in July 2017.

Our general and administrative and selling expenses for the six-month periods ended June 30, 2018 and 2017 comprised of the following:

	For the Six-Month Period Ended June 30, 2018	For the Six-Month Period Ended June 30, 2017
	(Unaudited)	(Unaudited)
Advertising	$6,570	$-
Business development	107,239	-
Legal and professional fees	924,411	-
Entertainment	17,944	-
Depreciation and amortization	8,118	-
Rental	219,347	-
Office expense	26,230	-
Salary and employee benefits	124,998	-
Utilities, repair and maintenance	23,905	-
Travel	41,948	-
Taxes and duties	1,949	-
Others	48,442	-
Total	$1,551,101	$-

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Advertising expense – Our advertising expense for the six-month period ended June 30, 2018 correlated to the equipment rental for festival gala, promotional materials and filming of our senior care management services. We did not incur any advertising expense in the same period in 2017 as we were incorporated on June 28, 2017.

Business development expense – For the six-month period ended June 30, 2018, business development expense was comprised of the listing fee and public relations. We had incurred approximately $12,515 for our marketing campaigns in February 2018 in the PRC. The cost paid to Monda Advertising Co., Ltd for brand design within the PRC was $10,499. We also engaged Asia & America Consultant (Shenzhen) Co., Ltd, an affiliate of Asia Equity Exchange Group (AEEx) in Shenzhen, PRC, for listing the Company on the official website portal of American Exchange Equity Group (https://www.asiaotcmarkets.com/en/publishinfo/infopublish.html?tab=3) and brand promotion for listing in the United States. The amount represented the amortization of the listing fee and brand promotion paid to Asia & America Consultant (Shenzhen) Co. Ltd. for the six-month period ended June 30, 2018 was $39,198 and $45,027, respectively.

The business development expense for the six-month period ended June 30, 2017 was nil as we were incorporated on June 28, 2017.

Legal and professional fees - For the six-month period ended June 30, 2018, we engaged local legal services in Hengyang City, Hunan Province, PRC for our business contracts and operations in the PRC as well as Asia & America Consultant (Shenzhen) Co., Ltd for business structure, fund raising, acquisitions, legal counsel services in the United States, shares transfer, investor relations, financial audits and financial reporting in relation to going public in the United States. The legal and professional fees for the six-month period ended June 30, 2017 was nil as we were incorporated on June 28, 2017.

Entertainment – The entertainment expense for the six-month period ended June 30, 2018 represented a reception for our guests and employees in Hengyang City in February 2018. The cost included meals, accommodations and gifts for our guests and employees. We did not incur any entertainment expense for the six-month period ended June 30, 2017 as we were incorporated on June 28, 2017.

Depreciation and amortization – We depreciated our furniture & fixtures, office and computer equipment and health care equipment on a straight-line basis based on their estimated useful lives. We also amortized acquired computer software for internal use for five years on a straight-line basis. For the six-month periods ended June 30, 2018 and 2017, the depreciation and amortization expenses were $8,118 and nil, respectively.

Rental – We entered into leasing agreements with various lessors for our offices in Hengyang City, Hunan Province and Shenzhen, Guangdong Province in the PRC. The leasing agreements are classified as operating leases in accordance with ASC 842. For the six-month periods ended June 30, 2018 and 2017 were $219,347 and nil, respectively.

Office expense – For the six-month period ended June 30, 2018, our office expense included office setup expense of the branch, $24,623, office supplies, $483, postage and courier, $536 and printing $588. For the six-month period ended June 30, 2017, office expense was nil as we were incorporated on June 28, 2017.

Salary and employee benefits – For the six-month period ended June 30, 2018, our employee salary and benefits included labor union, $544, staff recruitment, $54, salary and wages of administrative, accounting staff and executives, $100,859, staff social insurance, $8,573 and staff welfare, $14,968. For the six-month period ended June 30, 2017, our salary and employee benefits expenses were nil as we were incorporated on June 28, 2017.

Utilities, repair and maintenance – For the six-month period ended June 30, 2018, we had incurred utilities, $899 for our offices in Hengyang City and Shenzhen, PRC and building management fee, $23,006 for our office in Shenzhen PRC. We did not incur any utilities, repair and maintenance expenses for the six-month period ended June 30, 2017 as we were incorporated on June 28, 2017

Travel – For the six-month period ended June 30, 2018, travel expense, $41,948, mainly consisted of: $13,628 incurred by our VIE entities related to the business trip to Beijing, China of our executives and senior management for business setup of our subsidiaries in Beijing. $25,961 correlated to the business trip to the U.S. for marketing of our business and going public in the U.S. $1,381 vehicle expenses incurred by Xiao De Tian Xia Shenzhen. For the same period in 2017, we did not incur any travel expense.

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Taxes and duties – Our VIE entities in the PRC are subject to indirect taxes and duties. Indirect taxes and duties consisted of city construction tax at 7%, VAT at 3%, stamp duty at 5% and property tax on property rental.

Others - Other expenses for the six-month period ended June 30, 2018 chiefly included business and trademark registration fee, $1,728, and agency fee, $39,672, incurred by Hunan Xiao De Tian Xia. Other expenses for the same period in 2017 were nil.

Loss from Operations

As a result of the factors discussed above, we incurred a loss from operation of $1,495,041 and nil for the six-month periods ended June 30, 2018 and 2017, respectively.

Other Income (Expenses)

The Company’s other income (expenses) for the six-month periods ended June 30, 2018 and 2017 included the following:

Interest Income:

Interest income for the six-month periods ended June 30, 2018 and 2017 was $3,323 and nil, respectively.

Other Expenses, Net:

The Company has recognized $67,301 and nil of other expenses, net for the six-month periods ended June 30, 2018 and 2017, respectively. For the six-month period ended June 30, 2018, other expenses included the following: $824 related to bank charges and finance expense, $69,871 related to foreign currency transaction loss and $71 related to other income.

Provision for Income Taxes

We are subject to taxation in the PRC and Hong Kong, where all of our business is conducted. As GS Group and GS International were incorporated as international business companies in the Republic of Seychelles, they are exempt from business taxes in respect of International Business Companies Act, 2016 of the Republic of Seychelles. Our effective tax rates differ from the statutory rate primarily due to book and taxable losses incurred.

As of June 30, 2018, we had approximately $529,284 net operating loss carryforwards (“NOLs”) which was generated by GS Hong Kong, Shenzhen entities (GS WFOE and GS Technology) and our VIE entities in an amount of $4,123, $306,279 and $218,882, respectively. The NOLs were available to offset future taxable income, if any. NOLs incurred by GS Hong Kong can be carried forward indefinitely. NOLs incurred by our GS WFOE and VIE entities can be carried forward 5 years after the year NOLs are incurred and will expire in varying amounts beginning in 2023, if unutilized. Management believes that it is more likely than not that our GS WFOE, GS Technology and VIE entities may not generate sufficient future taxable income or deferred tax liabilities to utilize the NOLs before its expiration and offset deferred tax assets. Additionally, GS Hong Kong will not generate book or taxable income to utilize its deferred tax assets or NOLs. Accordingly, we provided a full allowance against our deferred tax assets as well as NOLs.

For the six-month periods ended June 30, 2018 and 2017, the Company’s provision for income taxes were nil.

The effective tax rates for the six-month periods ended June 30, 2018 and 2017 were nil.

Net Loss

As a result of the factors discussed above, for the six-month periods ended June 30, 2018 and 2017, net loss amounted to $1,562,342 and nil, respectively.

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Foreign currency translation gain

The functional currencies of our operations in the PRC and Hong Kong are the Chinese Yuan or Renminbi (“RMB”) and Hong Kong Dollars (“HKD”). The financial statements are translated to U.S. dollars using the period end rates of exchange for assets and liabilities, equity is translated at historical exchange rates, and average rates of exchange (for the period) are used for revenues and expenses and cash flows. Transaction gains and or losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. As a result of foreign currency translations, which are a noncash adjustment, we reported a foreign currency translation gain of $10,497 and nil for the six-month periods ended June 30, 2018 and 2017, respectively. This non-cash gain had the effect of decreasing our reported comprehensive loss.

Comprehensive loss

As a result of our net loss, we had comprehensive loss for the six-month periods ended June 30, 2018 and 2017 of $1,551,845 and nil, respectively.

Liquidity and Capital Resources

As of June 30, 2018, we had a cash balance of $2,403,742. The following table presents a summary of our cash flows for the periods indicated:

	For the Six-Months Ended June 30, 2018	For the Six-Months Ended June 30, 2017	For the Period Ended December 31, 2017
	(Unaudited)	(Unaudited)	(Audited)
Net cash used in operating activities	$(3,149,942)	$-	$(524,895)
Net cash used in investing activities	(63,321)	-	(66,139)
Net cash provided by financing activities	3,018,953	-	3,039,368
Effect of exchange rate change on cash	116,660	-	33,058
Total net change in cash and cash equivalents	$(77,650)	$-	$2,481,392

Operating Activities:

During the six-month period ended June 30, 2018, net cash used in operating activities of $3,149,942 were primarily attributable to:

●	the net book loss after income tax expense, $1,562,342
●	increase in accounts receivable, $43,008
●	increase in deposits and other receivables, $59,410
●	payment of inventories purchased, $3,011, related to the promotional items to be distributed at special events
●	increase in prepaid expenses and advance payment to our suppliers, $312,173
●	increase in amount due from related parties of $304,596
●	increase in tax receivable, $75
●	decrease in other payables and accrued liabilities, $22,945
●	decrease in deferred rent, $182
●	repayment of operational funding due to related parties, $2,106,952. Our related party, Hengyang City Yueping Retirement Home (Red Sunset Apartment) remitted a total amount of $2,000,000 (RMB 13,921,195) to Asia & America Consultant (Shenzhen) Co. Ltd on behalf of GS Group for the business structure and reverse acquisition services. We reimbursed the entire amount to Red Sunset Apartment in April 2018. Additionally, GS WFOE repaid the amount due to our consultant, $43,450 (RMB 276,584). The net repayment was offset by the additional amount due to the same related party, Red Sunset Apartment, which paid approximately $99,449 (RMB 658,085) to Asia Era International Financial on behalf of GS Group in June 2018. The difference is primarily due to fluctuation of the foreign currency exchange rate of United States Dollar and Chinese Yuan
●	Decrease in operating lease obligations, $127,069

offset by:

●	non-cash items such as depreciation and amortization expenses, $64,058
●	decrease in right-of-use assets obtained, $125,110
●	additional cash receipt from customers’ deposits, $1,577, related to the prepaid card of community care services.
●	increase in tax payables, $292
●	additional amount due to our director, Ms. Jun Quan, $576,439 mainly incurred by GS Hong Kong

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During the period ended December 31, 2017, net cash used in operating activities of $524,895 were primarily attributable to:

●	the net book loss after income tax expense, $888,882
●	increase in amortization of right-of-use assets, $27,199
●	increase in accounts receivable, $15,964
●	increase in deposits and other receivables, $92,513
●	increase in advance payments to suppliers and prepaid expenses, $1,722,289
●	increase in right-of-use assets, $1,923,535
●	increase in amount due from related parties, $2,960.

offset by:

●	non-cash items such as depreciation and amortization expenses, $126
●	increase in other payables and accrued expenses, $71,393
●	increase in deferred rent, $172
●	additional cash receipt from deferred revenue, $1,530, related to the prepaid lodging management fee.
●	increase in value-added tax payable, $888
●	increase in operating lease obligations, $1,935,014
●	additional amount due to our related parties, Red Sunset Apartment who paid consulting fee approximately $1,984,926, to Asia & America Consultant (Shenzhen) Co. Ltd. on behalf of Golden Sunset Group Limited and its future subsidiaries.

Investing Activities:

Net cash used in investing activities for the six-month period ended June 30, 2018 totaled $63,321, which mainly correlated to the purchase of equipment by Hunan Xiao De Tian Xia and its branch.

Net cash used in investing activities for the period ended December 31, 2017 totaled $66,139 which chiefly correlated to the purchase of equipment by Hunan Xiao De Tian Xia and Xiao De Tian Xia Shenzhen.

Financing Activities:

Net cash provided by financing activities for the six-month period ended June 30, 2018 was $3,018,953 which was the proceeds of share purchase from our shareholders and additional share capital invested in our VIE entities.

Net cash provided by financing activities for the period ended December 31, 2017 was $3,039,368 which was the proceeds of share purchase from our shareholders.

Effect of exchange rate change

Effect of exchange rate change on cash totaled $116,660 for the six-month period ended June 30, 2018. The resulting change in cash for the period was a decrease of $77,650, which was primarily due to the aforementioned factors.

Effect of exchange rate change on cash totaled $33,058 for the period ended December 31, 2017.

During the six-month period ended June 30, 2017, net cash provided by (used in) operating activities, investing activities and financing activities were nil as we were incorporated on June 28, 2017.

The following table sets forth a summary of our working capital as of June 30, 2018 and December 31, 2017:

	As of June 30, 2018	As of December 31, 2017
	(Unaudited)	(Audited)
Current Assets	$4,037,877	$4,300,285
Current Liabilities	926,536	2,363,133
Working Capital	$3,111,431	$1,937,152

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Our current assets as of June 30, 2018 was $4,037,877. Out of this balance, we had cash and cash equivalents in an amount of $2,403,742. We had $572,337 dominated in HKD in Hong Kong banks, $1,831,405 dominated in RMB and deposited in banks in PRC. The current asset balance also consisted of the following: accounts receivable and other receivables, net, $85,288, inventories, $2,897, advance to suppliers, $435,550, prepaid expenses, $747,438, deposits, $124,004, amount due from related parties, $238,885 and tax receivable, $73.

Our current assets as of December 31, 2017 was $4,300,285. Out of this balance, we had cash and cash equivalents in an amount of $2,481,392. The entire cash balance dominated in RMB and deposited in banks in PRC. The current asset balance also consisted of the following: accounts receivable and other receivables, net, $17,277, advance to suppliers, $185,681, prepaid expenses, $1,517,484, deposits, $95,377 and amount due from related parties, $3,074.

Our current liabilities as of June 30, 2018 was $926,536. This amount composed of other payables and accrued expenses, $50,828, customer deposits, $3,080, taxes payable, $1,187, amount due to directors, $575,716 and lease liability, $295,725.

Our current liabilities as of December 31, 2017 was $2,363,133. This amount composed of other payables and accrued expenses, $74,142, deferred rent, $178, deferred revenue, $1,589, taxes payable, $922, lease liability, $224,933, and amount due to related parties, $2,061,369.

The Company is aware of events or uncertainties which may affect its future liquidity because of capital controls in the PRC. The RMB is only currently convertible under the “current account,” which includes dividends, trade and service-related foreign exchange transactions, but not under the “capital account,” which includes foreign direct investment and loans, including loans we may secure from our onshore subsidiaries or variable interest entities. Currently, our PRC subsidiaries, which are wholly-foreign owned enterprises, may purchase foreign currency for settlement of “current account transactions,” including payment of dividends to us, without the approval of the State Administration of Foreign Exchange (“SAFE”) by complying with certain procedural requirements. However, the relevant PRC governmental authorities may limit or eliminate our ability to purchase foreign currencies in the future for current account transactions. The existing and future restrictions on currency exchange may limit our ability to utilize revenue generated in Renminbi to fund our business activities outside of the PRC or pay dividends in foreign currencies to our stockholders, including holders of our shares of common stock. Foreign exchange transactions under the capital account remain subject to limitations and require approvals from, or registration with, SAFE and other relevant PRC governmental authorities. This could affect our ability to obtain foreign currency through debt or equity financing for our PRC subsidiaries.

Applicable PRC law permits payment of dividends to us by our operating subsidiaries in China only out of their net income, if any, determined in accordance with PRC accounting standards and regulations. Our operating subsidiaries in China are also required to set aside a portion of their net income, if any, each year to fund general reserves for appropriations until such reserves have reached 50% of the subsidiary’s registered capital. These reserves are not distributable as cash dividends. In addition, registered share capital and capital reserve accounts are also restricted from withdrawal in the PRC, up to the amount of net assets held in each operating subsidiary. In contrast, there is no foreign exchange control or restrictions on capital flows into and out of Hong Kong. Hence, our Hong Kong operating subsidiary is able to transfer cash without any limitation to the U.S. under normal circumstances. If our operating subsidiaries were to incur additional debt on their own behalf in the future, the instruments governing the debt may restrict the ability of our operating subsidiaries to transfer cash to our U.S. investors.

Because the exchange rate conversion is different for the balance sheets and the statements of cash flows, the changes in assets and liabilities reflected on the statements of cash flows are not necessarily identical with the comparable changes reflected on the balance sheets.

Going Concern Consideration

Our operations and financial results are subject to numerous various risks and uncertainties that could adversely affect our business, financial condition, and results of operations.

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Contractual Obligations and Other Commitments

We had the following contractual obligations and commercial commitments as of June 30, 2018:

	Payments Due by Period
	Less Than 1 Year	1 to 3 Years	3 to 5 Years	More Than 5 Years	Total

Contractual Obligations:
Operating lease obligations	$186,809	$823,809	$860,742	$452,196	$2,323,556

Total contractual obligations	$186,809	$823,809	$860,742	$452,196	$2,323,556

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements, including arrangements that would affect our liquidity, capital resources, market risk support, and credit risk support or other benefits.

Future Financings

We will continue to rely on equity sales of our common shares in order to continue to fund our business operations. Issuances of additional shares will result in dilution to existing stockholders. There is no assurance that we will achieve any additional sales of the equity securities or arrange for debt or other financing to fund our operations and other activities, or if we are able, there is no guarantee that existing shareholders will not be substantially diluted.

PROPERTIES

All land in China is owned by the state or local governments. Individuals and companies are permitted to acquire rights to use land or land use rights for specific purposes. In the case of land used for industrial purposes, the land use rights are granted for a period of 50 years. This period may be renewed at the expiration of the initial and any subsequent terms according to the relevant Chinese laws. Granted land use rights are transferable and may be used as collateral for borrowings and other obligations.

We lease our offices and regional operations under various leases. The leases have terms from 5 to 10 years. Our executive offices are located at 3rd Floor, Golden Sunset Community, Wencang Village, Yueping Township, Yan Feng District, Hengyang City, Hunan Province, which consist of approximately 100 square meters, all of which are dedicated to administrative office space. We lease our executive offices pursuant to a lease agreement that was entered into on May 1, 2017 with Hengyang Yan Feng District Yueping Golden Sunset Community (“Golden Sunset Community”), pursuant to which Golden Sunset Community leased six units to us as administrative offices. We are required to pay a monthly rent of RMB 1,000 in addition to the utility fees. The term of lease is from May 1, 2017 to April 30, 2022.

On May 1, 2017, Golden Sunset Community also entered into an asset management agreement with GS Hunan, under which we agreed to maintain 183 units of properties, located at Hengshan Science City (approximately 5,490 square meters) until April 30, 2022. In exchange, we may lease the properties to any third parties and receive rents.

In addition, Hunan Guanzizai leased 1,688 square meters of office spaces for 10 years from August 5, 2017 and August 4, 2027 in Hengyan City. GS Hunan also leased 220 square meters of office spaces for 5 years from January 1, 2018 to December 30, 2022.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our business.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common stock as of November 13, 2018 (i) by each person who is known by us to beneficially own more than 5% of our common stock; (ii) by each of our officers and directors; and (iii) by all of our officers and directors as a group. Unless otherwise specified, the address of each of the persons set forth below is in care of the Company, 3rd Floor, Golden Sunset Community, Wencang Village, Yueping Township, Yan Feng District, Hengyang City, Hunan Province, China 421000.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Jun Quan, Chairman, CEO, President and CFO(3)	Common Stock	120,000,000	51.3%
All officer and director as a group	Common Stock	120,000,000	51.3%
Gunda Holdings Limited (4)	Common Stock	110,000,000	47.0%

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common stock.

(2)	A total of 234,000,000 shares of our common stock are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of November 13, 2018. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	Including 108,000,000 shares of common stock held Yingsheng Holdings Limited and Ms. Quan has voting and dispositive power of the securities held by Yingsheng Holdings Limited.

(4)	Xianggui Zhu is the sole director of Gunda Holdings Limited and has voting and dispositive power of the securities held by it.

Changes in Control

We do not currently have any arrangements which if consummated may result in a change of control of our company.

DIRECTORS AND EXECUTIVE OFFICERS

Directors and Executive Officers

The following sets forth information about our director and executive officer as of the date of this report:

NAME	AGE	POSITION
Jun Quan	37	Chairman, Chief Executive Officer, President, Chief Financial Officer, Treasury and Secretary

Jun Quan. Ms. Quan serves as a member of our board of directors and as our Chairman, Chief Executive Officer, President and Chief Financial Officer starting on November 13, 2018. She has served as CEO of our VIE entity, GS Hunan since May 1, 2017. Prior to that, Ms. Quan was the chairman of Hengyang Tongfu Gongying Private Capital Trading Service Center CO., Ltd. since January 2010. From March 2007 to January 2010, Ms. Quan was the vice chairman and financial supervisor of Hunan Zhongfeng Investment Property CO., Ltd. Ms. Quan has about twenty years of experience in business management and financing. She graduated from the Open University of China majoring in financial accounting.

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Involvement in Certain Legal Proceedings

To the best of our knowledge, none of our directors or executive officers has, during the past ten years:

●	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

●	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

●	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

●	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

●	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

●	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

EXECUTIVE COMPENSATION

Summary Compensation Table - Fiscal Years Ended December 31, 2017 and 2016

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Nonequity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Jun Quan, CEO(1)	2017	32,383.8	-	-	-	-	-	-	32,383.8
	2016	-	-	-	-	-	-	-	-
Ling Liu, Former CEO(2)	2017	2,960.9	-	-	-	-	-	-	2,960.9
	2016	-	-	-	-	-	-	-	-
Desmond Deschambeault, Former CEO(3)	2017	-	-	-	-	-	-	-	-
	2016	-	-	-	-	-	-	-	-

(1)	Ms. Quan became our Chief Executive Office on November 13, 2018. The compensation shown in this table include the amount Ms. Quan received from our subsidiaries prior to the consummation of the Reverse Merger.

(2)	Ms. Liu served as our Chief Executive Officer from April 11, 2018 until November 13, 2018.

(3)	Mr. Deschambeault served as our Chief Executive Officer until April 11, 2018.

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Employment Agreements

All of our employees have executed our standard employment agreements as required by the Chinese labor law. Our employment agreements with our executives provide the amount of each executive officer’s salary, title and establish their eligibility to receive a bonus. The employment agreement between GS Hunan and Ms. Jun Quan, dated May 1, 2017, provides that Ms. Quan is employed as GS Hunan’s CEO with a three-year term of employment until May 1, 2020. Ms. Quan receives a monthly salary of RMB 18,000 (approximately $2,620) under the employment agreement. She is also subject to customary confidentiality covenants under the employment agreement.

Outstanding Equity Awards at Fiscal Year End

No unexercised options, stock that has not vested or outstanding equity incentive plan awards were held by any of our named executive officers at December 31, 2017.

Compensation of Directors

No member of our board of directors received any compensation for his services as a director during the year ended December 31, 2017.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS,
AND DIRECTOR INDEPENDENCE

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our fiscal year ended December 31, 2016, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

●	On June 15, 2018, we entered into the Exchange Agreement with GS Group and holders of all outstanding capital stock of GS Group, pursuant to which on November 13, 2018, we acquired 100% of the outstanding capital stock of GS Group. In exchange, we issued to the former shareholders of GS Group, including our Chairman, Chief Executive Officer, President and Chief Financial Officer ,Ms. Jun Quan, Yingsheng Holdings Limited and Gunda Holdings Limited. Ms. Jun Quan is also the sole director of Yingsheng Holdings Limited, which received 108,100,000 shares of common stock of the Company.

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●	As of June 30, 2018, Ms. Jun Quan had loaned us $575,716 as working capital to support our business operations. The amounts are unsecured, interest-free and due on demand.

●	As disclosed in Note 10 to the consolidated financial statements for the six-month period ended June 30, 2018 and 2017, as of June 30, 2018, amounts due from our related parties were $238,885.

Promoters and Certain Control Persons

We did not have any promoters at any time during the past five fiscal years.

Director Independence

We currently do not have any independent directors, as the term “independent” is defined by the rules of the Nasdaq Stock Market.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings, which arise, in the ordinary course of business. However, litigation is subject to inherent uncertainties and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse affect on our business, financial condition or operating results.

MARKET PRICE AND DIVIDENDS ON OUR COMMON EQUITY
AND RELATED STOCKHOLDER MATTERS

Market Information

Our common stock is currently eligible to be quoted on the OTC market under the symbol “DDLX.” However, our common stock has not been traded on the OTC market except on a limited and sporadic basis and there is no assurance that a regular public trading market will ever develop. OTC market securities are not listed and traded on the floor of an organized national or regional stock exchange. Instead, OTC market securities transactions are conducted through a telephone and computer network connecting dealers. OTC market issuers are traditionally smaller companies that do not meet the financial and other listing requirements of a regional or national stock exchange.

The following table sets forth the quarterly high and low bid prices for the common stock for the periods indicated below as reported on www.otcmarkets.com. The prices set forth below represent inter-dealer quotations, without retail markup, markdown or commission and may not be reflective of actual transactions.

	Closing Bid Prices (1)
	High		Low

Fiscal Year Ended December 31, 2018*
1st Quarter	$	N/A	$	N/A
2nd Quarter		$1.07		$1.05
3rd Quarter		$3.00		$1.05
4th Quarter (up to November 9, 2018)		$2.25		$2.09

Fiscal Year Ended December 31, 2017
	$	N/A	$	N/A

* To our knowledge, no market information prior to April 12, 2018 is publicly available.

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Approximate Number of Holders of Our Common Stock

As of November 13, 2018, there were approximately 32 holders of record of our common stock. This number excludes the shares of our common stock owned by stockholders holding stock under nominee security position listings.

Dividend Policy

We have never declared or paid a cash dividend. Any future decisions regarding dividends will be made by our board of directors. We currently intend to retain and use any future earnings for the development and expansion of our business and do not anticipate paying any cash dividends in the foreseeable future. Our board of directors has complete discretion on whether to pay dividends, subject to the approval of our stockholders. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant.

Securities Authorized for Issuance under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to the disclosure set forth under Item 3.02 of this report, which disclosure is incorporated by reference into this section.

DESCRIPTION OF SECURITIES

Common Stock

We are authorized to issue up to 1,980,000,000 shares of common stock, par value $0.001 per share. Each outstanding share of common stock entitles the holder thereof to one vote per share on all matters. Our bylaws provide that elections for directors shall be by a plurality of votes. Stockholders do not have preemptive rights to purchase shares in any future issuance of our common stock. Upon our liquidation, dissolution or winding up, and after payment of creditors and preferred stockholders, if any, our assets will be divided pro-rata on a share-for-share basis among the holders of the shares of common stock.

The holders of shares of our common stock are entitled to dividends out of funds legally available when and as declared by our board of directors. Our board of directors has never declared a dividend and does not anticipate declaring a dividend in the foreseeable future. Should we decide in the future to pay dividends, as a holding company, our ability to do so and meet other obligations depends upon the receipt of dividends or other payments from our operating subsidiary and other holdings and investments. In addition, our operating subsidiary, from time to time, may be subject to restrictions on its ability to make distributions to us, including as a result of restrictive covenants in loan agreements, and other regulatory restrictions.

All of the issued and outstanding shares of our common stock are duly authorized, validly issued, fully paid and non-assessable. To the extent that additional shares of our common stock are issued, the relative interests of existing stockholders will be diluted.

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Preferred Stock

We are authorized to issue up to 20,000,000 shares of preferred stock, par value $0.001 per share, in one or more classes or series within a class as may be determined by our board of directors, who may establish, from time to time, the number of shares to be included in each class or series, may fix the designation, powers, preferences and rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. Any preferred stock so issued by the board of directors may rank senior to the common stock with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up of us, or both. Moreover, under certain circumstances, the issuance of preferred stock or the existence of the unissued preferred stock might tend to discourage or render more difficult a merger or other change of control.

No shares of our preferred stock are currently outstanding. The issuance of shares of preferred stock, while providing desirable flexibility in connection with possible acquisitions and other corporate purposes, could have the effect of making it more difficult for a third party to acquire, or of discouraging a third party from acquiring, a majority of our outstanding voting stock.

Anti-Takeover Effects of Nevada Law and Our Articles of Incorporation and Bylaws

The provisions of Nevada law, our articles of incorporation and bylaws may have the effect of delaying, deferring or discouraging another person from acquiring control of our company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Anti-takeover Effects of Nevada Law

Business Combinations

The “business combination” provisions of Sections 78.411 to 78.444, inclusive, of the Nevada Revised Statutes, or NRS, prohibit a Nevada corporation with at least 200 stockholders from engaging in various “combination” transactions with any interested stockholder: for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the transaction is approved by the board of directors prior to the date the interested stockholder obtained such status; or after the expiration of the three-year period, unless:

●	the transaction is approved by the board of directors or a majority of the voting power held by disinterested stockholders, or

●	if the consideration to be paid by the interested stockholder is at least equal to the highest of: (a) the highest price per share paid by the interested stockholder within the three years immediately preceding the date of the announcement of the combination or in the transaction in which it became an interested stockholder, whichever is higher, (b) the market value per share of common stock on the date of announcement of the combination and the date the interested stockholder acquired the shares, whichever is higher, or (c) for holders of preferred stock, the highest liquidation value of the preferred stock, if it is higher.

A “combination” is defined to include mergers or consolidations or any sale, lease exchange, mortgage, pledge, transfer or other disposition, in one transaction or a series of transactions, with an “interested stockholder” having: (a) an aggregate market value equal to 5% or more of the aggregate market value of the assets of the corporation, (b) an aggregate market value equal to 5% or more of the aggregate market value of all outstanding shares of the corporation, or (c) 10% or more of the earning power or net income of the corporation.

In general, an “interested stockholder” is a person who, together with affiliates and associates, owns (or within three years, did own) 10% or more of a corporation’s voting stock. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire our company even though such a transaction may offer our stockholders the opportunity to sell their stock at a price above the prevailing market price.

Our articles of incorporation state that we have elected not to be governed by the “business combination” provisions.

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Control Share Acquisitions

The “control share” provisions of Sections 78.378 to 78.3793, inclusive, of the NRS, which apply only to Nevada corporations with at least 200 stockholders, including at least 100 stockholders of record who are Nevada residents, and which conduct business directly or indirectly in Nevada, prohibit an acquirer, under certain circumstances, from voting its shares of a target corporation’s stock after crossing certain ownership threshold percentages, unless the acquirer obtains approval of the target corporation’s disinterested stockholders. The statute specifies three thresholds: one-fifth or more but less than one-third, one-third but less than a majority, and a majority or more, of the outstanding voting power. Once an acquirer crosses one of the above thresholds, those shares in an offer or acquisition and acquired within 90 days thereof become “control shares” and such control shares are deprived of the right to vote until disinterested stockholders restore the right. These provisions also provide that if control shares are accorded full voting rights and the acquiring person has acquired a majority or more of all voting power, all other stockholders who do not vote in favor of authorizing voting rights to the control shares are entitled to demand payment for the fair value of their shares in accordance with statutory procedures established for dissenters’ rights.

Our articles of incorporation state that we have elected not to be governed by the “control share” provisions.

Articles of Incorporation and Bylaw Provisions

Our articles of incorporation and our bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of our management team, including the following:

●	No Cumulative Voting. Nevada law provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s articles of incorporation provides otherwise. Our articles of incorporation and bylaws do not provide for cumulative voting.

●	Preferred Stock. As discussed above, the ability of our board to issue preferred stock without further stockholder approval could make it more difficult, delay, discourage, prevent or make it more costly to acquire or effect a change-in-control.

Transfer Agent and Registrar

Our independent stock transfer agent is Island Stock Transfer. Their mailing address is 15500 Roosevelt Blvd., Suite 301, Clearwater, FL 33760, and their phone number is (727) 289-0010.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Our articles of incorporation provide that we will indemnify to the fullest extent permitted by law any person made or threatened to be made a party to any threatened, pending or completed by action or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was our director, officer, employee or agent of another entity at our request or any our predecessor against judgments, fines, penalties, excise taxes, amounts paid in settlement and costs, charges and expenses (including attorney’s fees and disbursements) that he or she incurs in connection with such action or proceeding.

Insofar as indemnification by us for liabilities arising under the Exchange Act may be permitted to our directors, officers and controlling persons pursuant to provisions of the articles of incorporation and bylaws, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy and is, therefore, unenforceable. In the event that a claim for indemnification by such director, officer or controlling person of us in the successful defense of any action, suit or proceeding is asserted by such director, officer or controlling person in connection with the securities being offered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Exchange Act and will be governed by the final adjudication of such issue.

At the present time, there is no pending litigation or proceeding involving a director, officer, employee or other agent of ours in which indemnification would be required or permitted. We are not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE

None.

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ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

On November 13, 2018, we issued 230,000,000 shares of our common stock to the shareholders of GS Group pursuant to the Exchange Agreement described under Item 1.01 above. The total consideration for such shares was 460,000,000 ordinary shares of GS Group, which are all the issued and outstanding shares of GS Group. The number of our shares issued to the shareholders of GS Group was determined based on an arms-length negotiation. The issuance of these shares was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act for the offer and sale of securities not involving a public offering and Regulation S promulgated thereunder.

Our reliance on Section 4(a)(2) of the Securities Act was based upon the following factors: (a) the issuance of the securities was an isolated private transaction by us which did not involve a public offering; (b) there were only a limited number of offerees; (c) there were no subsequent or contemporaneous public offerings of the securities by us; (d) the securities were not broken down into smaller denominations; and (e) the negotiations for the sale of the stock took place directly between the offeree and us.

ITEM 5.01	CHANGES IN CONTROL OF REGISTRANT

Reference is made to the disclosure set forth under Item 2.01 of this report, which disclosure is incorporated herein by reference. As a result of the closing of the Reverse Merger, the former shareholders of Golden Sunset now control our company.

ITEM 5.02.	DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Upon the closing of the Reverse Merger, as of November 13, 2018, Ms. Ling Liu resigned from all offices of the Company that she held effective immediately. The resignation of Ms. Liu is not in connection with any known disagreement with us on any matter.

On the same date, Ms. Jun Quan was appointed as our Chairman, director, Chief Executive Officer, President, Chief Financial Officer, Treasurer and Secretary.

For certain biographical and other information regarding the newly appointed directors and officers, see the disclosure under Item 2.01 of this report under the heading “Directors and Executive Officers,” which disclosure is incorporated herein by reference.

For information regarding transactions between our company and the newly appointed directors and officers that would require disclosure under Item 404(a) of Regulation S-K, see the disclosure under Item 2.01 of this report under the heading “Certain Relationships and Related Transactions, and Director Independence,” which disclosure is incorporated herein by reference.

ITEM 5.03	AMENDMENT TO ARTICLES OF INCORPORATION OR BYLAWS; CHANGE IN FISCAL YEAR

On November 13, 2018, the board of directors adopted Amended and Restated Bylaws, which substantially revised the Company’s existing Bylaws. A copy of the Amended and Restated Bylaws, a copy of which is attached as Exhibit 3.5 to this report.

Generally, the Amended and Restated Bylaws update the Company’s former Bylaws. The major modifications to the former Bylaws of the Company include:

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(a) The annual meeting of the stockholders will be held on such date and at such time as may be designated from time to time by the board of directors while the Company’s previous Bylaws provide that the annual meeting should be held on the third Friday of June of each year or on such other day and time as may be set by the directors;.

(b) special meetings of stockholders will now be called by the Chief Executive Officer, President, or the board, or called by the President or Secretary of the Company at the request in writing of a majority of the board or the holders of not less than thirty percent of all the shares issued, outstanding and entitled to vote, as opposed to the Company’s former Bylaws which provided that the President, directors or the holders of majority issued and outstanding shares of the Company;

(c) the directors shall be elected by plurality vote at the meeting of the stockholders, while the Company’s previous Bylaws provide that the directors should be elected by a majority vote of the shares entitled to vote the at the meeting;

(d) a new provision providing how nominations of directors or other business will be property brought before an annual meeting by a stockholder;

(e) a new provision providing that the Company’s board may authorize the issuance of uncertificated shares of some or all of the shares of any or all of the Company’s classes or series; and

(f) a new provision providing that no contract or transaction between the Company and one or more of its directors or officers, or between the Company and any other corporation, partnership, association, or other organization in which one or more of its directors or officers are directors or officers or have a financial interest, will be void or voidable solely for this reason, solely because the director or officer is present at or participates in the meeting of the Board or committee thereof which authorizes the contract or transaction, or solely because his or their votes are counted for such purpose, if: (1) the fact as to his relationship or interest and as to the contract or transaction is known to the Board or the committee, and the Board or committee in good faith authorizes the contract or transaction by the affirmative vote of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (2) the fact as to his relationship or interest and as to the contract or transaction is known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (3) the contract or transaction is fair as to the Company as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders.

ITEM 5.05	AMENDMENTS TO THE REGISTRANT’S CODE OF ETHICS, OR WAIVER OF A PROVISION OF THE CODE OF ETHICS.

On November 13, 2018 we adopted a code of ethics that applies to all directors, officers and employees, including our principal executive officer, principal financial officer, principal accounting officer or controller or persons performing similar functions. The code of ethics is filed as exhibit 14.1 to this current report.

ITEM 5.06	CHANGE IN SHELL COMPANY STATUS

Reference is made to the disclosure set forth under Item 2.01 and 5.01 of this report, which disclosure is incorporated herein by reference.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired

Filed herewith are:

Audited consolidated financial statements of GS Group for the period ended December 31, 2017.

Unaudited consolidated financial statements of GS Group from the six months ended June 30, 2018.

(b)	Pro forma financial information

Filed herewith are the unaudited Pro Forma Condensed Combined Financial Statements of the registrant and its subsidiaries for the requisite periods.

46

(d)	Exhibits

Exhibit No.	Description

2.1	Share Exchange Agreement, dated June 15, 2018, among the Company, Golden Sunset Group Limited and the shareholders of Golden Sunset Group Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 15, 2018)

2.2	Amendment No. 1 to Share Exchange Agreement, dated November 13, 2018, among the Company, Golden Sunset Group Limited and the shareholders of Golden Sunset Group Limited

3.1	Articles of Incorporation and Certificate of Correction (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-204518))

3.2	Certificate of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 31, 2018)

3.3	Certificate of Correction filed on June 12, 2018

3.4	Certificate of Correction filed on October 31, 2018

3.5	Amended and Restated Bylaws of the Company, adopted on November 13, 2018

10.1	Exclusive Service Agreement, by and among GS Shenzhen, GS Hunan and Hunan Guanzizai, dated as of November 6, 2017.

10.2	Call Option Agreement, by and among GS Shenzhen, shareholders of GS Hunan, GS Hunan and Hunan Guanzizai, dated as of November 6, 2017.

10.3	Shareholders’ Voting Rights Proxy Agreement, by and among GS Shenzhen, shareholders of GS Hunan, GS Hunan and Hunan Guanzizai, dated as of November 6, 2017.

10.4	Equity Pledge Agreement, by and among GS Shenzhen, shareholders of GS Hunan, GS Hunan and Hunan Guanzizai, dated as of November 6, 2017.

10.5	Lease Agreement (English Translation), by and between GS Hunan and Hengyang Yan Feng District Yueping Golden Sunset Community, dated as of May 1, 2017.

10.6	Asset Management Agreement (English Translation), by and between GS Hunan and Hengyang Yan Feng District Yueping Golden Sunset Community, dated as of May 1, 2017.

10.7	Employment Agreement (English Translation), by and between Jun Quan and GS Hunan, dated as of May 1, 2017.
14.1	Code of Ethics of the Company

21.1	Subsidiaries of the Company

47

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 13, 2018	DD’s Deluxe Rod Holder Inc.

/s/ Jun Quan
	Name:	Jun Quan
	Title:	Chief Executive Officer

48

GOLDEN SUNSET GROUP LIMITED

FINANCIAL STATEMENTS

F-1

Report of Independent Registered Public Accounting Firm

To:	The Board of Directors and Stockholders of
Golden Sunset Group Limited and Its Subsidiaries

Opinion on the Financial Statements

We have audited the accompanying consolidated combined balance sheets of Golden Sunset Group Limited and its subsidiaries (the “Company”) as of December 31, 2017, and the related consolidated combined statement of operations and comprehensive loss, changes in equity and cash flows for the period ended December 31, 2017, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated combined financial statements present fairly, in all material respects, the financial position of the Company at December 31, 2017, and the results of its operations and its cash flows for the period ended December 31, 2017, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has suffered from losses from operations and significant accumulated deficits. The Company comes to have insufficient cash flows generated from operations and provided for development. These factors raise substantial doubt about the Company’s ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s consolidated combined financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Centurion ZD CPA Limited

Centurion ZD CPA Limited
We have served as the Company’s auditor since 2018.
Hong Kong, China
November 13, 2018

F-2

Golden Sunset Group Limited and Its Subsidiaries

Consolidated Combined Balance Sheets

	Note	December 31, 2017 (Audited)
ASSETS
Current assets
Cash and cash equivalents		$2,481,392
Accounts receivable, net		16,579
Amount due from related parties	10	3,074
Prepayments and other current assets	5	1,799,240

Total current assets		4,300,285

Non-current assets
Property, plant and equipment, net	7	105,385
Intangible assets, net	8	861
Prepayments, net of current portion and other assets	6	27,890
Operating lease right-of-use assets	14	1,969,368
Total non-current assets		2,103,504

Total assets		$6,403,789

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Operating lease obligations, current portion	14	224,933
Amount due to related parties	10	2,061,369
Accrued expenses and other payables	9	76,831
Total current liabilities		2,363,133

Non-current liabilities
Operating lease obligations, net of current portion	14	1,784,602
Total non-current liabilities		1,784,602

Total liabilities		4,147,735

STOCKHOLDERS’ EQUITY

Common stock, $0.00025 par value, 400,000,000 shares authorized; 400,000,000 shares issued and outstanding	13	100,000
Additional paid-in capital		409,749
Stock to be issued		2,629,619
Accumulated deficits		(888,882)
Accumulated other comprehensive income		5,568
Total stockholders’ equity		2,256,054

Total liabilities and stockholders’ equity		$6,403,789

The accompanying notes are an integral part of these financial statements.

F-3

Golden Sunset Group Limited and Its Subsidiaries

Consolidated Combined Statements of Operations and Comprehensive Loss

For the Period Ended December 31, 2017
(Audited)
Revenue	$119,647
Costs of revenue	(37,102)
Gross profit	82,545

Operating expenses
Selling expenses	56
General and administrative expenses	965,037
Total operating expenses	965,093

Loss from operations	(882,548)

Other income (expense):
Bank charges	(515)
Interest income	922
Other finance expense	(5)
Exchange loss	(6,686)
Total other income (expense)	(6,284)

Loss before income taxes	(888,832)

Provision for income taxes	50

Net loss	(888,882)

Foreign currency translation adjustment	5,568

Comprehensive loss	$(883,314)

The accompanying notes are an integral part of these financial statements.

F-4

Golden Sunset Group Limited and Its Subsidiaries

Consolidated Combined Statements of Stockholders’ Equity

	Common stock		Additional paid-in capital	Stock to be issued	Accumulated deficits	Accumulated other comprehensive income/(loss)	Total stockholders’ equity
Balance, December 31, 2016	$		$-	$-	$-	$-	$-
Issuance of shares for cash			409,749	-	-	-	409,749
Stock-based compensation		100,000					100,000
Stock to be issued				2,629,619			2,629,619
Net loss for the year			-	-	(888,882)	-	(888,882)
Foreign currency translation adjustment			-	-	-	5,568	5,568
Balance, December 31, 2017		$100,000	$409,749	$2,629,619-	$(888,882)	$5,568	$2,256,054

The accompanying notes are an integral part of these financial statements.

F-5

Golden Sunset Group Limited and Its Subsidiaries

Consolidated Combined Statements of Cash Flows

For the period ended December 31, 2017
(Audited)
Cash flows from operating activities:
Net loss	$(888,882)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	67
Amortization	59
Stock-based compensation	100,000
Amortization of right-of-use assets	27,199

Changes in operating assets and liabilities:
Increase in accounts receivable, net	(15,964)
Increase in amount due from related parties	(2,960)
Increase in other current assets	(1,814,802)
Increase in right-of-use assets	(1,923,535)
Increase in amount due to related parties	1,984,926
Increase in other current liabilities	73,983
Increase in operating lease obligations	1,935,014
Net cash (used in) operating activities	(524,895)

Cash flows from investing activities:
Payment for equipment and intangible assets	(66,139)
Net cash (used in) investing activities	(66,139)

Cash flows from financing activities:
Proceeds from shareholders upon incorporation	3,039,368
Net cash provided by financing activities	3,039,368

Effect of exchange rate changes on cash	33,058

Net increase (decrease) in cash and cash equivalents	2,481,392

Cash and cash equivalents, beginning balance	-

Cash and cash equivalents, ending balance	$2,481,392

Supplementary cash flows information:
Cash paid for interest	$-
Cash paid for income tax	$-

The accompanying notes are an integral part of these financial statements.

F-6

Golden Sunset Group Limited and Its Subsidiaries

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Golden Sunset Group Limited (“GS Group”) is an international business company formed under the laws of Republic of Seychelles (“Seychelles”) on June 28, 2017 and is designed as a holding company for Golden Sunset International Management Limited (“GS International”), a Seychelles International Business company formed on the same day. GS International is set-up as a wholly-owned subsidiary of GS Group.

Golden Sunset (Hongkong) Lodging Limited (“GS Hong Kong”), a holding company incorporated under the laws of Hong Kong Special Administrative Region on July 18, 2017. It was wholly owned by Ms. Jun Quan, On March 9, 2018, the entire equity interests of GS Hong Kong was transferred to GS International and become an indirect wholly owned subsidiary of GS Group.

Golden Sunset (Hongkong) Lodging Limited owns 100% of the issued and outstanding equity interest in Xiao De Tian Xia (Shenzhen) Senior Care Management Services Limited, a Wholly Foreign Owned Enterprise of the People’s Republic of China (“GS WFOE”) incorporated on November 3, 2017. On March 13, 2018, GS WFOE acquired 100% ownership interest of Shenzhen Golden Sunset Technology Limited, a PRC company incorporated on January 20, 2016. On November 6, 2017, GS WFOE also contractually controlled and managed an operating company, Hunan Xiao De Tian Xia Senior Care Industry Management Limited., a People’s Republic of China company (“Hunan Xiao De Tian Xia”), which provides senior care management services.

Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd (“Hunan Xiao De Tian Xia”) was incorporated in the People’s Republic of China on March 22, 2017. Its principal office is located in Yueping Retirement Home (Red Sunset Apartments), Yueping Town, Yangfeng District, Hengyang City. Hunan Xiao De Tian Xia provides a variety of services which include, but not limited to, service management, lodging management, training management and property management. It provides senior community care services such as preventive health check, rehabilitation support, transportation, housekeeping, laundry, wellness program, interactive classes and recreational activities through its branch, Hunan Xia De Tian Xia Senior Care Industry Management Co. Ltd Community Senior Care Service Center (“the Branch”). The Branch was formed on December 20, 2017.

Hunan Guanzizai Senior Care Services Co. Ltd. (“Hunan Guanzizai”) was formed in the People’s Republic of China on September 27, 2017 and is a wholly-owned subsidiary of Hunan Xiao De Tian Xia. This entity operates senior care personal services and recreational activities for the elderly communities in Hengyang City in Hunan Province in China.

Contractual Arrangements

Although current PRC regulations do not restrict or prohibit foreign investment in domestic Chinese companies that engage in businesses such as those of Hunan Xiao De Tian Xia and its subsidiaries, there is substantial uncertainty regarding the interpretation and application of such regulations. As such, Hunan Xiao De Tian Xia and its subsidiaries are controlled through contractual arrangements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements are comprised of a series of four agreements (collectively the “Contractual Arrangements”) which significant terms are shown as follows:

Exclusive Service Agreement

Pursuant to the exclusive service agreement among GS WFOE, Hunan Xiao De Tian Xia and its subsidiaries and its shareholders, GSWFOE is engaged as exclusive provider of management consulting services to Hunan Xiao De Tian Xia and its subsidiaries. For such services, Hunan Xiao De Tian Xia and its subsidiaries agree to pay service fees determined based on their actual monthly incomes from major business to GS WFOE. The amount of service fee from the year 2019 onward will be negotiated on January 1 each year. GS WFOE is entitled to the rights and responsibilities of Hunan Xiao De Tian Xia and its subsidiaries as set forth under the articles of association of Hunan Xiao De Tian Xia. The agreement provides that GS WFOE is authorized to, but not limited to, manage and control the daily operation and internal management structure, manage financial management, enter and execute external contracts, handle tax filings and payments, direct and supervise human resources including board of directors nomination, appointment of directors and officers, approve budgets and compensation plans, resolve capital structure, acquisitions and dissolutions

The agreement remains in effect for 20 years until November 6, 2037 unless terminated by either party in writing. Until such termination, Hunan Xiao De Tian Xia and its subsidiaries may not enter into another agreement for the provision of management consulting services without the prior consent of GSWFOE.

Call Option Agreements

Pursuant to the call option agreement between the shareholders of Hunan Xiao De Tian Xia and its subsidiaries and GS WFOE, such shareholders jointly and severally grant GS WFOE an option to purchase their equity interests in Hunan Xiao De Tian Xia and its subsidiaries. GS WFOE has the right to determine the purchase price within the extent not exceeding the upper limit of shareholding ratio set forth under the PRC Law. GS WFOE may exercise such option at any time until it has acquired all equity interests of such Hunan Xia De Tian Xia and its subsidiaries, and freely transfer the option to any third party. The agreement will terminate on the date on which all of the equity interests of such Hunan Xia De Tian Xia and its subsidiaries has been transferred to GS WFOE or its designee.

F-7

Equity Pledge Agreements

Pursuant to the equity interest pledge agreement between the shareholders of each Hunan Xia De Tian Xia and its subsidiaries and GS WFOE, such shareholders pledge all of their equity interests in such Hunan Xia De Tian Xia and its subsidiaries to GS WFOE as collateral to secure the obligations of such Hunan Xia De Tian Xia and its subsidiaries under the exclusive service agreement. The shareholders may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize GS WFOE’s interests, without GS WFOE’s prior approval. In the event of default, GS WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of such Hunan Xia De Tian Xia and its subsidiaries. The agreement will terminate on the date the shareholders have transferred all of their pledged equity interests pursuant to the option agreement

Shareholders’ Voting Rights Proxy Agreements

Pursuant to the shareholders’ voting rights proxy agreement between the shareholders of each Hunan Xia De Tian Xia and its subsidiaries and GS WFOE, such shareholders have given GS WFOE an irrevocable proxy to act on their behalf on all matters pertaining to such Hunan Xia De Tian Xia and its subsidiaries and to exercise all of their rights as shareholders of such Hunan Xia De Tian Xia and its subsidiaries, including the right to attend shareholders meeting, to exercise voting rights and to appoint and elect officers in such Hunan Xia De Tian Xia and its subsidiaries. The agreement will be valid for 20 years from the date of execution and automatically renew for another one year when the original or extended term of this agreement is due. It will terminate at the earlier of (i) the date on which all of the equity interests of such Hunan Xia De Tian Xia and its subsidiaries have been transferred to GS WFOE or (ii) on the date GS WFOE gives a thirty-day notice in writing of the cancellation of the renewal after the agreement is due.

As a result of the foregoing contractual arrangements, which give GS WFOE effective control of the Hunan Xia De Tian Xia and its subsidiaries with an exclusive power to direct their operating and internal management activities that significantly impact their economic performance, obligate GS WFOE to absorb all of the risk of loss from their activities, and enable GS WFOE to receive all of their expected residual returns, the Company accounts for each Hunan Xia De Tian Xia and its subsidiaries as a variable interest entity (“VIE”). Additionally, as the parent company of GS WFOE, the Company is considered the primary beneficiary of the Hunan Xia De Tian Xia and its subsidiaries. Accordingly, the Company consolidates the accounts of the Hunan Xia De Tian Xia and its subsidiaries for the period ended December 31, 2017, in accordance with Regulation S-X-3A-02 promulgated by the Securities Exchange Commission, and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

We refer to GS Group, its consolidated subsidiaries and variable interest entity collectively as the “the Company”, “we”, “us” and “our”.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Principles of Consolidation and Combination

Our consolidated combined financial statements include the accounts of GS Group, its subsidiaries and its Variable Interest Entities (VIEs). All significant intercompany transactions balances between GS Group, its subsidiaries and its VIEs are eliminated upon consolidation. Since GS Group, its VIEs and their shareholders have been accounted for as a reorganization of entities, and the consolidation of its VIEs through the contractual arrangements has been accounted for at historical cost and prepared on the basis as if these agreements became effective as of the beginning of the first period presented in our consolidated combined financial statements.

Use of Estimates and Assumptions

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates for the period ended December 31, 2017 include the collectability of receivables, the useful lives of long-lived assets and intangibles, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

F-8

Going Concern Consideration

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets and business developments. As of December 31, 2017, the Company has incurred a comprehensive loss of $883,314 and a negative cash flow from its operating activities, $524,895. These conditions raise a doubt about the ability of the Company to continue as a going concern.

In an effort to continue as a going concern, its VIE entities had entered into a service and operation agreement with Hunan Chun-yi Management and Consulting Co. Ltd (“Hunan Chun-yi”) on April 16, 2018. The agreement provides that Hunan Chun-yi assists in providing managerial and operational services and supports to the senior care and recreational centers currently operated and to be operated under Hunan Guanzizai and the Branch. The purpose of the co-operation between Hunan Chun-yi and the Company’s subsidiaries is to expand the market share of social, educational, personal and recreational activities for the elderly communities in the vicinity of Hengyang City and revenue size.

To expand the market share of senior care services, Hunan Xiao De Tian Xia established a subsidiary in Beijing in July 2018 which tends to promote and expand senior care services in vicinity of Beijing. On June 11, 2018, Shenzhen Golden Sunset Technology Limited (“GS Technology”) signed a cooperation agreement with Shenzhen City Ning Meng Zhi Hui Internet Consulting Limited (“Ning Meng Zhi Hui”), and a supplementary agreement on July 27, 2018. GS Technology and Ning Meng Zhi Hui agreed to be cooperatively responsible for the planning, development and operation of the Xiao De Tian Xia Internet Senior Care Platform (“The Platform”). The development of the platform is anticipated to be completed within 7 months.

In addition, as of December 31, 2017, the shareholder had raised approximately $2.6 million. Subsequently in the first and second quarters of 2018, the Company had received additional capital funding approximately $1.9 million. The Company may also continue to raise fund through private placement or issuance of stock to support the operational needs. Management believes that the foregoing actions would enable the Company to continue as a going concern.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. GS Hong Kong uses the local currency, Hong Kong Dollar (HKD) while its subsidiaries and VIE entities in the PRC uses the local currency, Renminbi (RMB) as their functional currencies as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by the U.S. Federal Reserve at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive gain amounted to $5,568 as of December 31, 2017.

Below is a table with foreign exchange rates used for translation:

For the period ended December 31, 2017 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.7926	6.7569

As of December 31, 2017 (Closing Rate)
United States dollar ($1)	7.8128	6.5063

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its deposits in financial institutions in the PRC and Hong Kong. Deposit accounts at insured banks and financial institutions in Hong Kong will be covered up to a limit of HKD500,000 (approximately US$ 63,997) by Hong Kong Deposit Protection Board in an event of bank failure. As of December 31, 2017, cash balances, $2,481,392 held in the PRC banks are uninsured. Our subsidiaries in the PRC have not experienced any losses in bank accounts and believe they are not exposed to any risks on our cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Repairs and maintenance are expensed as incurred.

F-9

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Furniture & Fixtures	5 years
Computer Equipment	3-5 years
Office Equipment	3-5 years
Computer Software	5 years
Health Care Equipment	10 years

Capitalization of Software Costs

For costs incurred in the acquisition of internal use software, the Company capitalizes costs incurred upon purchase. Internal use software is amortized on a straight-line basis over its estimated useful life.

Impairment of Long-lived Assets

Long-lived assets, including buildings and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When the Company identifies an impairment, it reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of the period ended December 31, 2017, management determined that there was no impairment.

Fair Values of Financial Instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of GS Group, its subsidiaries and VIEs.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follow:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company considers the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Revenue Recognition

GS Group, its subsidiaries and VIE entities adopted FASB ASC Topic 606, Revenue from Contracts with Customers, or ASC Topic 606, under the full retrospective approach applied to its contracts entered since its inception date in March 2017. Since the Company adopted ASC Topic 606 since its inception date, the adoption of ASC 606 did not have a material impact on the measurement nor on the recognition of contracts as if it would have adopted ASC Topic 605 prior to January 1, 2018. The early adoption did not result in an adjustment to our retained earnings.

F-10

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with customers, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Service management revenue – Service management relates to a service management agreement between Hunan Xiao De Tian Xia and Red Sunset Apartment. Pursuant to the agreement, Hunan Xiao De Tian Xia provides advisory and administrative services to Hengyang City Yueping Retirement Home (Red Sunset Apartment).

Leasing revenue – This portion of our revenue relates to contracts with residents for leasing services at Red Sunset Apartment that are generally short term in nature with approximately from three months through one year and fall under FASB ASC Topic 842, Leases, which are specifically accounted outside the scope of ASC Topic 606.

Lodging management revenue – We provide referral service of senior residents of Hengyang City Yueping Retirement Home (Red Sunset Apartment) and lodging management to Red Sunset Tourism Development Co. Ltd.

Training management revenue – Occasionally, we offered accommodation and meals services to educational institutions which engaged in providing training sessions to caregivers. In September 2017, we entered into an agreement with Hunan Province Mingsong Vocational Training School which provided senior care training sessions to caregivers during September 11 through 29, 2017.

Community care revenue – Our branch, Hunan Xia De Tian Xia Senior Care Industry Management Co. Ltd Community Senior Care Service Center provides senior community care services such as preventive health check, rehabilitation support, transportation, housekeeping, laundry, wellness program, interactive classes and recreational activities. We charge the senior residents after we have provided such services. Starting 2018, we are designing a prepayment options for those services.

Operating revenue of of the Company represents the selling price of services provided on invoice, net of a value-added tax (“VAT”).

Leases

On the inception date of a lease and upon any relevant amendments to such lease, we test the classification of such lease as either a direct financing lease or an operating lease. None of our leases have met any of the criteria to be classified as a direct financing lease under FASB ASC Topic 842, Leases, and, therefore, we have accounted for all of our leases as operating leases and recognized a right-of-use (ROU) in non-current assets and an operating lease liability in current and non-current liabilities on the consolidated balance sheet. ASC Topic 842 provides a practical expedient election that unless a practical expedient is available and elected, utilities reflect a nonlease component that both lessor and lessee must separate from the lease components and to which consideration in the contract must be allocated. We did not elect the practical expedient and separately accounted for utilities as a nonlease component.

Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company applies ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

Recent Accounting Pronouncements

Recently adopted accounting pronouncements

Revenue Recognition: In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 provides two application methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09 (full retrospective method); or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09 (modified retrospective method). The Company elected to apply the ASC Topic 606 by using full retrospective approach since its inception date in the current fiscal year.

F-11

Disclosure of Going Concern Uncertainties: In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), to provide guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. We adopted this amendment since our inception date in the current fiscal year. The adoption of ASU 2014-15 did not have a material impact on the Company’s financial statements.

Balance Sheet Classification of Deferred Taxes: In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent on the consolidated balance sheet. The Company adopted this guidance since its inception date in the current fiscal year. The Company also adopted this guidance to present the deferred tax assets and deferred tax liabilities with a netted off amount in all period presented

Leases: In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which provides guidance on lease amendments to the FASB Accounting Standard Codification. Topic 842 changes how the definition of a lease is applied and judgment may be required in applying the definition of a lease to certain arrangements. The Company elected to early adopt the standard effective its inception date in the current fiscal year concurrent with the adoption of Topic 606 related to revenue recognition, using the full retrospective approach. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, to clarify how to apply certain aspects of the new leases standard. The clarifications address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments. These amendments have the same effective date and transition requirements as the new leases standard, as such the Company adopted the new ASU.

Stock-based Compensation: In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (ASU 2016-09). ASU 2016-09 changes how companies account for certain aspects of stock-based awards to employees, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. Current GAAP provides that excess tax benefits are recognized in additional paid-in capital whereas tax deficiencies are recognized either as an offset to accumulated excess tax benefit, if any, or in the income statement. Excess tax benefits are not recognized until the deduction reduces tax payable. Excess tax benefits must be separate from other income tax cash flows and classified as a financing activity. Under this amendment, all excess tax benefits and tax deficiencies should be recognized as income tax expense or benefit in the income statement. The tax effects of exercised or vested awards should be treated as discrete items in the reporting period in which they incur. Excess tax benefits are recognized regardless of whether the benefit reduces taxes payable in the current period and classified along with other income tax cash flows as an operating activity. The Company has made an accounting policy election to account for forfeitures when they occur. The Company adopted this amendments since its inception date in the current fiscal year. The adoption of this new guidance did not have a material impact on the Company’s consolidated financial statements. .

Statement of Cash Flows: In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash” (“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activity, which are currently recognized in other financing activities, on the Statements of Consolidated Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets to sum to the total shown in the Statements of Consolidated Cash Flows. The Company has elected to adopt this update since its inception date in the current fiscal year. The adoption of this update does not have material impact to its consolidated financial statements.

Income Taxes: On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of US GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. As of December 31, 2017, the Company has completed most of its accounting for the effects of the Tax Act based on the currently available information. The Company will monitor future guidance set forth by the Department of Treasury with regard to the Transition Tax provisions under the Act, and true up this estimate as appropriate within the one year measurement period. If revisions are needed as new information becomes available, the final determination of the deemed incremental income tax expense, deemed re-measurement of the deferred assets and liabilities or other applicable provisions of the Tax Act will be completed as additional information becomes available within the 12 months re-measurement period.

F-12

Income Taxes: In March 2018, the FASB issued ASU 2018-05, Income Taxes (Topic 704), Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. The update provides the codification to reflect the guidance in SAB 118, which added Section EE, “Income Tax Accounting Implications of the Tax Cuts and Jobs Act,” to SAB Topic 5, “Miscellaneous Accounting.” SAB 118 also provides guidance on applying ASC 740, Income Taxes, if the accounting for certain income tax effects of the Tax Cuts and Jobs Act of 2017 is incomplete when the financial statements are issued for a reporting period.

Accounting Pronouncements Issued But Not Yet Adopted

Financial instrument: In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. ASU 2016-01 is effective for fiscal years, and interim periods within those years, beginning after December 15, 2017, and early adoption is not permitted. Accordingly, the standard is effective for us on January 1, 2018. Since the Company do not have any financial instruments, management does not expect there will be any material impact on the financial statements.

Financial Instrument - Credit Losses: In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the effect that this guidance will have on the Company’s consolidated financial statements and related disclosures.

Business Combination: In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. The amendments in this ASU provide a screen to determine when a set is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this ASU (1) require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. The amendments provide a framework to assist entities in evaluating whether both an input and a substantive process are present. The framework includes two sets of criteria to consider that depend on whether a set has outputs. Although outputs are not required for a set to be a business, outputs generally are a key element of a business; therefore, the Board has developed more stringent criteria for sets without outputs. Lastly, the amendments in this ASU narrow the definition of the term output so that the term is consistent with how outputs are described in Topic 606. Public business entities should apply the amendments in this ASU to annual periods beginning after December 15, 2017, including interim periods within those periods. The amendments in this ASU should be applied prospectively on or after the effective date. No disclosures are required at transition. Based on the Company’s evaluation, the Company does not expect the adoption of these amendments to have a material impact on its consolidated financial position and results of operations.

Compensation - Stock Compensation: In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting, which is intended to align the accounting for share-based payment awards issued to employees and nonemployees, however, this amendment does not apply to instruments issued in a financing transaction nor to equity instruments granted to a customer under a contract in the scope of Topic 606. Currently, performance conditions are recognized once the performance conditions are met. Under this new amendment, equity-classified nonemployee share-based payments will be measured at the grant-date fair value and will be recognized based on the probable outcome of the performance conditions. This ASU is effective for fiscal periods beginning after December 15, 2018. The current stock-based compensation is granted to employees only when employees have subscribed the stock purchase plan and fulfilled their employment terms. Therefore, the impact of the adoption of this update on our consolidated financial statements is not significant.

Income Statement-Reporting Comprehensive Income: In February 2018, the FASB issued ASU No. 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, provides financial statement preparers with an option to reclassify stranded tax effects within AOCI to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act (or portion thereof) is recorded.

The ASU requires financial statement preparers to disclose:

●	A description of the accounting policy for releasing income tax effects from AOCI;
●	Whether they elect to reclassify the stranded income tax effects from the Tax Cuts and Jobs Act; and
●	Information about the other income tax effects that are reclassified.

F-13

The amendments affect any organization that is required to apply the provisions of Topic 220, Income Statement—Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments are effective for all organizations for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. Organizations should apply the proposed amendments either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company is currently evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

Codification Improvements: In July 2018, the FASB issued ASU No. 2018-09, Codification Improvements. This amendment makes changes to a variety of topics to clarify, correct errors in, or make minor improvements to the Accounting Standards Codification. The majority of the amendments in ASU 2018-09 are effective for periods beginning after December 15, 2018. The Company is currently evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

Fair Value Measurement: In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820). This update changes the fair value measurement disclosure requirements of ASC 820. The ASU modifies the disclosure objective paragraphs of ASC 820 to eliminate (1) “at a minimum” from the phrase “an entity shall disclose at a minimum” and (2) other similar “open-ended” disclosure requirements to promote the appropriate exercise of discretion by entities. The ASU also added new disclosure requirements for level 3 – changes in unrealized gains or losses. Entities are required to disclose the amount of total gains or losses for the period recognized in OCI that is attributable to fair value changes in assets and liabilities held as of the balance sheet date and categorized within Level 3 of the fair value hierarchy (see ASC 820-10-50-2(d)). This disclosure requirement is incremental to the existing requirement to disclose such total unrealized gains or losses for the period recognized in earnings (or changes in net assets) under ASC 820-10-50-2(d). This update is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods therein. Early adoption is permitted for any eliminated or modified disclosure upon issuance of this ASU. The Company is evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

NOTE 3 - REVENUES

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”.

Upon inception date in March 2017, we adopted ASC Topic 606, Revenue from Contracts with Customers, using the full retrospective method.

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with customers, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Service management revenue – Service management relates to a service management agreement between Hunan Xiao De Tian Xia and Red Sunset Apartment. Pursuant to the agreement, Hunan Xiao De Tian Xia provides advisory and administrative services to Hengyang City Yueping Retirement Home (Red Sunset Apartment).

Leasing revenue – This portion of our revenue relates to contracts with residents for leasing services at Red Sunset Apartment that are generally short term in nature with approximately from three months through one year and fall under FASB ASC Topic 842, Leases, which are specifically accounted outside the scope of ASC Topic 606.

Lodging management revenue – We provide referral service of senior residents of Hengyang City Yueping Retirement Home (Red Sunset Apartment) and lodging management to Red Sunset Tourism Development Co. Ltd.

Training management revenue – Occasionally, we offered accommodation and meals services to educational institutions which engaged in providing training sessions to caregivers. In September 2017, we entered into an agreement with Hunan Province Mingsong Vocational Training School which provided senior care training sessions to caregivers during September 11 through 29, 2017.

Community care revenue – Our branch, Hunan Xia De Tian Xia Senior Care Industry Management Co. Ltd Community Senior Care Service Center provides senior community care services such as preventive health check, rehabilitation support, transportation, housekeeping, laundry, wellness program, interactive classes and recreational activities. We charge the senior residents after we have provided such services. Starting 2018, we are designing a prepayment options for those services.

Operating revenue of of the Company represents the selling price of services provided on invoice, net of a value-added tax (“VAT”).

F-14

The following table presents our revenue disaggregated by revenue source and timing of recognition. Value-added tax are excluded from revenues:

Major service lines	December 31, 2017
Service management	$95,913
Leasing	15,700
Lodging management	2,225
Training management	5,809
Community care	-
Total	$119,647

Timing of recognition	December 31, 2017
Services transferred at a point in time	$8,034
Services transferred over time	111,613
Total	$119,647

Costs of revenue primarily include the following:

●	Labor cost (salary and wages, employee benefits, labor unions, medical insurance)
●	Transportation cost for senior residents and staff members
●	Uniform for staff members
●	Meals and accommodation for training attendees
●	Property maintenance

These costs of revenue have been included in the various streams of services provided: service management, leasing, lodging management, training management and community care:

December 31, 2017
Service management	$26,058
Leasing	741
Lodging management	4,758
Training management	4,742
Community care	803
Total	$37,102

NOTE 4 – VARIABLE INTEREST ENTITIES

On November 6, 2017, GS WFOE entered into contractual agreements with Hunan Xiao De Tian Xia and its subsidiaries and its shareholders. The significant terms of the contractual agreements were summarized in “Note 1-Organization and Description of Business” above. As a result of the contractual agreements, we classify Hunan Xiao De Tian Xia and its subsidiaries as a variable interest entity (VIE).

VIEs are entities that have either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, exclusive power to direct operating and internal management activities that significantly impact economic performance, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. GSWFOE is deemed to have a controlling financial interest and be the primary beneficiary of Hunan Xiao De Tian Xia and its subsidiaries because it has all of the following characteristics:

●	The power to direct activities of Hunan Xiao De Tian Xia and its subsidiaries that most significantly impact the economic performance of Hunan Xiao De Tian Xia and its subsidiaries.

●	The right to receive the expected residual returns of Hunan Xiao De Tian Xia and its subsidiaries.

●	The obligation to absorb the expected loss of Hunan Xiao De Tian Xia and its subsidiaries.

F-15

Pursuant to the contractual agreements, Hunan Xiao De Tian Xia and its subsidiaries agree to pay service fees based on their actual monthly incomes from major business to GS WFOE. GS WFOE is authorized to, but not limited to, manage and control the daily operation and internal management structure, manage financial management, enter and execute external contracts, handle tax filings and payments, direct and supervise human resources including board of directors nomination, appointment of directors and officers, approve budgets and compensation plans, resolve capital structure, acquisitions and dissolutions. The contractual agreements were designed so that Hunan Xiao De Tian and its subsidiaries operate for the benefit of GS WFOE and ultimately the Company.

Accordingly, the accounts of Hunan Xiao De Tian Xia and its subsidiaries are consolidated in the accompanying financial statements as provided under ASC 810-10, Consolidation. Their financial positions and results of operations are also included in the Company’s financial statements.

The carrying amount of the VIE’s consolidated assets and liabilities as of December 31, 2017 are as follows:

December 31, 2017
Current assets	$5,055,131
Plant and equipment, net	65,147
Other noncurrent assets	641,013
Total assets	5,761,291
Total liabilities	5,404,823
Net assets	$356,468

The VIEs’ liabilities consist of the following for the period ended December 31, 2017:

December 31, 2017
Current liabilities:
Operating lease obligations-current	2,174
Amount due to related parties	4,692,450
Other current liabilities	65,694
Total current liabilities	4,760,318

Long term liabilities:
Operating lease obligations-non-current	644,505
Total non-current liabilities	644,505
Total liabilities	$5,404,823

The operating results of the VIEs are as follows:

From Inception to December 31, 2017
Revenue	$119,647
Gross profit	$82,545
Loss from operations	$(56,697)
Net loss	$(56,345)

NOTE 5 – PREPAYMENTS AND OTHER CURRENT ASSETS

Prepayments and other current assets consisted of the following:

December 31, 2017
(Audited)
Prepaid professional fees	$1,494,668
Prepaid rent	15,954
Prepaid repair and maintenance	150,869
Deposits	95,377
Staff advance	520
Others	41,852
Total prepayments and other current assets	$1,799,240

F-16

NOTE 6 - PREPAYMENTS, NET OF CURRENT PORTION AND OTHER ASSETS

Prepayments, net of current portion and other assets consisted of the following:

December 31, 2017
(Audited)
Prepaid repair and maintenance – non-current	$15,846
Others non-current assets	12,044
Total prepayments, net of current portion and other assets	$27,890

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

December 31, 2017
(Audited)
Furniture and fixtures	$35,063
Equipment	70,392
Sub-total	105,455
Less: accumulated depreciation	(70)
Total property, plant and equipment, net	$105,385

The depreciation expense for year ended December 31, 2017 was $67.

NOTE 8 – INTANGIBLES, NET

Intangible assets consisted of the following:

December 31, 2017
(Audited)
Software acquired	$922
Less: accumulated amortization	(61)
Total intangibles, net	$861

The amortization expense of the use of software acquired for the period ended December 31, 2017 was $59.

The estimated amortization expense for each of the five succeeding years is as follows:

Year ending December 31,	Estimated amortization expense

2018	$178
2019	178
2020	178
2021	178
2022	149
Thereafter	-
Total	$861

NOTE 9 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of December 31, 2017 consisted of:

December 31, 2017
(Audited)
Accruals for repair and maintenance	$23,219
Staff deposits	34,609
Payroll payables	13,240
Customer deposits	1,589
Taxes payable	922
Other accrued expenses and payables	3,252
Total accrued expenses and other payables	$76,831

F-17

NOTE 10 – RELATED PARTY TRANSACTIONS

The following is a list of related parties to which the Company has transactions with:

a)	Hunan Zhongfeng Investment Real Estate Co., Ltd., Ms. Ling Zhou and Ms. Jun Quan are the Directors and Mr. Xinhui Li is the Director and Chief Executive Officer.

(b)	Yueping Nursing Home (Red Sunset Apartment), Ms. Ling Zhou is the Director and Mr. Xinhui Li is the Chief Executive Officer.

(c)	Mr. Xinhui Li is a consultant of Hunan Xiao De Tian Xia Senior Care Industry Management Co., Ltd.

(d)	Hunan Chunyi Culture Communication Co., Ltd., Mr. Xinhui Li is the shareholder and supervisor.

Amounts due from related parties

Amounts due from related parties consisted of the following as of the periods indicated:

Name of related parties	December 31, 2017

Hunan Zhongfeng Investment Real Estate Co., Ltd. (a) (1)	$3,074
Total	$3,074

Amounts due to related parties

Amounts due to related parties consisted of the following as of the periods indicated:

Name of related parties	December 31, 2017

Yueping Nursing Home (Red Sunset Apartment) (b) (2)	$1,978,266
Mr. Xinhui Li (c) (3)	42,510
Hunan Chunyi Culture Communication Co., Ltd. (d) (4)	40,593
Total	$2,061,369

(1)	The amount was paid for the membership fee of chamber of commerce paid by Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd. on behalf of Hunan Zhongfeng Investment Real Estate Co., Ltd.

(2)	Yueping Nursing Home made a payment to Asia & America Consultant (Shenzhen) Co. Ltd and Asia Era International Financial for reverse acquisition consulting services on behalf of Hunan Xiao De Tian Xia Senior Care Industry Management Co., Ltd. The entire amount is repaid in April 2018 by Hunan Xiao De Tian Xia.

(3)	The amount payable to Mr. Li was the operational support for Xiao De Tian Xia (Shenzhen) Senior Care Management Service Limited.

(4)	The amount due to Hunan Chunyi related to the setting up of senior community care business for Hunan Guanzizai.

Non-cash transactions-related parties

There was no non-cash transaction between related parties for the period ended December 31, 2017

NOTE 11 – INCOME TAXES

Republic of Seychelles

Business in Seychelles is subject to Business Tax under Business Tax Act, 2009 and the subsequent Business Tax Amendments. Business Tax is levied on any net profit that the business derives. Corporation incorporated in Seychelles is subject to 25% on the first SR 1 million (approximately US$72,438 for 6-month period ended 6/30/2018) of its taxable income and 33% on the remainder.

F-18

Golden Sunset Group Limited and Golden Sunset International Management Limited were incorporated as an International Business Companies in the Republic of Seychelles on June 28, 2017 under the International Business Companies Act 2016. Sec. 361(1) of International Business Companies Act 2016 provides that all the income and profits of a company formed under this Act is exempt from the Business Act. Accordingly, Golden Sunset Group Limited and Golden Sunset International Management Limited are exempt from Business Tax.

Hong Kong

Golden Sunset (Hongkong) Lodging Limited was incorporated in Hong Kong Special Administrative Region (“HKSAR”), China on July 18, 2017 and its profits tax is governed by the profits tax laws of Inland Revenue Department of HKSAR. The applicable tax rate of profits tax is 16.5%.

PRC

Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd, Hunan Xia De Tian Xia Senior Care Industry Management Co. Ltd Community Senior Care Service Center, Hunan Guanzizai Senior Care Services Co. Ltd., Xiao De Tian Xia (Shenzhen) Senior Care Service Management Co. Ltd are incorporated in the People’s Republic of China and governed by the income tax laws of the PRC. The income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

Under the EIT Laws, dividends paid by PRC enterprises out of profits earned post-2007 to non-PRC tax resident investors are subject to PRC withholding tax of 10%. A lower withholding tax rate may be applied based on applicable tax treaty with certain countries.

The effective tax rate for the period ended December 31, 2017 was (0.01%). A reconciliation between the Company’s actual provision for income taxes and the provision at the statutory rate is as follows:

December 31, 2017
(Loss) income before income tax expense	$(888,832)
Computed tax expense (benefit) with statutory tax rate	(20,760)
Impact of different tax rates in other jurisdictions	(10,360)
Tax effect of non-deductible expenses	3,083
Changes in valuation allowance	28,087

Total Provision for Income Taxes	$50

The income tax provision consists of the following components:

December 31, 2017
Current	$
Federal		-
State		-
Foreign		50
Deferred
Federal		-
State		-
Foreign		-
Total Provision for Income Taxes		$50

The approximate tax effects of temporary differences, which give rise to the deferred tax assets and liabilities, are as follows:

As of
December 31, 2017
Deferred tax assets
Tax loss carried forward	$26,216
Deferred staff education	2,927

Total deferred tax assets	29,143
Valuation allowance	(29,143)
Total deferred tax assets net of valuation allowance	-

Deferred tax liabilities
Total deferred tax liabilities	-

Net deferred tax assets	$-

F-19

The NOL carryforwards for GS Hongkong as of December 31, 2017 was $3,931 which is carried forward indefinitely.

According to PRC enterprise tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred. The NOL carryforwards of GS WFOE, Hunan Xiao De Tian Xia and its subsidiaries and Hunan Guanzizai as of December 31, 2017 were $102,267 and will expire in 2022 if not utilized.

The Company establishes a full valuation allowance against its deferred tax assets which mainly include the net operating loss carryforwards of GS Hongkong and its subsidiaries and VIEs in the PRC. Management evaluates that it is more likely than not that the net operating loss carryforwards of its PRC subsidiaries and VIEs is not expected to be utilized before its expiration date. GS Hongkong is a holding company and is not expected to earn sufficient revenue to utilize its deferred tax assets.

NOTE 12- EARNINGS/(LOSS) PER SHARE

Basic earnings/(loss) per share is computed by dividing net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Diluted loss per share will not be computed because of the anti-dilutive effect.

For the year ended December 31, 2017

Numerator:
Net loss	$(888,882)
Denominator:
Weighted-average shares outstanding-Basic	204,931,507
Stock options and restricted shares	-
Weighted-average shares outstanding-Diluted	204,931,507

Loss per share
-Basic and Diluted	(0.004)

NOTE 13 – STOCKHOLDERS’ EQUITY

Upon incorporation, the initial authorized and issued and outstanding common stock of the GS Group was 400,000,000 shares. The issued and outstanding common stock was 400,000,000 as of December 31, 2017.

Management Service Agreements:

In June 2017, GS Group entered into a management service agreement with Ms. Jun Quan, Yingsheng Holdings Limited and Gunda Holdings Limited and issued a total 400,000,000 shares of its common stock to these parties as a compensation for organizational and managerial services rendered. The Company recognized the cost of the appropriate number of the 400,000,000 shares at the current par value, $0.00025. The stock-based compensation related to this agreement was $100,000, which was based on the par value and was recognized in the period ended December 31, 2017.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company entered into various operating leases for its office and community care center in Hengyang city, Hunan Province as well as and an office in Shenzhen City, Guangdong Province, PRC during the current fiscal period.

F-20

Related party leases

On May 1, 2017, a lease arrangement for our office in Hengyang city, Hunan Province was entered into between Hunan Xiao De Tian Xia and Hengyang City Yueping Retirement Home (Red Sunset Apartment) which is formed in the Hengyang city, Hunan Province, PRC and owned by Mr. Xinhui Li who is also the consultant of Hunan Xiao De Tian Xia. The lease with the related party is classified in accordance with the lease classification criteria applicable to all other leases on the basis of the legally enforceable terms and conditions. Hunan Xiao De Tian Xia leased 6 units from Red Sunset Apartment for our administrative office. Our annual rent and utilities are RMB 12,000 and 8,500 (approximately US$1,776 and US$ 1,258), respectively. The lease term is five years and will expire on April 30, 2022.

ASC Topic 842 provides a practical expedient election that unless a practical expedient is available and elected, utilities reflect a nonlease component that both lessor and lessee must separate from the lease components and to which consideration in the contract must be allocated. We did not elect the practical expedient; accordingly, we separately accounted for utilities as a nonlease component.

The lease expense for this lease arrangement for the period ended December 31, 2017 was RMB8,000 (approximately US$1,184). The right-of-use and lease liability balance of this lease as of December 31, 2017 was RMB46,765 (approximately US$7,187) and RMB46,765 (approximately US$7,187), respectively.

The Company leases real estate under non-cancellable operating leases.

The components of lease expense were as follows:

December 31, 2017
(Audited)
Operating lease cost	$85,091

Total lease cost	$85,091

Other information related to leases was as follows:

December 31, 2017
(Audited)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$47,892

Right-of-use assets obtained in exchange for lease obligations
Operating leases	2,033,235

Weighted average remaining lease term (years)
Operating leases	6.34

Weighted average discount rate
Operating leases	4.90%

Future minimum lease payments under non-cancellable leases as of December 31, 2017 were as follows:

Operating Leases
2018	$318,912
2019	381,392
2020	402,738
2021	426,467
2022	386,289
Thereafter	459,897
Total future lease payments	2,375,694
Less: Amount representing interest	(366,159)
Present value of future payments	2,009,535
Less: Current portion	(224,933)
Long-term portion	$1,784,602

F-21

NOTE 15 - SUBSEQUENT EVENT

On March 9, 2018, the entire equity interest of Golden Sunset (Hong Kong) Lodging Limited (“GS Hongkong”), which was wholly owned by Ms. Jun Quan until March 9, 2018, was transferred to Golden Sunset International Management Limited and become an indirect wholly owned subsidiary of GS Group.

On March 13, 2018, Xiao De Tian Xia (Shenzhen) Senior Care Management Services Limited (“GS WFOE”) acquired 100% ownership interest of Shenzhen Golden Sunset Technology Limited (“GS Technology”), a PRC company incorporated on January 20, 2016.

In April 2018, Hunan Xiao De Tian Xia Senior Care Industry Management Limited (“Hunan Xiao De Tian Xia”) paid an amount of RMB510,000 (approximately USD78,386) to Hengyang Xiyanghong Tourism Development Co. Ltd. The amount was included in other current assets, net.

On June 11, 2018, Shenzhen Golden Sunset Technology Limited (“GS Technology”) signed a cooperation agreement with Shenzhen City Ning Meng Zhi Hui Internet Consulting Limited (“Ning Meng Zhi Hui”), and a supplementary agreement on July 27, 2018. Shenzhen Zhi Hui and Ning Meng Zhi Hui agreed to be cooperatively responsible for the planning, development and operation of the Xiao De Tian Xia Internet Senior Care Platform (“The Platform”). The development of the platform is planned to be completed within 7 months. During the stage of development, Ning Meng Zhi Hui provides IT staff and GS Technology supports the salary cost of 7 months starting from June 2018. Upon the completion of the development of the platform, GS Technology and Ning Meng Zhi Hui will determine the amount of the investment and payment schedule. The profit or loss arising from the operation of the platform will be allocated to GS Technology and Ning Meng Zhi Hui according to the portion of the investment.

On July 30, 2018, Beijing Xiao De Tian Xia Senior Care Industry Management Co. Ltd (“Beijing Xiao De Tian Xia”) was incorporated in the People’s Republic of China on July 30, 2018, of which Hunan Xiao De Tian Xia Senior Care Industry Management Limited (“Hunan Xiao De Tian Xia”) possesses 70% of its ownership interest.

Other than the above, the Company evaluated and concluded that no subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-22

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On June 15, 2018, DD’s Deluxe Rod Holder Inc. (“DDLX”) entered into a definitive Share Exchange Agreement (the “Share Exchange Agreement”) with Golden Sunset Group Limited (“GS Group”), a Seychelles International Business Company, and the shareholders of GS Group (the “Shareholders”). The Share Exchange Agreement is effective on November 13, 2018.

For accounting purposes, the Share Exchange Agreement has been accounted for as a reverse acquisition, and the transactions has been treated as a recapitalization of GS Group, with GS Group as the accounting acquirer and continuing entities although DDLX is the legal acquirer. Accordingly, the Company’s historical financial statements are those of GS Group immediately following the consummation of the reverse acquisition.

The accompanying unaudited pro forma condensed combined financial information have been prepared to present the balance sheet and statements of operations of DDLX to indicate how the combined financial statements might have looked like if the acquisition of GS Group and the transactions related to the acquisition had occurred as of the beginning of the period presented.

The unaudited pro forma condensed combined balance sheet as of December 31, 2017 is presented as if we have entered into and closed the Share Exchange Agreement, hence consummation of the reverse acquisition on December 31, 2017.

The unaudited pro forma condensed combined statements of operations for the period ended December 31, 2017 are presented as if the reverse acquisition consummated at the beginning of the period presented and were carried forward through each of the aforementioned periods presented. The unaudited pro forma condensed combined financial statements of DDLX were derived from the audited financial statements contained on its December 31, 2017 Form 10-K, as filed with the Securities and Exchange Commission.

The unaudited pro forma condensed financial statements of GS Group and its subsidiaries were derived from their books and records and assumed the VIE Agreements consummated on such period.

The unaudited pro forma condensed financial statements of Hunan Xiao De Tian Xia and Subsidiaries were derived from their books and records.

These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations.

F-23

DD’s Deluxe Rod Holder Inc. (DDLX) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheets as of December 31, 2017

	DD’s Deluxe Rod Holder Inc.	Consolidated Combined Golden Sunset Group Limited and Its Subsidiaries	Adjustment		Pro forma Balances
	(Audited)	(Audited)			(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$8,227	$2,481,392	$(8,22	)(1)	$2,481,392
Accounts receivable, net	-	16,579	-		16,579
Other receivables, net	-	698	-		698
Advance to suppliers	-	185,681			185,681
Prepaid expenses	-	1,517,484			1,517,484
Deposits	-	95,377			95,377
Amounts due from related parties	-	3,074			3,074

Total Current Assets	8,227	4,300,285	(8,227	)(1)	4,300,285

Non-current Assets
Property, plant and equipment, net	-	105,385			105,385
Intangible assets, net	1,860	861	(1,860	)(1)	861
Right-of-use assets	-	1,969,368			1,969,368
Prepaid expenses - Non-current	-	27,890			27,890
Total Non-current Assets	1,860	2,103,504	(1,860	)(1)	2,103,504

Total Assets	$10,087	$6,403,789	$(10,087	)(1)	$6,403,789

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABIILITIES
Current Liabilities
Line of Credit	$48,449	$-	(48,449	)(1)	$-
Accounts Payable	225	-	(225	)(1)	-
Other payables and accrued liabilities	71,613	74,142	(71,613	)(1)	74,142
Customer deposits and receipt in advance	-	1,767	-		1,767
Taxes payable	-	922	-		922
Lease liability-current portion	-	224,933	-		224,933
Amounts due to related parties	-	2,061,369	-		2,061,369

Total Current Liabilities	120,287	2,363,133	(120,287	)(1)	2,363,133

Non-current Liabilities
Lease liabilities - Non-current	-	1,784,602	-		1,784,602

Total Non-current Liabilities	-	1,784,602	-		1,784,602

Total Liabilities	120,287	4,147,735	(120,287)		4,147,735

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 2,000,000,000 shares authorized; 234,000,000 shares issued and outstanding	4,000	100,000	130,000	(2)	234,000
Additional paid-in capital	36,000	409,749	(170,000	)(2)(3)	275,749
Stock to be issued	-	2,629,619	-		2,629,619
Accumulated deficits	(150,200)	(888,882)	150,200	(1)	(888,882)
Accumulated other comprehensive income	-	5,568	-		5,568

Total Stockholders’ equity (deficits)	(110,200)	2,256,054	110,200		2,256,054

Total Liabilities and Stockholders’ Equity	$10,087	$6,403,789	$(10,087)		$6,403,789

F-24

DD’s Deluxe Rod Holder Inc. (DDLX) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Statements of Operations and Comprehensive Loss

for the period ended December 31, 2017

	DD’s Deluxe Rod Holder Inc.	Consolidated Combined Golden Sunset Group Limited and Its Subsidiaries	Adjustment		Pro forma Balances
	(Audited)	(Audited)	(Unaudited)		(Unaudited)
Revenues

Service Management	$-	$95,913	-		$95,913
Leasing	-	15,700	-		15,700
Training Management	-	5,809	-		5,809
Community Care Management	-	-	-		-
Lodging Management Revenue	-	2,225	-		2,225
Total revenues	-	119,647	-		119,647

Cost of revenues
Service Management	-	26,058	-		26,058
Leasing	-	741	-		741
Training Management	-	4,742	-		4,742
Community Care Management	-	803	-		803
Lodging Management Revenue	-	4,758	-		4,758
Total cost of revenues	-	37,102	-		37,102

Gross profit/(loss)	-	82,545	-		82,545

Operating expenses
Selling expenses	-	56	-		56
General and administrative expenses	51,081	965,037	(51,081	)(4)	965,037
Total operating expenses	51,081	965,093	(51,081)		965,093

Income/(Loss) from operations	(51,081)	(882,548)	(51,081	)(4)	(882,548)

Other income/(expenses)
Bank charges	-	(515)	-		(515)
Interest income	-	922	-		922
Interest expense	(1,998)	-	1,998	(4)	-
Other finance expense	-	(5)	-		(5)
Exchange loss	-		-		(6,686)
Total other income (expenses), net	(1,998)	(6,284)	1,998	(4)	(6,284)
			(6,686)
Income/(Loss) before income taxes	(53,079)	(888,832)	53,079	(4)	(888,832)

Provision for income taxes	-	50	-		50

Net income/(loss)	$(53,079)	$(888,882)	$53,079	(4)	$(888,882)

Foreign currency translation adjustments	-	5,568	-		5,568

Comprehensive income/(loss)	$(53,079)	$(883,314)	$53,079	(4)	$(883,314)

Net income/(loss) per share:
Basic	$(0.01)				$(0.00)
Diluted	$(0.01)				$(0.00)

Comprehensive income/(loss) per share:
Basic	$(0.01)				$(0.00)
Diluted	$(0.01)				$(0.00)

Weighted average no. of shares outstanding:
Basic	4,000,000				234,000,000
Diluted	4,000,000				234,000,000

F-25

DD’s Deluxe Rod Holder Inc. (DDLX) AND ITS SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared in order to present the combined financial position and results of the operations of DD’s Deluxe Rod Holder Inc. (“DDLX” or “the Company”), Golden Sunset Group Limited (“GS Group”) and its subsidiaries, and Hunan Xiao De Tian Xia Senior Care Industry Management Limited (“Hunan Xiao De Tian Xia”) and its subsidiaries, the operating and contractually controlled affiliate as if the reverse acquisition had occurred as on January 1, 2017 for the unaudited pro forma condensed combined balance sheet, to give effect to the reverse acquisition of DDLX, as if the transaction had taken place at the beginning of the periods presented for the unaudited pro forma condensed combined statement of operations for the period ended December 31, 2017, and to give effect to the reverse acquisition of DDLX, as if the transaction had taken place as of beginning of the periods presented for the unaudited pro forma condensed statements of operations for the period ended December 31, 2017

Note 2 – Adjustments

(1)	To eliminate assets and liabilities retained by predecessor owners of the Company (DDLX).
(2)	To record the conversion of 460,000,000 shares of GS Group to 230,000,000 shares of DDLX under the share exchange ratio, 2:1.
(3)	To adjust equity of subsidiaries.
(4)	To eliminate expenses of DDLX as a result of the elimination of assets and liabilities.

F-26

Golden Sunset Group Limited and Its Subsidiaries

Consolidated Balance Sheets

		June 30, 2018	December 31, 2017
	Note	(Unaudited)	(Audited)
ASSETS

Current assets
Cash and cash equivalents		$2,403,742	$2,481,392
Accounts receivable, net		57,675	16,579
Inventories		2,897	-
Amount due from related parties	10	238,885	3,074
Prepayments and other current assets	5	1,334,678	1,799,240

Total current assets		4,037,877	4,300,285

Non-current assets
Property, plant and equipment, net	7	154,544	105,385
Intangible assets, net	8	1,320	861
Prepayments, net of current portion	6	214,987	27,890
Operating lease right-of-use assets	14	1,898,787	1,969,368
Total non-current assets		2,262,711	2,103,504

Total assets		$6,307,515	6,403,789

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES
Current liabilities
Accrued expenses and other payables	9	55,095	76,831
Amount due to related parties	10	575,716	2,061,369
Operating lease obligations, current portion	14	295,725	224,933
Total current liabilities		926,536	2,363,133

Non-current liabilities
Operating lease obligations, net of current portion	14	1,701,415	1,784,602
Total non-current liabilities		1,701,415	1,784,602

Total liabilities		2,627,951	4,147,735

STOCKHOLDERS’ EQUITY

Common stock, $0.00025 par value, 460,000,000 shares authorized; 460,000,000 shares issued and outstanding		115,000	100,000
Share capital		1,512,951	409,749
Additional paid-in capital		4,486,772	-
Stock to be issued		-	2,629,619
Accumulated deficits		(2,451,224)	(888,882)
Accumulated other comprehensive income		16,065	5,568
Total stockholders’ equity		3,679,564	2,256,054

Total liabilities and stockholders’ equity		$6,307,515	6,403,789

The accompanying notes are an integral part of these financial statements.

F-27

Golden Sunset Group Limited and Its Subsidiaries

Consolidated Statements of Operations and Comprehensive Loss

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Revenue	$99,246	$
Costs of revenue	(43,186)	-
Gross profit	56,060	-

Operating expenses
Selling expenses	6,570	-
General and administrative expenses	1,544,531	-
Total operating expenses	1,551,101	-

Loss from operations	(1,495,041)	-

Other income (expense):
Bank charges	(812)	-
Interest income	3,323	-
Other finance expense	(12)	-
Exchange loss	(69,871)	-
Other income, net	71	-
Total other income (expense)	(67,301)	-

Loss before income taxes	(1,562,342)	-

Income tax expense	-

Net loss	(1,562,342)	-

Foreign currency translation adjustment	10,497	-

Comprehensive loss	$(1,551,845)	$-

The accompanying notes are an integral part of these financial statements.

F-28

Golden Sunset Group Limited and Its Subsidiaries

Consolidated Statements of Cash Flows

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Cash flows from operating activities:
Net loss	$(1,562,342)	$-
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation	8,045	-
Amortization	73	-
Amortization of right-of-use assets	55,940	-
Changes in operating assets and liabilities:
Increase in accounts receivable, net	(43,008)	-
Increase in inventories	(3,011)	-
Increase in tax refund	(75)	-
Increase in amount due from related parties	(304,596)	-
Decrease in right-of-use assets obtained	125,110	-
Decrease in other current assets, net and other assets, net	252,763	-
Decrease in amount due to related parties	(1,530,513)	-
Decrease in other current liabilities	(21,259)	-
Decrease in operating lease obligations	(127,069)	-
Net cash provided by / (used in) operating activities	(3,149,942)	-

Cash flows from investing activities:
Payment for equipment and intangible assets	(63,321)	-
Net cash provided by / (used in) investing activities	(63,321)

Cash flows from financing activities:
Proceeds from issuance of shares, net	3,018,953	-
Net cash provided by / (used in) financing activities	3,018,953	-

Effect of exchange rate changes on cash	116,660	-

Net increase (decrease) in cash and cash equivalents	(77,650)	-

Cash and cash equivalents, beginning balance	2,481,392	-

Cash and cash equivalents, ending balance	$2,403,742	$-

Supplementary cash flows information:
Cash paid for interest	$-	$-
Cash paid for income tax	$-	$-

The accompanying notes are an integral part of these financial statements.

F-29

Golden Sunset Group Limited and Its Subsidiaries

Notes to Financial Statements

NOTE 1 - ORGANIZATION AND DESCRIPTION OF BUSINESS

Golden Sunset Group Limited (“GS Group”) is an international business company formed under the laws of Republic of Seychelles (“Seychelles”) on June 28, 2017 and is designed as a holding company for Golden Sunset International Management Limited (“GS International”), a Seychelles International Business company formed on the same day. GS International is set-up as a wholly-owned subsidiary of GS Group.

Golden Sunset (Hongkong) Lodging Limited (“GS Hong Kong”), a holding company incorporated under the laws of Hong Kong Special Administrative Region on July 18, 2017. It was wholly owned by Ms. Jun Quan. On March 9, 2018, the entire equity interests of GS Hong Kong was transferred to GS International and become an indirect wholly owned subsidiary of GS Group.

Golden Sunset (Hongkong) Lodging Limited owns 100% of the issued and outstanding equity interest in Xiao De Tian Xia (Shenzhen) Senior Care Management Services Limited, a Wholly Foreign Owned Enterprise of the People’s Republic of China (“GS WFOE”) incorporated on November 3, 2017. On March 13, 2018, GS WFOE acquired 100% ownership interest of Shenzhen Golden Sunset Technology Limited (“GS Technology”), a PRC company incorporated on January 20, 2016. On November 6, 2017, GS WFOE also contractually controlled and managed an operating company, Hunan Xiao De Tian Xia Senior Care Industry Management Limited., a People’s Republic of China company (“Hunan Xiao De Tian Xia”), which provides senior care management services.

Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd (“Hunan Xiao De Tian Xia”) was incorporated in the People’s Republic of China on March 22, 2017. Its principal office is located in Yueping Retirement Home (Red Sunset Apartments), Yueping Town, Yangfeng District, Hengyang City. Hunan Xiao De Tian Xia provides a variety of services which include, but not limited to, service management, lodging management, training management and property management. It provides senior community care services such as preventive health check, rehabilitation support, transportation, housekeeping, laundry, wellness program, interactive classes and recreational activities through its branch, Hunan Xia De Tian Xia Senior Care Industry Management Co. Ltd Community Senior Care Service Center (“the Branch”). The Branch was formed on December 20, 2017.

Hunan Guanzizai Senior Care Services Co. Ltd. (“Hunan Guanzizai”) was formed in the People’s Republic of China on September 27, 2017 and is a wholly-owned subsidiary of Hunan Xiao De Tian Xia. This entity operates senior care personal services and recreational activities for the elderly communities in Hengyang City in Hunan Province in China.

Pursuant to the recently completed Share Exchange, GS Group became a wholly-owned subsidiary of DD’s Deluxe Rod Holder, Inc. (“DDLX”) with DDLX adopting GS Group, its consolidated subsidiaries and its variable interest entities’ business going forward and reporting GS Group’s historical consolidated financial statements on future SEC filings as those of the continuing company.

Contractual Arrangements

Although current PRC regulations do not restrict or prohibit foreign investment in domestic Chinese companies that engage in businesses such as those of Hunan Xiao De Tian Xia and its subsidiaries, there is substantial uncertainty regarding the interpretation and application of such regulations. As such, Hunan Xiao De Tian Xia and its subsidiaries are controlled through contractual arrangements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements are comprised of a series of four agreements (collectively the “Contractual Arrangements”) which significant terms are shown as follows:

Exclusive Service Agreement

Pursuant to the exclusive service agreement among GS WFOE, Hunan Xiao De Tian Xia and its subsidiaries and its shareholders, GS WFOE is engaged as exclusive provider of management consulting services to Hunan Xiao De Tian Xia and its subsidiaries. For such services, Hunan Xiao De Tian Xia and its subsidiaries agree to pay service fees determined based on their actual monthly incomes from major business to GS WFOE. The amount of service fee from the year 2019 onward will be negotiated on January 1 each year. GS WFOE is entitled to the rights and responsibilities of Hunan Xiao De Tian Xia and its subsidiaries as set forth under the articles of association of Hunan Xiao De Tian Xia. The agreement provides that GS WFOE is authorized to, but not limited to, manage and control the daily operation and internal management structure, manage financial management, enter and execute external contracts, handle tax filings and payments, direct and supervise human resources including board of directors nomination, appointment of directors and officers, approve budgets and compensation plans, resolve capital structure, acquisitions and dissolutions

The agreement remains in effect for 20 years until November 6, 2037 unless terminated by either party in writing. Until such termination, Hunan Xiao De Tian Xia and its subsidiaries may not enter into another agreement for the provision of management consulting services without the prior consent of GS WFOE.

F-30

Call Option Agreements

Pursuant to the call option agreement between the shareholders of Hunan Xiao De Tian Xia and its subsidiaries and GS WFOE, such shareholders jointly and severally grant GS WFOE an option to purchase their equity interests in Hunan Xiao De Tian Xia and its subsidiaries. GS WFOE has the right to determine the purchase price within the extent not exceeding the upper limit of shareholding ratio set forth under the PRC Law. GS WFOE may exercise such option at any time until it has acquired all equity interests of such Hunan Xia De Tian Xia and its subsidiaries, and freely transfer the option to any third party. The agreement will terminate on the date on which all of the equity interests of such Hunan Xia De Tian Xia and its subsidiaries has been transferred to GS WFOE or its designee.

Equity Pledge Agreements

Pursuant to the equity interest pledge agreement between the shareholders of each Hunan Xia De Tian Xia and its subsidiaries and GS WFOE, such shareholders pledge all of their equity interests in such Hunan Xia De Tian Xia and its subsidiaries to GS WFOE as collateral to secure the obligations of such Hunan Xia De Tian Xia and its subsidiaries under the exclusive service agreement. The shareholders may not transfer or assign transfer or assign the pledged equity interests, or incur or allow any encumbrance that would jeopardize GS WFOE’s interests, without GS WFOE’s prior approval. In the event of default, GS WFOE as the pledgee will be entitled to certain rights and entitlements, including the priority in receiving payments by the evaluation or proceeds from the auction or sale of whole or part of the pledged equity interests of such Hunan Xia De Tian Xia and its subsidiaries. The agreement will terminate on the date the shareholders have transferred all of their pledged equity interests pursuant to the option agreement

Shareholders’ Voting Rights Proxy Agreements

Pursuant to the shareholders’ voting rights proxy agreement between the shareholders of each Hunan Xia De Tian Xia and its subsidiaries and GS WFOE, such shareholders have given GS WFOE an irrevocable proxy to act on their behalf on all matters pertaining to such Hunan Xia De Tian Xia and its subsidiaries and to exercise all of their rights as shareholders of such Hunan Xia De Tian Xia and its subsidiaries, including the right to attend shareholders meeting, to exercise voting rights and to appoint and elect officers in such Hunan Xia De Tian Xia and its subsidiaries. The agreement will be valid for 20 years from the date of execution and automatically renew for another one year when the original or extended term of this agreement is due. It will terminate at the earlier of (i) the date on which all of the equity interests of such Hunan Xia De Tian Xia and its subsidiaries have been transferred to GS WFOE or (ii) on the date GS WFOE gives a thirty-day notice in writing of the cancellation of the renewal after the agreement is due.

As a result of the foregoing contractual arrangements, which give GS WFOE effective control of the Hunan Xia De Tian Xia and its subsidiaries with an exclusive power to direct their operating and internal management activities that significant impact their economic performance, obligate GS WFOE to absorb all of the risk of loss from their activities, and enable GS WFOE to receive all of their expected residual returns, the Company accounts for each Hunan Xia De Tian Xia and its subsidiaries as a variable interest entity (“VIE”). Additionally, as the parent company of GS WFOE, the Company is considered the primary beneficiary of the Hunan Xia De Tian Xia and its subsidiaries. Accordingly, the Company consolidates the accounts of the Hunan Xia De Tian Xia and its subsidiaries for the six-month period ended June 30, 2018, in accordance with Regulation S-X-3A-02 promulgated by the Securities Exchange Commission, and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

We refer to GS Group, its consolidated subsidiaries and variable interest entity collectively as “the Company”, “we”, “us” and “our”.

NOTE 2 – SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America. This basis of accounting involves the application of accrual accounting and consequently, revenues and gains are recognized when earned, and expenses and losses are recognized when incurred. The Company’s financial statements are expressed in U.S. dollars.

Principles of Consolidation

Our consolidated financial statements include the accounts of GS Group, its subsidiaries and its Variable Interest Entities (VIEs). All significant intercompany transactions balances between GS Group, its subsidiaries and its VIEs are eliminated upon consolidation. Since GS WFOE and its VIEs are under common control, the contractual arrangements among GS WFOE, its VIEs and their shareholders have been accounted for as a reorganization of entities, and the consolidation of its VIEs through the contractual arrangements has been accounted for at historical cost and prepared on the basis as if these agreements became effective as of the beginning of the first period presented in our consolidated financial statements.

Use of Estimates and Assumptions

The preparation of financial statements is in conformity with generally accepted accounting principles requires management to make estimate and assumptions that impact the presented amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the presented amounts of revenues and expenses during the period. Actual results may differ from those estimates. Significant estimates for the six-month period ended June 30, 2018 include the collectability of receivables, the useful lives of long-lived assets and intangibles, assumptions used in assessing impairment of long-lived assets, valuation of accruals for expenses and tax due.

F-31

Going Concern Consideration

The accompanying financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America which contemplate continuation of the Company as a going concern basis. The going-concern basis assumes that assets are realized and liabilities are extinguished in the ordinary course of business at amounts disclosed on the financial statements. The Company’s ability to continue as a going concern depends on the liquidation of its current assets and business developments. As of June 30, 2018, although the working capital of the Company was $3,111,341, the Company has incurred a comprehensive loss of $1,551,845 and incurred a negative operating cash flow of $3,149,942. These conditions raise substantial doubt about the ability of the Company to continue as a going concern.

In an effort to continue as a going concern, its VIE entities had entered into a service and operation agreement with Hunan Chun-yi Management and Consulting Co. Ltd (“Hunan Chun-yi”) on April 16, 2018. The agreement provides that Hunan Chun-yi assists in providing managerial and operational services and supports to the senior care and recreational centers currently operated and to be operated under Hunan Guanzizai and the Branch. The purpose of the co-operation between Hunan Chun-yi and the Company’s subsidiaries is to expand the market share of social, educational, personal and recreational activities for the elderly communities in the vicinity of Hengyang City and revenue size.

To expand the market share of senior care services, Hunan Xiao De Tian Xia established a subsidiary in Beijing in July 2018 which tends to promote and expand senior care services in vicinity of Beijing. On June 11, 2018, Shenzhen Golden Sunset Technology Limited (“GS Technology”) signed a cooperation agreement with Shenzhen City Ning Meng Zhi Hui Internet Consulting Limited (“Ning Meng Zhi Hui”), and a supplementary agreement on July 27, 2018. GS Technology and Ning Meng Zhi Hui agreed to be cooperatively responsible for the planning, development and operation of the Xiao De Tian Xia Internet Senior Care Platform (“The Platform”). The development of the platform is anticipated to be completed within 7 months.

In addition, during the six-month period ended June 30, 2018, the shareholder had raised approximately additional $1.9 million and may also continue to raise fund through private placement or issuance of stock to support the operational needs.

Management believes that the foregoing actions would enable the Company to continue as a going concern.

Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar. Our subsidiaries in the PRC and Hong Kong use the local currencies, Renminbi (RMB) and Hong Kong Dollars (HKD) as their functional currencies as determined based on the criteria of ASC 830, “Foreign Currency Translation”. Assets and liabilities are translated at the unified exchange rate as quoted by the U.S. Federal Reserve at the end of the period. Income and expense accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income in the statement of equity. Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. Translation adjustments included in accumulated other comprehensive gain/(loss) amounted to $16,065 and nil as of June 30, 3018 and 2017, respectively.

Below is a table with foreign exchange rates used for translation:

For the six-month period ended June 30, 2018 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.8381	6.3655

As of June 30, 2018 (Closing Rate)
United States dollar ($1)	7.8463	6.6170

For the six-month period ended June 30, 2017 (Average Rate)	Hong Kong Dollar (HKD)	Chinese Renminbi (RMB)
United States dollar ($1)	7.7740	6.8716

As of June 30, 2017 (Closing Rate)
United States dollar ($1)	7.8055	6.7793

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Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its deposits in financial institutions in the PRC and Hong Kong. Deposit accounts at insured banks and financial institutions in Hong Kong will be covered up to a limit of HKD500,000 (approximately US$ 63,724) by Hong Kong Deposit Protection Board in an event of bank failure. As of June 30, 2018, cash balances, $508,613 and $1,831,405 held in Hong Kong banks and PRC banks are uninsured. As of June 30, 2017, the cash balance in Hong Kong banks and PRC banks were nil. Our subsidiaries in Hong Kong and PRC have not experienced any losses in bank accounts and believe they are not exposed to any risks on our cash in bank accounts.

Financial Instrument

The carrying amount reported in the balance sheet for cash, other receivables, accrued liabilities and other payables approximate fair value because of the immediate or short-term maturity of these financial instruments.

Plant, Property and Equipment

Plant, property and equipment are stated at cost less accumulated depreciation and impairment losses. Gains and losses on dispositions of property and equipment are included in operating income (loss). Repairs and maintenance are expensed as incurred.

Depreciation is provided over the estimated useful life of each class of depreciable assets and is computed using the straight-line method over the useful lives of the assets are as follows:

Classification	Estimated useful life
Furniture & Fixtures	5 years
Computer Equipment	3-5 years
Office Equipment	3-5 years
Computer Software	5 years
Health Care Equipment	10 years

Capitalization of Software Costs

For costs incurred in the acquisition of internal use software, the Company capitalizes costs incurred upon purchase. Internal use software is amortized on a straight-line basis over its estimated useful life.

Impairment of Long-lived Assets

Long-lived assets, including buildings and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated discounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. When the Company identifies an impairment, it reduces the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. As of the six-month period ended June 30, 2018 and 2017, management determined that there was no impairment.

Fair Values of Financial Instruments

ASC Topic 825, Financial Instruments (“Topic 825”) requires disclosure of fair value information of financial instruments, whether or not recognized in the balance sheets, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Topic 825 excludes certain financial instruments and all non-financial assets and liabilities from its disclosure requirements. Accordingly, the aggregate fair value amounts do not represent the underlying value of the Company.

The accounting standards define fair value, establish a three-level valuation hierarchy for disclosures of fair value measurement and enhance disclosure requirements for fair value measures. The three levels are defined as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for similar assets and liabilities in active markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

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Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The Company considers the carrying amount of cash, other receivables and other short-term payables, to approximate their fair values because of the short period of time between the origination of such instruments and their expected realization.

Comprehensive Income (Loss)

Other comprehensive income (loss) refers to revenues, expenses, gains and losses that under generally accepted accounting principles are included in comprehensive income (loss) but are excluded from net income (loss) as these amounts are recorded directly as an adjustment to stockholders’ equity. The Company’s other comprehensive income (loss) is comprised of foreign currency translation adjustments.

Revenue Recognition

The Company adopted FASB ASC Topic 606, Revenue from Contracts with Customers, or ASC Topic 606, under the full retrospective approach applied to its contracts entered since its inception date in March 2017. As the Company adopted ASC Topic 606 since its inception date, the adoption of ASC 606 did not have a material impact on the measurement nor on the recognition of contracts as if it would have adopted ASC Topic 605 prior to January 1, 2018. The early adoption did not result in an adjustment to our retained earnings.

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with customers, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Service management revenue – Service management relates to a service management agreement between Hunan Xiao De Tian Xia and Red Sunset Apartment. Pursuant to the agreement, Hunan Xiao De Tian Xia provides advisory and administrative services to Hengyang City Yueping Retirement Home (Red Sunset Apartment).

Leasing revenue – This portion of our revenue relates to contracts with residents for leasing services at Red Sunset Apartment that are generally short term in nature with approximately from three months through one year and fall under FASB ASC Topic 842, Leases, which are specifically accounted outside the scope of ASC Topic 606.

Lodging management revenue – We provide referral service of senior residents of Hengyang City Yueping Retirement Home (Red Sunset Apartment) and lodging management to Red Sunset Tourism Development Co. Ltd.

Community care revenue – Our branch, Hunan Xia De Tian Xia Senior Care Industry Management Co. Ltd Community Senior Care Service Center provides senior community care services such as preventive health check, rehabilitation support, transportation, housekeeping, laundry, wellness program, interactive classes and recreational activities. We charge the senior residents after we have provided such services. Starting 2018, we are designing prepayment options for those services.

Operating revenue of the Company represents the selling price of services provided on invoice, net of a value-added tax (“VAT”).

Leases

On the inception date of a lease and upon any relevant amendments to such lease, we test the classification of such lease as either a direct financing lease or an operating lease. None of our leases have met any of the criteria to be classified as a direct financing lease under FASB ASC Topic 842, Leases, and, therefore, we have accounted for all of our leases as operating leases and recognized a right-of-use (ROU) in non-current assets and an operating lease liability in current and non-current liabilities on the consolidated balance sheet. ASC Topic 842 provides a practical expedient election that unless a practical expedient is available and elected, utilities reflect a nonlease component that both lessor and lessee must separate from the lease components and to which consideration in the contract must be allocated. We did not elect the practical expedient and accounted for utilities as a nonlease component.

 Income Taxes

The Company accounts for income taxes using the liability method. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance against deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized in income in the period that includes the enactment date.

The Company applies ASC 740, Accounting for Income Taxes, to account for uncertainty in income taxes and the evaluation of a tax position is a two-step process. The first step is to determine whether it is more likely than not that a tax position will be sustained upon examination, including the resolution of any related appeals or litigation based on the technical merits of that position. The second step is to measure a tax position that meets the more-likely-than-not threshold to determine the amount of benefit to be recognized in the financial statements. A tax position is measured at the largest amount of benefit that is greater than 50 percent likelihood of being realized upon ultimate settlement. Tax positions that previously failed to meet the more-likely-than-not recognition threshold should be recognized in the first subsequent period in which the threshold is met. Previously recognized tax positions that no longer meet the more-likely-than-not criteria should be de-recognized in the first subsequent financial reporting period in which the threshold is no longer met.

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Recent Accounting Pronouncements

Recently adopted accounting pronouncements

Revenue Recognition: In May 2014, the FASB issued Accounting Standards Update No. 2014-09, Revenue from Contracts with Customers: Topic 606 (ASU 2014-09), to supersede nearly all existing revenue recognition guidance under U.S. GAAP. The core principle of ASU 2014-09 is to recognize revenues when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. ASU 2014-09 defines a five-step process to achieve this core principle and, in doing so, it is possible more judgment and estimates may be required within the revenue recognition process than are required under existing U.S. GAAP, including identifying performance obligations in the contract, estimating the amount of variable consideration to include in the transaction price and allocating the transaction price to each separate performance obligation. ASU 2014-09 provides two application methods: (i) retrospective to each prior reporting period presented with the option to elect certain practical expedients as defined within ASU 2014-09 (full retrospective method); or (ii) retrospective with the cumulative effect of initially applying ASU 2014-09 recognized at the date of initial application and providing certain additional disclosures as defined per ASU 2014-09 (modified retrospective method). The Company elected to apply the ASC Topic 606 by using full retrospective approach since its inception date in the current fiscal year.

Disclosure of Going Concern Uncertainties: In August 2014, the Financial Accounting Standards Board (FASB) issued Accounting Standards Update No. 2014-15, Disclosure of Uncertainties about an Entity’s Ability to Continue as a Going Concern (ASU 2014-15), to provide guidance on management’s responsibility in evaluating whether there is substantial doubt about a company’s ability to continue as a going concern and to provide related footnote disclosures. We adopted this amendment since our inception date in the current fiscal year. The adoption of ASU 2014-15 did not have a material impact on the Company’s financial statements.

Balance Sheet Classification of Deferred Taxes: In November 2015, the FASB issued ASU 2015-17, Balance Sheet Classification of Deferred Taxes which requires entities to present deferred tax assets and deferred tax liabilities as noncurrent on the consolidated balance sheet. The Company adopted this guidance since its inception date in the current fiscal year. The Company also adopted this guidance to present the deferred tax assets and deferred tax liabilities with a netted off amount in all period presented

Leases: In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842) (“ASU 2016-02”), which provides guidance on lease amendments to the FASB Accounting Standard Codification. Topic 842 changes how the definition of a lease is applied and judgment may be required in applying the definition of a lease to certain arrangements. The Company elected to early adopt the standard effective its inception date in the current fiscal year concurrent with the adoption of Topic 606 related to revenue recognition, using the full retrospective approach. In July 2018, the FASB issued ASU No. 2018-10, Codification Improvements to Topic 842, Leases, to clarify how to apply certain aspects of the new lease standard. The clarifications address the rate implicit in the lease, impairment of the net investment in the lease, lessee reassessment of lease classification, lessor reassessment of lease term and purchase options, variable payments that depend on an index or rate and certain transition adjustments. These amendments have the same effective date and transition requirements as the new lease standard, as such the Company adopted the new ASU.

Stock-based Compensation: In March 2016, the FASB issued ASU 2016-09, Compensation—Stock Compensation (Topic 718): Improvements to Employee Share-Based Payment Accounting (ASU 2016-09). ASU 2016-09 changes how companies account for certain aspects of stock-based awards to employees, including the accounting for income taxes, forfeitures, and statutory tax withholding requirements, as well as classification in the statement of cash flows. Current GAAP provides that excess tax benefits are recognized in additional paid-in capital whereas tax deficiencies are recognized either as an offset to accumulated excess tax benefit, if any, or in the income statement. Excess tax benefits are not recognized until the deduction reduces tax payable. Excess tax benefits must be separate from other income tax cash flows and classified as a financing activity. Under this amendment, all excess tax benefits and tax deficiencies should be recognized as income tax expense or benefit in the income statement. The tax effects of exercised or vested awards should be treated as discrete items in the reporting period in which they incur. Excess tax benefits are recognized regardless of whether the benefit reduces taxes payable in the current period and classified along with other income tax cash flows as an operating activity. The Company has made an accounting policy election to account for forfeitures when they occur. The Company adopted this amendment since its inception date in the current fiscal year. The adoption of this new guidance did not have a material impact on the Company’s consolidated financial statements.

Statement of Cash Flows: In November 2016, the FASB issued ASU No. 2016-18, Statement of Cash Flows (Topic 230): “Restricted Cash” (“ASU 2016-18”). ASU 2016-18 requires that a statement of cash flows explain the change during the period in the total of cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The adoption of this guidance will result in the inclusion of the restricted cash balances within the overall cash balance and removal of the changes in restricted cash activity, which are currently recognized in other financing activities, on the Statements of Consolidated Cash Flows. Furthermore, an additional reconciliation will be required to reconcile Cash and cash equivalents and restricted cash reported within the Consolidated Balance Sheets to sum to the total shown in the Statements of Consolidated Cash Flows. The Company has elected to adopt this update since its inception date in the current fiscal year. The adoption of this update does not have material impact to its consolidated financial statements.

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Financial instrument: In January 2016, the FASB issued ASU No. 2016-01, “Financial Instruments - Overall (Subtopic 825-10): Recognition and Measurement of Financial Assets and Financial Liabilities” (“ASU 2016-01”). The standard addresses certain aspects of recognition, measurement, presentation, and disclosure of financial instruments. We adopted this guidance on January 1, 2018. Since the Company do not have any financial instruments, management does not expect there will be any material impact on the financial statements.

Income Taxes: On December 22, 2017, the SEC staff issued Staff Accounting Bulletin No. 118 (“SAB 118”) to address the application of US GAAP in situations when a registrant does not have the necessary information available, prepared, or analyzed (including computations) in reasonable detail to complete the accounting for certain income tax effects of the Tax Act. As of December 31, 2017, the Company has completed most of its accounting for the effects of the Tax Act based on the currently available information. The Company will monitor future guidance set forth by the Department of Treasury with regard to the Transition Tax provisions under the Act, and true up this estimate as appropriate within the one-year measurement period. If revisions are needed as new information becomes available, the final determination of the deemed incremental income tax expense, deemed re-measurement of the deferred assets and liabilities or other applicable provisions of the Tax Act will be completed as additional information becomes available within the 12 months re-measurement period.

Income Taxes: In March 2018, the FASB issued ASU 2018-05, Income Taxes (Topic 704), Amendments to SEC Paragraphs Pursuant to SEC Staff Accounting Bulletin No. 118. The update provides the codification to reflect the guidance in SAB 118, which added Section EE, “Income Tax Accounting Implications of the Tax Cuts and Jobs Act,” to SAB Topic 5, “Miscellaneous Accounting.” SAB 118 also provides guidance on applying ASC 740, Income Taxes, if the accounting for certain income tax effects of the Tax Cuts and Jobs Act of 2017 is incomplete when the financial statements are issued for a reporting period.

Business Combination: In January 2017, the FASB issued Accounting Standards Update No. 2017-01, Business Combinations (Topic 805): Clarifying the Definition of a Business (ASU 2017-01), which revises the definition of a business and provides new guidance in evaluating when a set of transferred assets and activities is a business. The amendments in this ASU provide a screen to determine when a set is not a business. The screen requires that when substantially all of the fair value of the gross assets acquired (or disposed of) is concentrated in a single identifiable asset or a group of similar identifiable assets, the set is not a business. This screen reduces the number of transactions that need to be further evaluated. If the screen is not met, the amendments in this ASU (1) require that to be considered a business, a set must include, at a minimum, an input and a substantive process that together significantly contribute to the ability to create output and (2) remove the evaluation of whether a market participant could replace missing elements. The amendments provide a framework to assist entities in evaluating whether both an input and a substantive process are present. The framework includes two sets of criteria to consider that depend on whether a set has outputs. Although outputs are not required for a set to be a business, outputs generally are a key element of a business; therefore, the Board has developed more stringent criteria for sets without outputs. Lastly, the amendments in this ASU narrow the definition of the term output so that the term is consistent with how outputs are described in Topic 606. We adopted this guidance on January 1, 2018. The amendments in this ASU should be applied prospectively on or after the effective date. No disclosures are required at transition. Based on the Company’s evaluation, the Company does not expect the adoption of these amendments to have a material impact on its consolidated financial position and results of operations.

Accounting Pronouncements Issued But Not Yet Adopted

Financial Instrument - Credit Losses: In June 2016, the FASB issued ASU 2016-13, Financial Instruments - Credit Losses (Topic 326): The amendments in this Update require a financial asset (or a group of financial assets) measured at amortized cost basis to be presented at the net amount expected to be collected. The amendments broaden the information that an entity must consider in developing its expected credit loss estimate for assets measured either collectively or individually. The use of forecasted information incorporates more timely information in the estimate of expected credit loss, which will be more decision useful to users of the financial statements. ASU 2016-13 is effective for the Company for fiscal years beginning after December 15, 2019, including interim periods within those fiscal years. Early adoption is allowed as of the fiscal years beginning after December 15, 2018, including interim periods within those fiscal years. The Company is still evaluating the effect that this guidance will have on the Company’s consolidated financial statements and related disclosures.

Compensation - Stock Compensation: In June 2018, the FASB issued ASU No. 2018-07, Compensation - Stock Compensation (Topic 718), Improvements to Nonemployee Share-Based Payment Accounting, which is intended to align the accounting for share-based payment awards issued to employees and nonemployees, however, this amendment does not apply to instruments issued in a financing transaction nor to equity instruments granted to a customer under a contract in the scope of Topic 606. Currently, performance conditions are recognized once the performance conditions are met. Under this new amendment, equity-classified nonemployee share-based payments will be measured at the grant-date fair value and will be recognized based on the probable outcome of the performance conditions. This ASU is effective for fiscal periods beginning after December 15, 2018. The current stock-based compensation is granted to employees only when employees have subscribed the stock purchase plan and fulfilled their employment terms. Therefore, the impact of the adoption of this update on our consolidated financial statements is not significant.

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Income Statement-Reporting Comprehensive Income: In February 2018, the FASB issued ASU No. 2018-02, Income Statement—Reporting Comprehensive Income (Topic 220): Reclassification of Certain Tax Effects from Accumulated Other Comprehensive Income, provides financial statement preparers with an option to reclassify stranded tax effects within AOCI to retained earnings in each period in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act (or portion thereof) is recorded.

The ASU requires financial statement preparers to disclose:

The ASU requires financial statement preparers to disclose:

●	A description of the accounting policy for releasing income tax effects from AOCI;
●	Whether they elect to reclassify the stranded income tax effects from the Tax Cuts and Jobs Act; and
●	Information about the other income tax effects that are reclassified.

The amendments affect any organization that is required to apply the provisions of Topic 220, Income Statement—Reporting Comprehensive Income, and has items of other comprehensive income for which the related tax effects are presented in other comprehensive income as required by GAAP. The amendments are effective for all organizations for fiscal years beginning after December 15, 2018, and interim periods within those fiscal years. Early adoption is permitted. Organizations should apply the proposed amendments either in the period of adoption or retrospectively to each period (or periods) in which the effect of the change in the U.S. federal corporate income tax rate in the Tax Cuts and Jobs Act is recognized. The Company is currently evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

Codification Improvements: In July 2018, the FASB issued ASU No. 2018-09, Codification Improvements. This amendment makes changes to a variety of topics to clarify, correct errors in, or make minor improvements to the Accounting Standards Codification. The majority of the amendments in ASU 2018-09 are effective for periods beginning after December 15, 2018. The Company is currently evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

Fair Value Measurement: In August 2018, the FASB issued ASU No. 2018-13, Fair Value Measurement (Topic 820). This update changes the fair value measurement disclosure requirements of ASC 820. The ASU modifies the disclosure objective paragraphs of ASC 820 to eliminate (1) “at a minimum” from the phrase “an entity shall disclose at a minimum” and (2) other similar “open-ended” disclosure requirements to promote the appropriate exercise of discretion by entities. The ASU also added new disclosure requirements for level 3 – changes in unrealized gains or losses. Entities are required to disclose the amount of total gains or losses for the period recognized in OCI that is attributable to fair value changes in assets and liabilities held as of the balance sheet date and categorized within Level 3 of the fair value hierarchy (see ASC 820-10-50-2(d)). This disclosure requirement is incremental to the existing requirement to disclose such total unrealized gains or losses for the period recognized in earnings (or changes in net assets) under ASC 820-10-50-2(d). This update is effective for all entities for fiscal years beginning after December 15, 2019, including interim periods therein. Early adoption is permitted for any eliminated or modified disclosure upon issuance of this ASU. The Company is evaluating this guidance and the impact it may have on the Company’s consolidated financial statements.

NOTE 3 - REVENUES

Adoption of ASC Topic 606, “Revenue from Contracts with Customers”.

Upon inception date in March 2017, we adopted ASC Topic 606, Revenue from Contracts with Customers, using the full retrospective method.

The five-step model defined by ASC Topic 606 requires us to (1) identify our contracts with customers, (2) identify our performance obligations under those contracts, (3) determine the transaction prices of those contracts, (4) allocate the transaction prices to our performance obligations in those contracts and (5) recognize revenue when each performance obligation under those contracts is satisfied. Revenue is recognized when promised goods or services are transferred to the customer in an amount that reflects the consideration expected in exchange for those goods or services.

Service management revenue – Service management relates to a service management agreement between Hunan Xiao De Tian Xia and Red Sunset Apartment. Pursuant to the agreement, Hunan Xiao De Tian Xia provides advisory and administrative services to Hengyang City Yueping Retirement Home (Red Sunset Apartment).

Leasing revenue – This portion of our revenue relates to contracts with residents for leasing services at Red Sunset Apartment that are generally short term in nature with approximately from three months through one year and fall under FASB ASC Topic 842, Leases, which are specifically accounted outside the scope of ASC Topic 606.

Lodging management revenue – We provide referral service of senior residents of Hengyang City Yueping Retirement Home (Red Sunset Apartment) and lodging management to Red Sunset Tourism Development Co. Ltd.

Community care revenue – Our branch, Hunan Xia De Tian Xia Senior Care Industry Management Co. Ltd Community Senior Care Service Center provides senior community care services such as preventive health check, rehabilitation support, transportation, housekeeping, laundry, wellness program, interactive classes and recreational activities. We charge the senior residents after we have provided such services. Starting 2018, we are designing a prepayment options for those services.

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Operating revenue of the Company represents the selling price of services provided on invoice, net of a value-added tax (“VAT”).

The following table presents our revenue disaggregated by revenue source and timing of recognition. Value-added tax is excluded from revenues:

Major service lines	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Service management	$83,653	$-
Leasing	11,440	-
Lodging management	2,026	-
Community care	2,127	-
Total	$99,246	$-

Timing of recognition	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Services transferred at a point in time	$4,153	$-
Services transferred over time	95,093	-
Total	$99,246	$-

Costs of revenue primarily include the following:

●	Labor cost (salary and wages, employee benefits, labor unions, medical insurance)
●	Transportation cost for senior residents and staff members
●	Uniform for staff members
●	Property maintenance

These costs of revenue have been included in the various streams of services provided: service management, leasing, lodging management, and community care:

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Service management	$22,821	$-
Leasing	917	-
Lodging management	9,104	-
Community care	10,344	-
Total	$43,186	$-

NOTE 4 – VARIABLE INTEREST ENTITIES

On November 6, 2017, GS WFOE entered into contractual agreements with Hunan Xiao De Tian Xia and its subsidiaries and its shareholders. The significant terms of the contractual agreements were summarized in “Note 1-Organization and Description of Business” above. As a result of the contractual agreements, we classify Hunan Xiao De Tian Xia and its subsidiaries as a variable interest entity (VIE).

VIEs are entities that have either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, exclusive power to direct operating and internal management activities that significantly impact economic performance, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. GS WFOE is deemed to have a controlling financial interest and be the primary beneficiary of Hunan Xiao De Tian Xia and its subsidiaries because it has all of the following characteristics:

●	The power to direct activities of Hunan Xiao De Tian Xia and its subsidiaries that most significantly impact the economic performance of Hunan Xiao De Tian Xia and its subsidiaries.

●	The right to receive the expected residual returns of Hunan Xiao De Tian Xia and its subsidiaries.

●	The obligation to absorb the expected loss of Hunan Xiao De Tian Xia and its subsidiaries.

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Pursuant to the contractual agreements, Hunan Xiao De Tian Xia and its subsidiaries agree to pay service fees based on their actual monthly incomes from major business to GS WFOE. GS WFOE is authorized to, but not limited to, manage and control the daily operation and internal management structure, manage financial management, enter and execute external contracts, handle tax filings and payments, direct and supervise human resources including board of director nomination, appointment of directors and officers, approve budgets and compensation plans, resolve capital structure, acquisitions and dissolutions. The contractual agreements were designed so that Hunan Xiao De Tian and its subsidiaries operate for the benefit of GS WFOE and ultimately the Company.

Accordingly, the accounts of Hunan Xiao De Tian Xia and its subsidiaries are consolidated in the accompanying financial statements as provided under ASC 810-10, Consolidation. Their financial positions and results of operations are also included in the Company’s financial statements.

The carrying amount of the VIE’s consolidated assets and liabilities as of June 30, 2018 and December 31, 2017 are as follows:

	As of June 30, 2018	As of December 31, 2017
	(Unaudited)	(Audited)
Current assets	$5,255,966	$5,055,131
Plant and equipment, net	118,042	65,147
Other noncurrent assets	903,914	641,013
Total assets	6,277,922	5,761,291
Total liabilities	5,027,208	5,404,823
Net assets	$1,250,714	$356,468

The VIEs’ liabilities consist of the following for the periods ended June 30, 2018 and December 31, 2017:

	As of June 30, 2018	As of December 31, 2017
	(Unaudited)	(Audited)
Current liabilities:
Operating lease obligations-current	$62,876	$2,174
Amount due to related parties	4,225,471	4,692,450
Other current liabilities	37,828	65,694
Total current liabilities	4,326,175	4,760,318

Long term liabilities:
Operating lease obligations-non-current	701,033	644,505
Total non-current liabilities	701,033	644,505
Total liabilities	$5,027,208	5,404,823

The operating results of the VIEs are as follows:

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Revenue	$99,246	$-
Gross profit	$56,060	$-
Loss from operations	$(213,886)	$-
Net loss	$(211,007)	$-

F-39

NOTE 5 –PREPAYMENTS AND OTHER CURRENT ASSETS

Other current assets, net consisted of the following:

	As of June 30, 2018	As of December 31, 2017
	(Unaudited)	(Audited)

Prepaid professional fee	$736,670	$1,494,668
Prepaid rent	6,347	15,954
Prepaid repair and maintenance	381,946	150,869
Deposits	124,004	95,377
Staff advance	21,177	520
Others	64,534	41,852
Total prepayments and other current assets	$1,334,678	$1,799,240

NOTE 6- PREPAYMENTS, NET OF CURRENT PORTION

Prepayments, net of current portion, consisted of the following:

	As of June 30, 2018	As of December 31, 2017
	(Unaudited)	(Audited)
Prepaid repair and maintenance – non-current	$13,637	$15,846
Prepaid professional fees – non-current	228,982
Prepaid rent – non-current	(38,290)
Other prepayments – non-current	10,658	12,044
Total Prepayments, net of current portion	$214,987	$27,890

NOTE 7 – PROPERTY, PLANT AND EQUIPMENT, NET

Property, plant and equipment consisted of the following:

	As of June 30, 2018	As of December 31, 2017
	(Unaudited)	(Audited)
Furniture and fixtures	$34,476	$35,063
Equipment	129,545	70,392
Sub-total	164,021	105,455
Less: accumulated depreciation	(9,477)	(70)
Total property, plant and equipment, net	$154,544	$105,385

The depreciation expenses for the six-month periods ended June 30, 2018 and 2017 were $8,045 and nil, respectively.

NOTE 8 – INTANGIBLES, NET

Intangible assets consisted of the following:

	As of June 30, 2018	As of December 31, 2017
	(Unaudited)	(Audited)
Software acquired	$1,511	$922
Less: accumulated amortization	(191)	(61)
Total intangibles, net	$1,320	$861

The amortization expenses of the use of software acquired for the six-month periods ended June 30, 2018 and 2017 were $73 and nil, respectively.

F-40

The estimated amortization expense for each of the five succeeding years is as follows:

Year ending December 31,	Estimated amortization expense

2018	$157
2019	314
2020	314
2021	314
2022	221
Thereafter	-
Total	$1,320

NOTE 9 – ACCRUED EXPENSES AND OTHER PAYABLES

Accrued expenses and other payables as of June 30, 2018 and December 31, 2017 consisted of:

	As of June 30, 2018	As of December 31, 2017
	(Unaudited)	(Audited)
Accruals for repair and maintenance	$1,130	$23,219
Employee reimbursements	605	-
Payroll payables	30,216	13,240
Customer deposits	3,080	1,589
Taxes payable	1,187	922
Accrued rent	11,017
Other payables	7,860	3,252
Total accrued expenses and other payables	$55,095	$76,831

NOTE 10 – RELATED PARTY TRANSACTIONS

The following is a list of related parties to which the Company has transactions with:

(a)	Yueping Nursing Home (Red Sunset Apartment), Ms. Ling Zhou is the Director and Mr. Xinhui Li is the Chief Executive Officer.

(b)	Beijing Xiao De Tian Xia Senior Care Industry Operation Management Co., Ltd, Hunan Xiao De Tian Xia is the shareholder since Beijing Xiao De was established on July 30, 2018.

(c)	Mr. Xinhui Li, the consultant of Hunan Xiao De Tian Xia Senior Care Industry Management Co., Ltd.

(d)	Hunan Chunyi Culture Communication Co., Ltd., Mr. Xinhui Li is the shareholder and supervisor.

(e)	Hunan Zhongfeng Investment Real Estate Co., Ltd., Ms. Ling Zhou and Ms. Jun Quan are the Directors and Mr. Xinhui Li is the Director and Chief Executive Officer.

(f)	Ms. Jun Quan, the Director of Golden Sunset Group Limited.

Amounts due from related parties

Amounts due from related parties consisted of the following as of the periods indicated:

Name of related parties	As of June 30, 2018	As of December 31, 2017
	(Unaudited)	(Audited)
Yueping Nursing Home (Red Sunset Apartment) (a) (1)	$102,427	$-
Beijing Xiao De Tian Xia (b) (2)	46,292	-
Mr. Xinhui Li (c) (3)	87,114	-
Hunan Chunyi Culture Communication Co., Ltd. (d) (5)	30	-
Hunan Zhongfeng Investment Real Estate Co., Ltd. (e) (4)	3,022	3,074
Total	$238,885	$3,074

F-41

Amounts due to related parties

Amounts due to related parties consisted of the following as of the periods indicated:

Name of related parties	As of June 30, 2018	As of December 31, 2017
	(Unaudited)	(Audited)
Yueping Nursing Home (Red Sunset Apartment) (a) (6)	$	$1,978,266
Mr. Xinhui Li (c) (7)		42,510
Hunan Chunyi Culture Communication Co., Ltd. (d) (8)		40,593
Ms. Jun Quan (f) (9)	575,716	-

Total	$575,716	$2,061,369

(1)	The amount receivable from Yueping Nursing Home (Red Sunset Apartment) was the loan from Hunan Xiao De Tian Xia for operating cash flows.

(2)	The amount receivable from Beijing Xiao De Tian Xia related to the startup expenses Hunan Xiao De Tian Xia paid on behalf of Beijing Xiao De Tian Xia.

(3)	The amount due from Mr. Xinhui Li related to the share acquisition of Hengyang City Xiyanghong Tourism Development Co. Ltd. that Hunan Xiao De Tian Xia paid on behalf of Mr. Xinhui Li.

(4)	The amount due from Hunan Zhongfeng Investment Real Estate Co., Ltd. was the membership fee to the Chamber of Commerce paid by Hunan Xiao De Tian Xia on behalf of Zhongfeng Investment Real Estate Co. Ltd.

(5)	The amount paid on behalf of Hunan Chunyi Culture Communication Co. Ltd related to the operational support.

(6)	Yueping Nursing Home made a payment to Asia & America Consultant (Shenzhen) Co. Ltd and Asia Era International Financial for reverse acquisition consulting services on behalf of Hunan Xiao De Tian Xia Senior Care Industry Management Co., Ltd. The entire amount is repaid in April 2018 by Hunan Xiao De Tian Xia.

(7)	The amount payable to Mr. Li was the operational support for Xiao De Tian Xia (Shenzhen) Senior Care Management Service Limited.

(8)	The amount due to Hunan Chunyi related to the setting up of senior community care business for Hunan Guanzizai.

(9)	A loan was obtained from Ms. Jun Quan to support the business operations of GS WFOE, GS Hong Kong, Red Sunset Apartment and Hunan Guanzizai.

Non-cash transactions-related parties

There was no non-cash transaction between related parties for the six-month period ended June 30, 2018 and for the period ended December 31, 2017.

NOTE 11 – INCOME TAXES

Republic of Seychelles

Business in Seychelles is subject to Business Tax under Business Tax Act, 2009 and the subsequent Business Tax Amendments. Business Tax is levied on any net profit that the business derives. Corporation incorporated in Seychelles is subject to 25% on the first SR 1 million (approximately US$72,438 for 6-month period ended 6/30/2018) of its taxable income and 33% on the remainder.

Golden Sunset Group Limited and Golden Sunset International Management Limited were incorporated as an International Business Companies in the Republic of Seychelles on June 28, 2017 under the International Business Companies Act 2016. Sec. 361(1) of International Business Companies Act 2016 provides that all the income and profits of a company formed under this Act is exempt from the Business Act. Accordingly, Golden Sunset Group Limited and Golden Sunset International Management Limited are exempt from Business Tax.

Hong Kong

Golden Sunset (Hongkong) Lodging Limited was incorporated in Hong Kong Special Administrative Region (“HKSAR”), China on July 18, 2017 and its profits tax is governed by the profits tax laws of Inland Revenue Department of HKSAR. The applicable tax rate of profits tax is 16.5%.

PRC

Hunan Xiao De Tian Xia Senior Care Industry Management Co. Ltd, Hunan Xia De Tian Xia Senior Care Industry Management Co. Ltd Community Senior Care Service Center, Hunan Guanzizai Senior Care Services Co. Ltd., Xiao De Tian Xia (Shenzhen) Senior Care Service Management Co. Ltd are incorporated in the People’s Republic of China and governed by the income tax laws of the PRC. The income tax provision in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), Chinese enterprises are subject to income tax at a rate of 25% after appropriate tax adjustments.

F-42

Under the EIT Laws, dividends paid by PRC enterprises out of profits earned post-2007 to non-PRC tax resident investors are subject to PRC withholding tax of 10%. A lower withholding tax rate may be applied based on applicable tax treaty with certain countries.

The effective tax rates for the six-month period ended June 30, 2018 and 2017 were 0.00% and nil, respectively. A reconciliation between the Company’s actual provision for income taxes and the provision at the statutory rate is as follows:

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
(Loss) income before income tax expense	$(1,562,342)	$-
Computed tax expense (benefit) with statutory tax rate	(257,786)	-
Impact of different tax rates in other jurisdictions	143,095	-
Tax effect of non-deductible expenses	5,628	-
Changes in valuation allowance	109,063	-
Total Provision for Income Taxes	$-	$-

The income tax provision consists of the following components:

		For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
		(Unaudited)	(Unaudited)
Current	$		$-
Federal		-	-
State		-	-
Foreign		-	-
Deferred			-
Federal		-	-
State		-	-
Foreign		-	-
Total Provision for Income Taxes		$-	$-

The approximate tax effects of temporary differences, which give rise to the deferred tax assets and liabilities, are as follows:

	As of June 30, 2018	As of December 31, 2017
	(Unaudited)	(Audited)
Deferred tax assets
Tax loss carried forward	$131,971	$27,977
Deferred advertising cost	463	-
Deferred staff education	2,877	2,927
Total deferred tax assets	135,311	30,904
Valuation allowance	(135,311)	(30,904)
Total deferred tax assets net of valuation allowance	-	-

Deferred tax liabilities
Total deferred tax liabilities	-	-

Net deferred tax assets	$-	$-

The NOL carryforwards for GS Hong Kong as of June 30, 2018 was $4,123 which is carried forward indefinitely.

According to PRC enterprise tax regulations, the PRC net operating loss can generally carry forward for no longer than five years starting from the year subsequent to the year in which the loss was incurred. The NOL carryforwards of GS WFOE, Hunan Xiao De Tian Xia and its subsidiaries and Hunan Guanzizai as of June 30, 2018 were $525,161 and begin to expire in 2022 if not utilized.

F-43

The Company establishes a full valuation allowance against its deferred tax assets which mainly include the net operating loss carryforwards of GS Hong Kong and our subsidiaries and VIEs in the PRC. Management evaluates that it is more likely than not that the net operating loss carryforwards of our PRC subsidiaries and VIEs are not expected to be utilized before its expiration date. Since GS Hong Kong is a holding company, the Company does not expect this entity will earn sufficient earnings to utilize its NOLs and deferred tax assets.

NOTE 12- EARNINGS/(LOSS) PER SHARE

Basic earnings/(loss) per share is computed by dividing net income/(loss) by the weighted-average number of common shares outstanding during the period. Diluted earnings per share is computed by dividing net income by the weighted-average number of common shares and dilutive potential common shares outstanding during the period. Dilutive loss per share will not be computed because of the anti-dilutive effect.

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Numerator:
Net loss	$(1,562,342)	$-
Denominator:
Weighted-average shares outstanding-Basic	405,966,851	-
Stock options and restricted shares	-
Weighted-average shares outstanding-Diluted	405,966,851	-

Loss per share
-Basic and Diluted	(0.0038)	-

NOTE 13 – STOCKHOLDERS’ EQUITY

GS Group increased its authorized and issued and outstanding common stock from 400,000,000 shares as of December 31, 2017 to 460,000,000 shares as of June 30, 2018.

On June 13, 2018, Ms. Zhu, Xiang-Gui (“Ms. Zhu”), sole shareholder of Gunda Holdings Limited, which is one of the shareholders of Golden Sunset Group Limited, acquired 60,000,000 shares of Golden Sunset Group Limited at $4,501,773 via Gunda Holdings Limited. The shares were issued to Gunda Holdings Limited.

Management Service Agreements:

In June 2017, GS Group entered into a management service agreement with Ms. Jun Quan, Yingsheng Holdings Limited and Gunda Holdings Limited and issued a total 400,000,000 shares of its common stock to these parties as a compensation for organizational and managerial services rendered. The Company recognized the cost of the appropriate number of the 400,000,000 shares at the current par value, $0.00025. The stock-based compensation related to this agreement was $100,000, which was based on the par value and was recognized in the period ended December 31, 2017.

NOTE 14 - COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company entered into various operating leases for its office and community care center in Hengyang city, Hunan Province as well as and an office in Shenzhen City, Guangdong Province, PRC.

Related party leases

On May 1, 2017, a lease arrangement for our office in Hengyang city, Hunan Province was entered into between Hunan Xiao De Tian Xia and Hengyang City Yueping Retirement Home (Red Sunset Apartment) which is formed in the Hengyang city, Hunan Province, PRC and owned by Mr. Xinhui Li who is also the consultant of Hunan Xiao De Tian Xia. The lease with the related party is classified in accordance with the lease classification criteria applicable to all other leases on the basis of the legally enforceable terms and conditions. Hunan Xiao De Tian Xia leased 6 units from Red Sunset Apartment for our administrative office. Our annual rent and utilities are RMB 12,000 and 8,500 (approximately US$1,885 and US$ 1,335), respectively. The lease term is five years and will expire on April 30, 2022.

F-44

ASC Topic 842 provides a practical expedient election that unless a practical expedient is available and elected, utilities reflect a nonlease component that both lessor and lessee must separate from the lease components and to which consideration in the contract must be allocated. We did not elect the practical expedient; accordingly, we separately accounted for utilities as a nonlease component.

The lease expenses for this lease arrangement for the six-month period ended June 30, 2018 and 2017 were RMB10,300 (approximately US$1,618) and nil, respectively. The right-of-use balances as of June 30, 2018 and December 31, 2017 were RMB41,860 (approximately $6,326) and RMB46,765 (approximately US$7,187), respectively. The lease obligations as of June 30, 2018 and December 31, 2017 were RMB41,860 (approximately US$6,326) and RMB46,765 (approximately US$7,187), respectively.

The Company leases real estate under non-cancellable operating leases.

The component of lease expense was as follows:

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Operating lease cost	$219,347	$-

Total lease cost	$219,347	$-

Other information related to leases was as follows:

	For the Six Months Ended June 30, 2018	For the Six Months Ended June 30, 2017
	(Unaudited)	(Unaudited)
Cash paid for amounts included in the measurement of lease liabilities:
Operating cash flows from operating leases	$99,470	$-

Right-of-use assets obtained in exchange for lease obligations
Operating leases	$125,110	$-

Weighted average remaining lease term (years)
Operating leases	5.87	-

Weighted average discount rate
Operating leases	4.90%	-

Future minimum lease payments under non-cancellable leases as of June 30, 2018 were as follows:

Operating Leases
2018	$186,809
2019	400,395
2020	423,414
2021	448,939
2022	411,803
Thereafter	452,196
Total future lease payments	2,323,556
Less: Amount representing interest	(326,416)
Present value of future payments	1,997,140
Less: Current portion	(295,725)
Long-term portion	$1,701,415

NOTE 15 - SUBSEQUENT EVENT

On July 30, 2018, Beijing Xiao De Tian Xia Senior Care Industry Management Co. Ltd (“Beijing Xiao De Tian Xia”) was incorporated in the People’s Republic of China on July 30, 2018, of which Hunan Xiao De Tian Xia Senior Care Industry Management Limited (“Hunan Xiao De Tian Xia”) possesses 70% of its ownership interest.

Other than the above, the Company evaluated and concluded that no subsequent events have occurred that would require recognition or disclosure in the financial statements.

F-45

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

On June 15, 2018, DD’s Deluxe Rod Holder Inc. (“DDLX”) entered into a definitive Share Exchange Agreement (the “Share Exchange Agreement”) with Golden Sunset Group Limited (“GS Group”), a Seychelles International Business Company, and the shareholders of GS Group (the “Shareholders”). The Share Exchange Agreement is effective on November 13, 2018.

For accounting purposes, the Share Exchange Agreement has been accounted for as a reverse acquisition, and the transactions has been treated as a recapitalization of GS Group, with GS Group as the accounting acquirer and continuing entities although DDLX is the legal acquirer. Accordingly, the Company’s historical financial statements are those of GS Group immediately following the consummation of the reverse acquisition.

The accompanying unaudited pro forma condensed combined financial information have been prepared to present the balance sheet and statements of operations of DDLX to indicate how the combined financial statements might have looked like if the acquisition of GS Group and the transactions related to the acquisition had occurred as of the beginning of the periods presented.

The unaudited pro forma condensed combined balance sheet as of June 30, 2018 is presented as if we have entered into and closed the Share Exchange Agreement, hence consummation of the reverse acquisition on January 1, 2018.

The unaudited pro forma condensed combined statements of operations for the period ended June 30, 2018 are presented as if the reverse acquisition consummated at the beginning of the periods presented and were carried forward through each of the aforementioned periods presented.

The unaudited pro forma condensed combined financial statements of DDLX were derived from the financial statements contained on its June 30, 2018 Form 10-Q, as filed with the Securities and Exchange Commission.

The unaudited pro forma condensed financial statements of GS Group its subsidiaries and its VIEs were derived from their books and records and assumed the VIE Agreements consummated on such period.

These unaudited pro forma condensed financial statements are presented for illustrative purposes only and are not intended to be indicative of actual consolidated financial position and consolidated results of operations.

F-46

DD’s Deluxe Rod Holder Inc. (DDLX) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Combined Balance Sheets as of June 30, 2018

	DD’s Deluxe Rod Holder Inc.	Consolidated Golden Sunset Group Limited and Its Subsidiaries	Adjustment		Pro forma Balances
	(Unaudited)	(Unaudited)			(Unaudited)
ASSETS
Current Assets
Cash and cash equivalents	$397	$2,403,742	$(397	)(1)	$2,403,742
Accounts receivable, net	-	57,675	-		57,675
Other receivables, net	-	27,613	-		27,613
Inventories	-	2,897	-		2,897
Advance to suppliers	-	435,550	-		435,550
Prepaid expenses	-	747,438	-		747,438
Deposits	-	124,004	-		124,004
Amounts due from related parties	-	238,885	-		238,885
Tax receivables	-	73	-		73

Total Current Assets	397	4,037,877	(397	)(1)	4,037,877

Non-current Assets
Property, plant and equipment, net	-	154,544	-		154,544
Right-of-use assets	-	1,898,787	-		1,898,787
Prepaid expenses - Non-current	-	214,987	-		214,987
Intangible assets, net	-	1,320	-		1,320
Total Non-current Assets	-	2,269,638	-		2,269,638

Total Assets	$397	$6,307,515	$(397	)(1)	$6,307,515

LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES
Current Liabilities
Line of Credit	48,449	-	(48,449	) (1)	-
Accounts Payable	1,550	-	(1,550	) (1)	-
Related Party Payable	82,154	-	(82,154	) (1)	-
Other payables and accrued liabilities	10,258	50,828	(10,258	) (1)	50,828
Customer deposits and receipt in advance	-	3,080	-		3,080
Taxes payable	-	1,187	-		1,187
Lease liability-current portion	-	295,725	-		295,725
Amounts due to related parties	-	575,716	-		575,716

Total Current Liabilities	142,411	926,536	(142,411	) (1)	926,536

Non-current Liabilities
Lease liabilities - Non-current	-	1,701,415	-		1,701,415

Total Non-current Liabilities	-	1,701,415	-		1,701,415

Total Liabilities	142,411	2,627,951	(142,411	) (1)	2,627,951

STOCKHOLDERS’ EQUITY
Common stock, $0.001 par value, 2,000,000,000 shares authorized; 234,000,000 shares issued and outstanding	4,000	115,000	115,000	(2)	234,000
Additional paid-in capital	36,000	5,999,723	(155,000	)(2)(3)	5,880,723
Accumulated deficits	(182,014)	(2,451,224)	182,014	(1)	(2,451,224)
Accumulated other comprehensive income	-	16,065	-		16,065

Total Stockholders’ equity (deficits)	(142,014)	3,679,564	142,014	(1)	3,679,564

Total Liabilities and Stockholders’ Equity	$397	$6,307,515	$(397)		$6,307,515

F-47

DD’s Deluxe Rod Holder Inc. (DDLX) AND ITS SUBSIDIARIES

Unaudited Pro Forma Condensed Statements of Operations and Comprehensive Loss

for the period ended June 30, 2018

	DD’s Deluxe Rod Holder Inc.	Consolidated Combined Golden Sunset Group Limited and Its Subsidiaries	Adjustment		Pro forma Balances
	(Unaudited)	(Unaudited)			(Unaudited)
Revenues
Service Management	$-	$83,653	$-		$83,653
Property Rental	-	11,440	-		11,440
Training Management	-	-	-		-
Community Care Management	-	2,127	-		2,127
Lodging Management Revenue	-	2,026	-		2,026
Total revenues	-	99,246	-		99,246

Cost of revenues
Service Management	-	22,821	-		22,821
Property Rental	-	917	-		917
Training Management	-	-	-		-
Community Care Management	-	10,344	-		10,344
Lodging Management Revenue	-	9,104	-		9,104
Total cost of revenues	-	43,186	-		43,186

Gross profit/(loss)	-	56,060	-		56,060

Operating expenses
Selling expenses	-	6,570	-		6,570
General and administrative expenses	28,702	1,544,531	(28,702	)(4)	1,544,531
Total operating expenses	28,702	1,551,101	(28,702)		1,551,101

Income/(Loss) from operations	(28,702)	(1,495,041)	28,702		(1,495,041)

Other income/(expenses)
Bank charges	-	(812)	-		(812)
Interest income	-	3,323	-		3,323
Interest expense	(1,252)	-	1,252	(4)	-
Other finance expense	-	(12)	-		(12)
Exchange gain/(loss)	-	(69,871)	-		(69,871)
Other income/(expenses), net	(1,860)	71	1,860	(4)	71
Total other income (expenses), net	(3,112)	(67,301)	3,112		(67,301)

Income/(Loss) before income taxes	(31,814)	(211,007)	31,814	(4)	(1,562,342)

Provision for income taxes	-	-	-		-
Deferred tax expense	-	-	-		-

Net income/(loss)	(31,814)	(1,562,342)	31,814		(1,562,342)

Foreign currency translation adjustments	-	10,497	-		10,497

Comprehensive income/(loss)	(31,814)	(1,551,845)	31,814		(1,551,845)

Net income/(loss) per share:
Basic	(0.01)				(0.01)
Diluted	(0.01)				(0.01)

Comprehensive income/(loss) per share:
Basic	(0.01)				(0.01)
Diluted	(0.01)				(0.01)

Weighted average no. of shares outstanding:
Basic	4,000,000				234,000,000
Diluted	4,000,000				234,000,000

F-48

DD’s Deluxe Rod Holder Inc. (DDLX) AND ITS SUBSIDIARIES

Notes to Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 – Basis of Presentation

The unaudited pro forma condensed combined financial statements have been prepared in order to present the combined financial position and results of the operations of DD’s Deluxe Rod Holder Inc. (“DDLX” or “the Company”), Golden Sunset Group Limited (“GS Group”) and its subsidiaries, and Hunan Xiao De Tian Xia Senior Care Industry Management Limited (“Hunan Xiao De Tian Xia”) and its subsidiaries, the operating and contractually controlled affiliate as if the reverse acquisition had occurred as on January 1, 2018 for the unaudited pro forma condensed combined balance sheet, to give effect to the reverse acquisition of DDLX, as if the transaction had taken place at the beginning of the periods presented for the unaudited pro forma condensed combined statement of operations for the period ended June 30, 2018, and to give effect to the reverse acquisition of DDLX, as if the transaction had taken place as of beginning of the periods presented for the unaudited pro forma condensed statements of operations for the period ended June 30, 2018.

Note 2 – Adjustments

(1)	To eliminate assets and liabilities retained by predecessor owners of the Company (DDLX).
(2)	To record the conversion of 460,000,000 shares of GS Group to 230,000,000 shares of DDLX under the share exchange ratio, 2:1.
(3)	To adjust equity of subsidiaries.
(4)	To eliminate expenses of DDLX as a result of the elimination of assets and liabilities

F-49

EXHIBIT INDEX

Exhibit No.	Description

2.1	Share Exchange Agreement, dated June 15, 2018, among the Company, Golden Sunset Group Limited and the shareholders of Golden Sunset Group Limited (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on June 15, 2018)

2.2	Amendment No. 1 to Share Exchange Agreement, dated November 13, 2018, among the Company, Golden Sunset Group Limited and the shareholders of Golden Sunset Group Limited

3.1	Articles of Incorporation and Certificate of Correction (incorporated by reference to Exhibit 3.1 to the Company’s Registration Statement on Form S-1, as amended (File No. 333-204518))

3.2	Certificate of Amendment (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K filed on May 31, 2018)

3.3	Certificate of Correction filed on June 12, 2018

3.4	Certificate of Correction filed on October 31, 2018

3.5	Amended and Restated Bylaws of the Company, adopted on November 13, 2018

10.1	Exclusive Service Agreement, by and among GS Shenzhen, GS Hunan and Hunan Guanzizai, dated as of November 6, 2017.
10.2	Call Option Agreement, by and among GS Shenzhen, shareholders of GS Hunan, GS Hunan and Hunan Guanzizai, dated as of November 6, 2017.

10.3	Shareholders’ Voting Rights Proxy Agreement, by and among GS Shenzhen, shareholders of GS Hunan, GS Hunan and Hunan Guanzizai, dated as of November 6, 2017.

10.4	Equity Pledge Agreement, by and among GS Shenzhen, shareholders of GS Hunan, GS Hunan and Hunan Guanzizai, dated as of November 6, 2017.

10.5	Lease Agreement (English Translation), by and between GS Hunan and Hengyang Yan Feng District Yueping Golden Sunset Community, dated as of May 1, 2017.

10.6	Asset Management Agreement (English Translation), by and between GS Hunan and Hengyang Yan Feng District Yueping Golden Sunset Community, dated as of May 1, 2017.

10.7	Employment Agreement (English Translation), by and between Jun Quan and GS Hunan, dated as of May 1, 2017.
14.1	Code of Ethics of the Company

21.1	Subsidiaries of the Company